UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          AMENDMENT NO. 3 to FORM 10-SB

                 GENERAL FORM FOR REGISTRATION OF SECURITIES OF
                             SMALL BUSINESS ISSUERS

                         Under Section 12(b) or 12(g) of
                       The Securities Exchange Act of 1934

                            CEVA INTERNATIONAL, INC.
                 (Name of Small Business Issuer in its charter)


         Nevada                           ________22-3113236__________
(State or Other Jurisdiction          (IRS Employer Identification No.)
  of Incorporation or Organization)

75-77 North Bridge Street, Somerville, New Jersey             08876
(Address of principal executive offices)                    (Zip Code)

                                 (908) 429-0030
                (Issuer's Telephone Number, Including Area Code)


Securities to be registered under Section 12(b) of the Act:

         Title of each class                   Name of each exchange on which
         to be so registered                   each class is to be registered

         ---------------                            ----------------------

                  None                                       None
                  -----                                     -----

Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, par value $.001
                                (Title of Class)

                                     PART I

ITEM 1.  DESCRIPTION OF BUSINESS.

A.       BUSINESS DEVELOPMENT

         1.       FORM AND YEAR OF ORGANIZATION

                  CEVA International, Inc. (the "Company") was founded as a New Jersey corporation in 1991 for the purpose of engaging in the environmental services business in Central and Eastern Europe (the "CEE"). Since its inception, the Company's founder, Herbert G. Case, Jr., its current President and Chief Executive Officer, has spent most of his time living and working in the CEE, residing in Budapest, Hungary. During this period through the date hereof, Mr. Case has devoted his full time to establishing the business operations of the Company. In 1998, the Company was reincorporated in the State of Delaware.

         On March 29, 1999, the Company and Oro Bueno, Inc., a Nevada corporation, entered into an Agreement and Plan of Merger, pursuant to which the shareholders of the Company were offered the opportunity to exchange their Company common shares for common shares of Oro Bueno, Inc. On May 10, 1999, the Company merged with Oro Bueno, Inc., as a result of which the shareholders of the Company exchanged their holdings for approximately 77% of the common shares of Oro Bueno, Inc. with the remaining balance of such shares, or approximately 23%, being retained by the shareholders of Oro Bueno, Inc. As part of that merger, Oro Bueno, Inc. changed its name to CEVA International, Inc. and the Delaware corporation was dissolved. Currently, therefore, the Company is incorporated under the laws of the State of Nevada.

         The principal offices of the Company are located at 75-77 North Bridge Street, Somerville, New Jersey 08876. Whenever we refer to "Company" or use the terms "we", "us" or "our" in this report, we are referring to CEVA International, Inc.

         2.       PROPOSED CORPORATE STRUCTURE

Our Company is currently composed of CEVA International, Inc., a Nevada corporation with its principal offices located in New Jersey, a Czech affiliate and a Hungarian subsidiary. We are currently forming a Romanian corporation for purposes of a joint venture. See, "The Company's Position in the Market - Romania" below. Our Hungarian subsidiary, CEVA Hungary Ltd, was previously 50% owned by Hungarian partners. As of June 30, 2000, all of the three Hungarian equity owners had exchanged their respective ownership interests in our Hungarian subsidiary for common shares in our Company. Dr. Andras Toth, Mr. Tamas Sonkoly and Mr. Janos Soos exchanged their 5%, 30% and 15% respective equity ownership interests in our Hungarian subsidiary for 100,000, 600,000 and 300,000 common shares of our Company, respectively.

Our Czech affiliate is owned 40% by our Czech partners and we have control and management authority. Together with a worldwide cement manufacturing company, we have executed and delivered legal agreements to form a joint venture in the Country of Romania, to be operated and managed by a Romania limited liability company in which we shall own 49% and our partner, 51%.

We are currently in negotiations with our Czech partners who own 40% of our Czech subsidiary to exchange all of their ownership interests for common shares in our Company.

     Our Company's organization structure is based around a combination of in-country, locally recruited managers with their expertise tied to their respective business functions. All hiring decisions are made by our President and Chief Executive Officer. Dennis Konnick, a United States citizen, has recently been hired as our Operations Director and has relocated to Ploiesti, Romania. Another United States national, Mr. Stephen Soley, has signed an employment agreement, effective September 1, 2000 and has been hired as the chief executive officer of CEVA Hungary, Ltd. Mr. Soley resides in Budapest, Hungary and operates out of our subsidiary's offices there. Tom Nail, also a United States citizen, has been rendering part-time, consulting services to us and we are currently negotiating a full time position as our Regulatory & Technical Affairs Director. Mr. James Atkins, a UK Chartered Accountant became the Company's Chief Financial Officer, effective June 1, 2000, pursuant to an Employment Agreement of that date, and is based in Budapest, Hungary. Although we seek to fill certain positions and that certain personnel will occupy more than one position, the main features of this structure incorporate the following business priorities:


                                     --------------------
                                       Board of Directors
                                     --------------------

                                     --------------------
                                        Chief Executive
                                            Officer
                                     --------------------
         EXECUTIVE COMMITTEE             Herbert Case
                                     --------------------
                   ----------------    ------------------    ------------------    -------------------
                      Operations         Regulatory &           Finance               Business
                       Director            Technical            Director            Developoment
                                        Affairs Director                              Director
                   -----------------   -------------------    ------------------   -------------------
                     Dennis Konnick          Tom Nail          James Atkins          Mihai Maracineanu
                   -----------------   -------------------    -----------------    -------------------

----------------   ----------------   --------------------    ------------------   -------------------
Country Director     Project Managers    Compliance Officer   Chief Accountant
    Hungary              Hungary              Hungary              Hungary        Hungary
----------------   ----------------   --------------------    ------------------
Stephen Soley        Jozsef Lazlo          Stephen Soley       Diana Pacsorasz
----------------    -----------------   ------------------- --------------------

----------------    -----------------   ------------------- --------------------
Country Director     Project Managers    Compliance Officer   Chief Accountant
    Romania              Romania             Romania               Romania        Romania
----------------    -----------------   ------------------- --------------------
Mihai Maracineanu      Marios Bica        Mihai Maracineanu     Diana Pacsorasz
----------------    -----------------   ------------------- -------------------

----------------    -----------------   ------------------- ------------------
Country Director    Project Manager      Compliance Officer   Chief Accountant
 Czech Republic     Czech Republic         Czech Republic      Czech Republic     Czech Republic
----------------    -----------------   ------------------- --------------------
  Jiri Rott          Petr Raab             Jiri Rott             Pavel Farsky
                     A. Cetkovsky
----------------    ------------------  ------------------- ------------------

Although we seek to fill certain positions and that certain personnel will occupy more than one position, the main features of this structure incorporate the following business priorities:

   - Country Directors oversee local office operations, manage local cultural/political issues

   -   Project Managers oversee their in-country projects throughout the region

Herbert G. Case, Jr.:  President and Chief Executive Officer

Our Company, CEVA International, Inc., was founded in 1991 by Herbert G. Case, Jr., age 56, our current President and Chief Executive Officer. He has been responsible for strategy, business development, negotiating with financial institutions and the overall management of our Company. With more than 30 years of experience in environmental companies, Mr. Case has a wide network of relationships in the world of environmental business. In the United States, Mr. Case was one of the principal parties who assisted in the establishment of the alternative derived fuel market as replacement fuel for cement kilns during the 1970's and 1980's. Mr. Case serves as a full-time employee of CEVA International, Inc. without a written employment agreement and resides for most of the year in Budapest, Hungary.

Stephen Soley: Chief Executive Officer of our Hungarian Subsidiary,CEVA Hungary

Pursuant to the Employment Agreement, dated September 1, 2000, Mr. Stephen Soley, age 60, was hired as the new Chief Executive Officer of our Hungarian subsidiary, CEVA Hungary, Ltd. Prior to joining the Company and since June, 1997, Mr. Soley was the Commercial Director of Owens-Illinois' Hungarian operation, located in Oroshaza, Hungary, and was in charge of all commercial, development and logistics functions. Prior to that assignment, Mr. Soley was the Director of Business Development, Central and Eastern Europe, for Owens Corning International and was based in Toledo, Ohio. Fluent in Hungarian, Mr. Soley has a bachelor of science degree in physics and a Masters of Business Administration degree from Ohio State University.

Jiri Rott:  Managing Director of our Czech Republic Affiliate, CEVATech

The Company's Czech affiliate, CEVATech, has been managed by Mr. Jiri Rott since 1992. Mr. Herbert G. Case, Jr., the founder and majority shareholder of our Company, currently owns 40% 60% of CEVATech, 40% of which is owned by Mr. Jiri Rott and one other Czech national. Mr. Case is in the process of transferring his ownership interest to our Company and is negotiating with Mr. Rott and the other minority stockholder of CEVATech to exchange their ownership interests in CEVATech for a certain amount of the common shares of our Company. Mr. Rott, 50 years of age, holds a Master of Science degree from the Faculty of Chemistry of Silicates Technology, Czechoslovak Academy of Sciences. He has over 25 years experience in Research and Development, particularly in cement production technology and environmental protection management. The Czech affiliate is focusing on providing consulting services and targeting to sell alternative fuel technology and product to the cement industry. Mr. Rott serves as a full-time employee of CEVATech without a written employment agreement at our Prague offices.

Mihai Maracineanu:Managing Director of our Romanian Subsidiary (in Organization)

     The Company's Romanian subsidiary, in organization, will be managed by Mr. Mihai Maracineanu. Mr. Maracineanu, 46 years of age, has 23 years of experience in international trade in the energy sector and holds a Masters of Science degree in Economics. Mr. Maracineanu has been managing our Romanian businesses since 1996. Mr. Maracineanu has served as an independent contractor to CEVA International, Inc. and has verbally agreed to accept appointment as Director of Business Development of CEVA International, Inc. and General Manager of our Romania subsidiary once it is established, anticipated to be in the fourth quarter of the current fiscal year ending December 31, 2000. Mr. Maracineanu resides in Bucharest, Romania and works out of our offices in that City.

Dennis Konnick:  Operations Director, CEVA International, Inc. and Subsidiaries

Dennis Konnick, age 53, was hired as the Operations Director for CEVA International, Inc. and all of our subsidiaries on June 1, 2000. Mr. Konnick's duties will include the development and implementation of technologies utilized in the environmental services business in the United States over the last 30 years, the start-up, staffing, and training operating personnel of the Company's projects throughout Central and Eastern Europe. Dennis Konnick is a graduate of the Merchant Marine Academy at Kings Point, New York, with a marine (mechanical) engineering degree. Prior to joining our Company, Mr. Konnick was employed as the General Manager of Operations for Puralube, Inc. Mr. Konnick has over 25 years experience in operations, incineration, hazardous waste burning and handling systems, combustion of refuse and refuse derived fuels, waste oil collection processing, and consumption as fuel. Mr.
Konnick resides in Ploiesti, Romania and works out of our office there.

James Atkins: Chief Financial Officer,CEVA International, Inc. and Subsidiaries

Mr. Akins, age 32, has been hired as the Chief Financial Officer for the Company and its subsidiaries effective June 1, 2000. His duties will include assisting in developing the Company's strategic plan, business development, contract negotiations, assist management in the day-to-day financial operations of our businesses, including compliance with U.S. accounting and reporting standards and U.S. federal securities laws disclosure requirements, management information systems, risk management and management control systems, raising capital, and banking relationships.

James Atkins is a Chartered Accountant in the United Kingdom with extensive experience in the environmental sector businesses in the European Union and Eastern and Central Europe. He trained with Arthur Andersen in the United Kingdom and worked for two years with Waste Management International PLC in the United Kingdom and Germany. In 1995, Mr. Atkins moved to Hungary where he worked as a manager with Deloitte & Touche's Financial Advisory Services Group in Budapest. In 1998 he established Rochester Financial Advisory, which provides corporate finance advisory services to environmental companies in Hungary and Central Europe. Mr. Atkins resides in Budapest and works out of our offices there.

Diana Pacsorasz: Chief Accountant for our Hungarian Subsidiary, CEVA Hungary
                 and Romania

Prior to being hired by the Company in January, 2000, Diana Pacsorasz was employed as an analyst for KPMG in Budapest, Hungary. Ms. Pacsorasz, age 30, provides support services for the Chief Financial Officer and is currently assisting in the implementation of financial systems at all of our subsidiaries' locations. Ms. Pacsorasz resides in Budapest and works out of our offices there.

Jozsef Laszlo:  Project Manager for our Hungarian Subsidiary, CEVA Hungary

Jozsef Laszlo, 47 years of age, has been working for our Hungarian subsidiary, CEVA Hungary since 1995. Mr. Laszlo is a certified Mechanical Engineer as well as a certified Economics Engineer and speaks fluent German and Russian. Mr. Laszlo is a resident of Budapest, Hungary and works out of our offices there.

Thomas Nail:  Consultant

Tom Nail, age 41, serves as a consultant to the Company for his work on our various projects in Central and Eastern Europe. Mr. Nail is the sole principal of Green Environmental Services Inc., based in Louisville, Tennessee, and provides environmental and safety consulting services. Prior to establishing his own firm in 1995, Mr. Nail was the Waste Fuels Manager for the Dixie Cement Company located in Knoxville, Tennessee since August of 1990. Mr. Nail has a bachelor of science degree in chemistry and is a candidate in the Masters Degree Program at Butler University located in Indianapolis, Indiana.

Pavel Farsky:  Chief Accountant for our Czech Republic Subsidiary

Mr. Pavel, age 40, serves as the chief accountant for our Czech subsidiary.
Mr. Farsky holds a Masters Degree in Economics from the Prague School of Economics and is licensed as a tax advisor and certified accountant in the Czech Republic.

Green Globe, LLC:  our LTTD partner in Central and Eastern Europe

Our LTTD technology partner, Green Globe LLC, is owned and managed by Mr. David Green. Mr. Green, 49 years of age, provides the LTTD technology and full service support to our Central and Eastern European soil remediation projects. Mr. Green has over 25 years of experience in the environmental sector and operations of LTTD technology equipment. Our Company contracted with Mr. Green in 1997 to supply LTTD technology to Central and Eastern Europe. Mr. Green is the President and Chief Executive Officer of Phoenix Soil, LLC, a leading operator of LTTD equipment in the United States.

B.       BUSINESS OF ISSUER

         We are engaged in the business of providing technology and services to public and private clients in Central and Eastern Europe in the alternative energy and environmental reclamation industries.

         1.       PRINCIPAL PRODUCTS AND SERVICES AND THEIR MARKET

Remediation of Hydrocarbon Contamination.

         We recover energy contained in petroleum wastes by processing high concentrations of hydrocarbons into Alternative Fuel ("AF"). "Alternative Fuel" or "AF" is the recycled fuel we produce by processing petroleum wastes into a liquid or solid fuel replacement for use in industrial furnaces and boilers , cement kilns and utilities. The AF is used as a partial replacement for the primary energy source. Our AF business utilizes petroleum waste generated by heavy industries such as the petroleum refining (by-products filter cake, oily filter media, separator waste, sludge, acid tar, slop and waste oil, tank rail bottoms), steel (coal tar bottoms), and other industries, including; chemical (solvents, chemical tars) mining (coal tars), manufactured gas and pharmaceutical industries. "Sludge" is a thick liquid waste product that resembles black mud or paste; "Acid Tar" is the oily waste generated by the specialty petroleum refining industry and contains a significant concentration of sulfuric acid, and; "Tank Rail Bottoms" are the oily, thick mud-cake like materials that solidify on the bottom of railroad tank cars that transport crude oil, petroleum and refinery waste: we recycle sludge, acid tar and tank rail bottoms by mixing these wastes with other compounds such as coal to make alternative fuels.

Heavy industries often contaminate soil and other solid mixtures with hydrocarbons in ways where the energy content cannot be directly recovered. "Hydrocarbons" are organic, natural materials that contain the elements hydrogen and carbon that are found in oil and oil products and that produce heat energy when used in fuels. When we are contracted to clean these soils, we employ a technology known as "Low Temperature Thermal Desorption" ("LTTD"), a soil remediation process. The LTTD cleans soils contaminated with hydrocarbons by using heat to physically separate petroleum hydrocarbons from excavated soils. The LTTD is designed to heat soils in a rotary drum to temperatures sufficient to cause constituents to volatilize and physically separate from the soil. Sites where these sorts of contamination can be found are often next to or closely located near the sites of wastes processed for AF.

The Alternative Fuel Process

Alternative Fuel technology is used to clean up pollutants by converting them into a reusable fuel form. The alternative fuel ("AF") is derived from either the "liquefaction" or "solidification" of residual petroleum and oily wastes and by-products. "Liquefaction" is a process which we employ by using specialized equipment to "liquefy" and melt various solid wastes through heating, grinding and blending with additives to produce a homogenized alternative fuel. "Solidification" is a process of making non-solid materials compact and consistent in characteristics for use as AF.

Technology

The Company's liquefaction process was developed in the United States to rejuvenate solidified coal tar. Liquefying the solidified tar enables this material to be utilized as raw materials or as supplementary fuel. The liquefied material can be re-used in waste fuel recycling programs in cement kilns and other industrial furnaces. Using the technology of liquefaction helps eliminate land disposal-related liability and increases useable/saleable tar product volume, resulting in environmental and economic benefits. The liquid fuel is referred to as "liquid AF", or alternative fuel.

Solidification processes were developed to prepare AF into a form to replace coal in large industrial boilers, power plants and cement kilns.

End Use

According to the 1992 Portland Cement Association's publication "A Sensible Solution-Putting Waste to Work", both liquefied and solidified waste derived fuels can be utilized in cement kilns. The use of cement kilns to recycle hazardous industrial wastes has become an important component of environmentally acceptable handling procedures in the Western world. The use of hazardous waste derived fuels in cement kilns affords many specific economic benefits, including the

     -    reduction in energy cost
     - reduction in the need for capital investment in centralized waste management sites
     -    preservation of natural resources

Competitive Technologies

AF is principally considered a clean-up technology which is an alternative to other forms of disposal or remediation. The fact that a valuable by-product is created is important economically because it reduces the net cost of the clean up. For example, CEVA Hungary, under its past and current contracts with MOL Rt., Hungarian Oil & Gas Company ("MOL"), receives a service or tipping fee per metric ton of waste processed by our equipment. This provides(i) a disposal outlet for MOL's generated wastes; (ii) a supply of wastes that we process into AF meeting MOL's prearranged specifications, and; (iii) usable waste-derived fuel that we can provide MOL and other energy users. If MOL or other waste generators were required to just dispose of these wastes in either landfills or through incineration, discussed below, they would be forced to pay significant charges for this removal and disposal while at the same time, not recover any fuel value. By recycling waste into AF, a certain portion of the waste is used internally to replace traditional fuels such as heavy oil to operate its power plants. Heavy oil costs in Hungary currently average approximately $100 per metric ton. Contracting for our AF services permits MOL to reduce its disposal liabilities and recover fuel, a combined service that saves MOL money and replaces fossil fuels with recovered by-product material.

According to our internal business assessment performed by CEVA management, the existing technologies that compete with our AF processing technology include:

                   Hazardous waste landfill: There is limited capacity in Central and Eastern Europe; because of their generally remote locations, landfills require transportation and handling resulting in costs and expenses in the $200 per ton range for disposal.

                  Incineration: There are only a limited number of incinerators in Central and Eastern Europe; because of this limited capacity and the generally remote location of these incinerators, transportation and handling costs make incinerator disposition an expensive alternative, costing in the range of between $500 to $1,000 per ton.

The Alternative Fuel Market

Central and Eastern Europe has vast reserves of coal-chemical and petroleum tars, and residues generated by the coke, steel, manufactured gas and oil refining industries. We can obtain these tars, convert them to alternative fuel and sell them as a fuel to select energy users at acceptable levels of environmental contamination.

Generation  side:   Remediation  is  primarily   compliance-driven   and  covers
industries such as the petroleum refining, steel, coal and chemical industries that produce hydrocarbon residues that need to be treated.

An analysis of the top 100 Central European companies shows that 44 are potential customers since they are operating in industries that create the type of hazardous waste we process.

User side: Use of alternative fuels by cement kilns, powerplants and industrial boilers as a source of cheaper energy. This business is driven by customary commercial considerations.

The Need for Remediation

In Hungary and in the Czech Republic, the market is compliance driven, while in Romania it is commercially driven.

Hungary

The AF, or alternative fuel business depends on the existing stock and on-going generation of tars and similar materials (e.g. waste oils). To date, we have identified acid and non-acid tars located at MOL Rt. Hungarian Oil and Gas Company ("MOL") sites, which represent a potential 5 to 10- year supply of AF materials. This estimate is based on waste inventories examined during visits made by CEVA Hungary's management to two MOL sites: Csepel Island and Nyirbogdany, Hungary. We have equipment at these two locations to process certain quantities of waste into AF. In addition, we have current user outlets for the sale of certain quantities of the processed AF. The following chart shows (i) by site location, the MOL waste inventories we will process; (ii) the waste percentage represented in the final processed AF ton for each of the two inventories; (iii) the annual AF tonnage we can currently ship to users; (iv) the approximate annual amount of MOL waste inventory quantities to be processed based upon our AF sales outlets and; (v) the projected life span of these MOL inventories at the current rate of user demand:

--------------------- ------------------- ------------------- ------------------- ------------------- -------------------

CEVA Equipment        Crude Tar in        Crude Tar Content   Current User        Annual Use of       Life of
(currently            Storage             of Finished AF      Outlets for         Crude Tar           Inventories Based
installed at MOL      (Inventory)                             Finished AF         Inventories         on Demand
sites)
--------------------- ------------------- ------------------- ------------------- ------------------- -------------------
--------------------- ------------------- ------------------- ------------------- ------------------- -------------------
Csepel Island         Approx. 65,000      65,000 tons = 35%   20,000              7000 (35%) +        9.3 yrs.
                      tons                of 185,715 tons     tons per year or    13,000 (additives)
                                          of Solid AF         "tpy"
--------------------- ------------------- ------------------- ------------------- ------------------- -------------------
--------------------- ------------------- ------------------- ------------------- ------------------- -------------------
Nyirbogdany           Approx. 25,000      25,000 tons = 50%   4200 tpy            2100 tpy (50%) +    11.9 yrs.
                      tons                of 50,000 tons of                       (additives)
                                          Liquid AF
--------------------- ------------------- ------------------- ------------------- ------------------- -------------------
--------------------- ------------------- ------------------- ------------------- ------------------- -------------------
Total                 90,000 tons*        90,000 tons =       24,200 tpy          9100 tpy            9.9 yrs.
                                          235,715 tons of AF
--------------------- ------------------- ------------------- ------------------- ------------------- -------------------

 *See, MOL, Rt., Hungarian Oil & Gas Company's publication, "Health, Safety and Environment, 1999", page 22, which reports its waste inventories at "...approximately 100,000 metric tons", and MOL's commitment to find technical solutions to treat the waste.

Czech Republic

The management of CEVA has identified acid and non-acid tars located at the Ostramo and Paramo oil refineries, which, as well, represent a potential multi-year supply of AF materials, based on visits to these sites, the capacities of equipment similar to what we use in Hungary to process the AF and the anticipated and projected volume to be consumed by AF users. The estimates of these waste inventories were made by our Director of the Czech Republic, Jiri Rott. Mr. Rott, an expert in Alternative Fuel and cement production technologies, has a Master of Sciences degree from the Czechoslovak Academy of Sciences.

Romania

Acid and non-acid tars located at the refineries on or adjacent to the Ploiesti and Campinu regions, represent, according to estimations made by our Country Director in Romania, Mihai Maracineanu, with the assistance of our consultant, Thomas Nail as a result of site visits, a potential 30 year supply of AF materials. This is based on supplying our contracted cement partner, S.C.
CIMUS S.A., with 50,000 tons per year of AF.

The levels of AF materials are shown in the following table, as determined by our management's internal calculations:

   ----------------------- ----------------------------------------------------------- ------------------------------
   Country                                      Potential Supply                                 Potential
                                                                                             Annual Production

                                                   (In Tons)                                     (In Tons)
   ----------------------- ----------------------------------------------------------- ------------------------------
   Hungary                     MOL (acid tar)       100,000 - 160,000                                  2,000
                           MOL (non-acid tar)                 100,000                        52,000 - 90,000
                                      Total         200,000 - 260,000                        54,000 - 92,000
   ----------------------- ----------------------------------------------------------- ------------------------------
   Czech Republic                 Refineries          Mixed
                                       Total        300,000

                                                                                                      50,000
   ----------------------- ----------------------------------------------------------- ------------------------------
   Romania                 Refineries (acid tar)    600,000 -   850,000                              100,000
                           Refineries (non-acid tar)            600,000                              100,000
                                       Total      1,200,000 - 1,450,000                              200,000

   ----------------------- ----------------------------------------------------------- ------------------------------


The Demand for Remediation

         Generation Side

In Central and Eastern Europe, acid tar remediation has priority over non-acid tar and other waste-oil remediation efforts, which are considered of secondary importance currently. In Hungary and the Czech Republic, legislation will compel generators to clean up their acid tars within the next 5-10 years. (The Budapest Sun, March 19-25, 1998). The main generators of acid tar wastes are refineries - for example, MOL, Ceska Rafinerska, and Romanian National Oil Company.
Identified stocks of acid tar wastes range from 100-600 thousand tons per country. New acid tar generation ranges from near zero in Hungary to about 60 thousand tons annually in Romania. Other tars have been and continue to be generated by the steel and chemical industries.

         User Side

Our AF processing is a cost-efficient tar remediation technology. Cement kilns are the ideal users for waste-derived fuel: Article, "A Sensible
Solution-Putting Waste to Work", The Portland Cement Association, 1992. This fact is underscored since the possible fuel to AF replacement rate is very high (50-100%), and cement plants typically have high levels of fuel consumption, up to 80,000 tons of total fuel annually: The length of the kiln in cement plants allows for complete hydrocarbon combustion. There are 5-10 cement producers per country. Most of these have been purchased by Western European strategic investors.

Industrial boilers can also support some smaller volume AF usage, up to 10,000 tons per client annually.

Power plants are also possible AF users at lower replacement rates. Quality of AF must be high and ideally power plants require the use of fluidized beds to burn solid AF.

Competition

Tar Remediation

There is  limited  direct  competition  with  our  remediation  business  in the
Countries of Hungary, the Czech Republic and Romania. The AF business is relatively complex in comparison to burning at incinerators or simply transporting to landfills. Our AF business requires matching AF materials sources and supplies with AF end-users; we must also process the AF materials and then transport them to the user. Our AF business has a two-sided benefit: mitigating contamination while recovering their energy potential by processing into alternative fuel. Our competitors who simply burn tars at incinerators, which generate additional wastes (ash, emissions), are more capital intensive, and expensive. Landfills are the least desirable of alternatives, since materials are simply "stored" underground and will always remain as a future liability and ongoing environmental risk. In addition, fees are charged without regard to beneficial reuse and they tend to be some distance from the waste generators, presenting additional transportation costs. In Central and Eastern Europe, land is a valuable commodity and its use as a landfill site will forever restrict and limit the development and use of such lands.

Alternative Fuel Usage

Our AF business' largest competitive threats are fuel oil, coal and gas supplies and their respective prices. Fuel users may be reluctant to switch fuels to an alternative fuel with which they are not familiar. Alternative fuels must be significantly discounted (currently 40% in Hungary based on our experience) in order to induce switching. At low oil or coal prices, alternative fuel can be less competitive in commercial markets.

Other alternative sources of fuel used by cement plants and industrial boilers include tires, plastic and solvents, require processing and collection with costs in excess of economic benefits created at the user side.

"Tipping fees", a monetary charge, usually assessed on a per waste ton basis for treatment or disposal, and government subsidies, as in the West, will balance this inequity as the region's infrastructure develops.

Barriers to Entry

Our AF business market segment is characterized by high barriers to entry. As in the case of soil remediation, these include

           Credibility: the technical nature and complexity of the business requires credibility and a track record. As time goes on, our business track record becomes stronger, making it harder for latecomers to compete.

           Permits: By being first in the market, we set the standards for permitting, cutting off market access for competitors with inferior technology.

           Client Relationship: The business is based on long-term relationships with clients, and the operations and assets of the service provider become integrated with those of the client. This increases the cost of switching away from the incumbent supplier.

The Company's Position in the Market

Hungary

We completed a remediation processing facility at Nyirbogdany, a Hungarian site owned by MOL, RT., Hungarian Oil and Gas Company ("MOL")pursuant to our original agreement with MOL, dated September 1, 1997 At this site, we convert material into a liquid AF fuel. The Company has constructed a processing facility jointly with MOL at the Nyirbogdany site. We completed a trial-processing project in 1997 with MOL that successfully produced approximately 30,000 tons of AF solid fuel. Our original agreement with MOL expired on June 30, 2000 and was extended by amendment, dated July 25, 2000, which permits us to not only continue to process MOL's wastes at Nyirbogdany but also at its Csepel Island site. We are currently processing approximately 500 metric tons of MOL waste per month into AF. We are now working jointly with MOL to obtain permits for cement kilns, and other outlets so that we can supply them with our processed AF solid and liquid fuel, and speed up the disposal process.

During May, 2000 and further to our agreement with MOL, our Hungarian subsidiary, CEVA Hungary, jointly with Heidelberger Cement in Vacs, Hungary, successfully obtained a permit to supply their cement kilns with solid and liquid AF from MOL.

         Approximately 50% and 90% of our business was done for MOL during 1998 and during 1999, and 100% through the first quarter of 2000, respectively. MOL Rt., Hungarian Oil and Gas Company is one of Hungary's largest companies, and is traded on the Budapest Stock Exchange. Revenue for 1999 was $3.2 billion with net income, before special deductions, of $287 million. They operate five manufacturing facilities in Hungary and approximately 400 gas stations throughout the country. MOL has adopted a strong environmental compliance policy and we have been working with them since 1995 to implement cost effective, environmentally sound, proven US technologies to solve certain of their waste problems. Because of MOL's leadership in this field in Hungary, our management has chosen to focus on this long term potential with a highly motivated and financially stable partner to introduce advanced US technologies.

Romania

We have a contract with S.C. CIMUS S.A., a cement company located in Campulung, Romania ("CIMUS"), to process and supply supplemental fuels derived from refinery wastes. We have installed our AF processing equipment at the cement plant. The contract, dated August, 1998, is exclusive and runs for a 20-year period and requires that we supply its kilns with a targeted minimum 1,800 tons of alternative fuel per month ( the "CIMUS Contract"). We shall be paid fees on a monthly basis based upon the heat value of the alternative fuel and the cement plant's fuel savings costs as well as a fixed fee per month for technology and equipment, after January 1, 2000. As of June 30, 2000, we have processed a limited amount AF on a trial basis and expect to begin processing and supplying the Alternative Fuel under the terms of this contract on or about March 1, 2001.

In September, 1998, CEVA and S.C. CIMUS S.A. signed an agreement with the Petrobrazi S.A. refinery to start processing certain oily wastes. Total acid and non-acid tar wastes at this refinery are estimated at approximately 200,000 tons. We completed a technical study and trial, processing a test amount of the wastes into alternative fuel and are now negotiating a contract to install additional processing equipment and utilize all of this refinery's waste as AF for the Romanian-based alternative fuel-processing program. The proposed contract, expected to be executed within the next 60 days, will give us the right to process certain Petrobrazi's refinery waste for a 10 year period, during which we will be paid a fee for each ton of waste processed with a target daily quantity of 200 metric tons ( the "Petrobrazi Contract").

We entered into an exclusive 10 year contract with the VEGA S.A. refinery ("VEGA") in 1997 to remove that refinery's waste materials for use in our alternative fuel program. At the time, this refinery was state-owned, and has since been sold to a private company through Romania's privatization program. Recently, the new owners have advised us of their intent to start the joint program to start processing its wastes. On August 1, 2000, we executed a new contract with VEGA to process certain refinery wastes at its site on an exclusive basis for a term of 5 years (the "VEGA Contract"). We will be paid a fee based upon each ton of VEGA waste processed with a daily processing target waste quantity amount of 200 metric tons. In addition, we have proposals with four other refineries in the region to remove and process their wastes into AF.

We submitted a preliminary proposal in October, 1999 to supply AF to LaFarge Romcim, the largest cement producer in Romania. To date, we have not yet received either confirmation that our proposal was accepted or notice that it was rejected.

         In December, 1999,CIMUS was purchased by "Holderbank Cement", a global cement company which owns two other cement facilities in Romania. On May 24, 2000, we signed an agreement with Holderbank Cement to jointly develop a regional AF processing facility to produce fuel and raw material replacements to Holderbank Cement's plants in Romania (the "Holderbank Joint Venture"). As part of this transaction, we agreed to contribute all of our rights and interests in the CIMUS Contract and the VEGA Contract to this joint venture. We are forming a Dutch corporation to be the entity that will operate the business of the joint venture. Profits earned under the Holderbank Joint Venture are to be allocated pursuant to our respective equity ownership interests during the joint venture term.

         Approximately 10% of our business revenues generated in 1998 and 1999, continuing through the first quarter of 2000 were derived from our CIMUS Contract.

Czech Republic

We are in preliminary talks with Cementworks Prachovice, a Czech cement plant and intend to negotiate the installation of our AF equipment to be installed at the site of waste lagoons. We are also in discussions with various refineries and power plants in the Czech Republic with respect to supplying alternative fuels. Through relationships with other Czech engineering and design firms we are submitting proposals for future cooperation in the field of lagoon remediation and sludge processing outside the Czech Republic.

SOIL REMEDIATION BUSINESS LINE

The Soil Remediation Process

Central and Eastern Europe has large quantities of contaminated soil, which need to be cleaned. Contaminated soil is found principally in heavy industries including oil and gas refineries, railways, energy plants, mining sites, as well as in and around former Soviet military bases.

The LTTD Technology

We have selected a technology known as "low temperature thermal desorption" ("LTTD") as the method to clean contaminated soil in this marketplace. This technology has been developed by Astec, Industries, Inc. of Chattanooga, Tennessee, a leading manufacturer of LTTD equipment, and has been selected by our management to be the preferred solution for treating moderate to heavily contaminated soils. We have determined that in the Hungarian market that the costs (developed with Astec and our technology partner, Green Globe, LLC) were more efficient for destroying the types of contaminants found in the soils of Central and Eastern Europe, which contaminants include a high percentage of high boiling, long chain heavy petroleum residues and tars. The LTTD system was introduced to the United States market in 1989 and has proved to be a popular method of removing light and heavy refinery and hydrocarbon wastes from all types of soil. Contaminant destruction efficiencies in the afterburners of these units are greater than 99.99% according to methods prescribed by United States Environmental Protection Agency stack tests performed on equipment manufactured by Astec Industries, Inc. Decontaminated soil retains its physical properties and ability to support biological activity.

An LTTD unit of equipment contains several large compartments where at one end, contaminated soil is fed into the unit on conveyor belts and is heated in various enclosed chambers; once treated, the "clean" soil is deposited at the other end of the unit. The LTTD equipment heats the soil to temperatures ranging from 90 to 320 degrees Centigrade (200-600 degrees Fahrenheit) to vaporize the petroleum, physically separating it from the soil. The vapor stream is then captured and sent to the afterburner where it is thermally destroyed.

The LTTD technology itself is not a "rocket science" but only about five known companies manufacture LTTD equipment. The operation of the LTTD machine requires experience. Astec Industries, Inc. estimates that a one or two year learning period is required for efficiently operating a thermal desorber. We agree with Astec's assessment after having witnessed the operation of this equipment by Green Globe, LLC, our LTTD technology partner.

Service Agreement with Green Globe, LLC

We partnered with a United States based LTTD operator, Green Globe, LLC, ("Green Globe") for soil decontamination projects in Central and Eastern Europe. Green Globe is owned by David Green a United States citizen whose main operations are based in Waterbury, Connecticut. In the Fall of 1997, we entered into a contract with Green Globe pursuant to the general terms of which, we agreed to give Green Globe all soil decontamination projects generated through our business relationships in Central and Eastern Europe. Green Globe agreed to provide, transport, install an LTTD equipment unit in the region and train our local workforce to operate the unit. After accounting for direct costs (which include transportation, insurance, duties, labor and operational costs as well as the equipment lease payments described below) profits generated are to be shared equally between Green Globe and us. In order to reduce importation and tariff charges, Green Globe and our Hungarian subsidiary, CEVA Hungary Kft entered into a lease agreement for the LTTD units, requiring quarterly lease payments. In connection with these agreements, Green Globe transported and installed a large LTTD unit to Budapest, Hungary, in preparation to begin a soil decontamination project commissioned by a City of Budapest, municipal district governmental authority known as District XVIII. Our Hungarian subsidiary was awarded a contract to treat approximately 24,000 cubic meters of soil and 2,900 cubic meters of heavy oil for the price of approximately $2,000,000. Green Globe and our Hungarian subsidiary's management team completed this phase of the project in December, 1998. Although the District XVIII municipal government has paid approximately $1,000,000 of the contract amount, it has failed to pay the remaining approximate $1,000,000 balance due us for completion of the project. After months of meetings with representatives of the District XVIII government, during which no claims against us for non-performance or other set-offs were made, we have been forced to commence a legal proceeding against the District XVIII municipal government to collect payments under the contract. Since we are not aware of any legitimate claims District XVIII has in connection with this contract, we expect to obtain a judgment awarding all the monies due under the contract, plus interest, and possibly damages resulting to our business because of District XVIII's failure to abide by the agreement. Since District XVIII has failed to make the above identified contract payments, all of the equipment rental payments due from CEVA Hungary to Green Globe, LLC have not been made. See, "RISKS RELATED TO THE BUSINESS" "The District XVIII Litigation" and "Potential Liabilities to Our LTTD Partner - Green Globe, LLC" as well as Item 8 - Legal Proceedings, below.

Applicability and Limitations

The target contaminant groups for an LTTD system are oil and other organic compounds (hydrocarbons). Such compounds are generated by the petroleum refining, chemical, railroads, mining industries and governmental organizations, such as the military, airports, and state-owned dumpsites.

The low temperature desorption processes are best suited for removal of organics from soil, sand, gravel, or rock fractions. The high-absorption capacity of clay decreases the partitioning of organics to the vapor phase.

According to our LTTD technology partner,Green Globe, LLC, the following factors may limit the applicability and effectiveness of the LTTD technology and process:

     - there are specific feed size and materials handling requirements that can impact applicability or cost at specific sites.

     - high moisture content of the soil decreases capacity of the LTTD equipment unit.

     -      highly abrasive feed potentially can damage the LTTD equipment.

     - heavy metals in the decontaminated soil may produce a treated solid residue that requires stabilization and further treatment.

Competitive Technologies

There are other technologies that compete with our LTTD equipment technology for the treatment of contaminated soil. These competitive technologies include bioremediation, soil washing, transportation and deposit at landfills and the burning of contaminated soils at incinerators. However, according to our LTTD technology partner, Green Globe, LLC, and our management's internal review, each of these competitive technologies has some disadvantages:

    - Bioremediation, although not as capital intensive as the requirements to put an LTTD equipment unit in operation, is a very time consuming process that does not always work. In addition, bioremediation is recognized throughout the world as effective to treat lightly contaminated soil and requires a large operating area and space. According to our local managers, bioremediation costs are in the approximate range of $35 to $45 a ton.

    - "Soil washing" is another widely used technology in Western Europe. Soil washing is an effective technology to clean soils contaminated with heavy metals. However, soil washing is an expensive process and generally does not neutralize oil and gas residue or hydrocarbon contamination.

    - Another soil remediation technique is to simply transport these soils to a hazardous waste landfill. However, there are very few licensed and permitted hazardous waste landfills in Central and Eastern Europe. For example, the Country of Hungary has only one hazardous waste landfill in Aszod, operated by Pyrus/Rumpold and it has an annual capacity of approximately 5,000 tons. This method to "store" contaminated soil is very expensive, with prices according to local market information in the approximate range of $200 a ton.

    - Another method to dispose of decontaminated soil is to burn it in incinerators. Incineration is the most expensive process to treat contaminated soil. Because of its high cost, incineration is primarily used to treat the more hazardous types of wastes. There is a very limited capacity for incinerator disposal in Central and Eastern Europe, with standard costs in the range of $500 to $1,000 a ton for treatment, according to market prices by Dorog incinerator in Hungary and local in country CEVA managers.

Our price range is between $45 to $95 per ton. More importantly, LTTD technology will process difficult to process materials, such as coal tar, heavy oils and various refinery tars in soils which cannot be efficiently removed by bioremediation. Further, LTTD technology is designed to meet US EPA emissions standards. The cleanup is final and easily quantifiable and actual stack emissions tests between October - December 1998 performed by Krona Kft. for Hungarian Environmental Authorities demonstrated that the unit in Hungary met Hungarian and European standards. It takes an average of 12 minutes to clean one ton of soil.

The Soil Remediation Market

Our LTTD technology to clean soils can be used primarily for soils contaminated directly by private industry, government owned lands and the transportation industry. Sites where these sorts of contamination can be found include oil refineries, steel manufacturers, oil pipelines, utilities, chemical manufacturing plants or disposal areas, contaminated marine sediments, disposal wells, electroplating/metal finishing shops, fire fighting training areas, hangars/aircraft maintenance areas, landfills, leaking, collection and system sanitary lines, leaking storage tanks, oxidation ponds/lagoons and vehicle maintenance areas.

The market for the cleaning of contaminated soil is driven by legislation, which either provides direct government funding or compels companies to finance their own clean-up efforts. Driven by ever-stricter environmental clean-up legislation as the countries of Central and Eastern Europe seek to join the European Common Market, demand to meet EU environmental standards is expected to cost all 12 EU applicants $123 billion. (The Wall Street Journal Europe, December 13, 1999).

 We are in frequent discussions with representatives of MOL and expect to begin soil decontamination projects at their facilities. We expect to either transport MOL's contaminated soil to the current site where Green Globe's LTTD equipment unit is now located, or to relocate this LTTD equipment to a MOL site in the near future.

In Romania, our principal activities there have been to organize a supply of oil and gas wastes for processing into alternative fuel for utilization in cement plants and other power generating operations that require large amounts of energy. As oil and gas residues are removed from the surface of soil storage basins, a large soil cleaning need will emerge in Romania. Economic Factors and a lack of legal enforcement laws and regulations, however, suggest that the Country of Romania is still a few years away from enacting legislation that would drive soil clean-up projects.

Hungary and Czech Republic

Our investigation of the soil cleaning markets in the Countries of Hungary and the Czech Republic indicates a sufficient demand to support at least one LTTD equipment unit in each of these countries.

Romania

In the Country of Romania, it is estimated by the Ploiesti local environmental agency office (Serban Ionescu Homoriceanu Director, letter dated February 17,
1998) that there is currently over 6,000 hectares of soil that requires clean up or remediation in Prahova County. However, due to lack of funding, at the government level, weak legislative and enforcement initiatives, effecting the budgeting and clean-up programs at the private enterprise level, the current "demand" for soil remediation is behind that of Hungary. Our current business plan does not include the installation of an LTTD equipment unit into Romania until 2001; however, the demand and this market is expected to intensify as the economy of Romania evolves. The December, 1999 formal invitation to enter the process for accession into the European Common Market will accelerate the demand for environmental compliance with the Union's standards and our services.

Identified contaminated soil quantities are summarized in the following table, prepared in a June 1998 internal business assessment by our management:

   ----------------------- ----------------------------------------------------------- ------------------------------
   Countries                          Estimated Soil Remediation Quantity                        Estimated
                                                                                             Annual Increases
                                                   (In Tons)                                     (In Tons)
   ----------------------- ----------------------------------------------------------- ------------------------------
   Hungary                 Refineries/RR(1)          1,500,000
                           Other(2)                  2,000,000
                           Total                     3,500,000                                   50,000(5)
   ----------------------- ----------------------------------------------------------- ------------------------------
   Czech Republic          Unipetrol1                1,200,000
                           Other(3)                  3,800,000
                           Total                     5,000,000                                   75,000(1)
   ----------------------- ----------------------------------------------------------- ------------------------------
   Romania                 Oil refineries          480,000,000
                           Other(4)                 20,000,000
                           Total                                                                 Unknown
                           500,000,000
   ----------------------- ----------------------------------------------------------- ------------------------------

1,5. Internal management estimates by Country Directors and consultant Kalman Morvay, March 1998. Mr. Morvay currently serves as the Deputy Secretary for EU Accession with the Hungarian National Ministry for the Environment; during the years 1999 and 1998, Mr. Morvay worked as an independent consultant; prior to that period, Mr. Morvay was the Managing Director of the Hungarian firm PORR Environmental Technique Hungary Kft., an Austrian waste management controlled firm.
2. In Hungary includes chemical plants, steel industry, military sites and state owned dumps
3. In Czech Republic includes railways, steel industry, chemical industry, automobile industry, mining, military sites
4.       In Romania includes railways, mining, steel, and automobile industry

Economic Barriers to Entry Into the LTTD Soil Remediation Business

The LTTD segment of the soil remediation market is characterized by high barriers to entry. These barriers include:

                   Service Provider Credibility: Environmental service clients often do not feel confident in their understanding of the dimensions of contamination, remediation, and residual risks, but believe them to be substantial; therefore, clients will tend to seek service providers in whom they have confidence for the particular challenge and technology involved. It takes time and a track record to build such credibility.

                   Market  Access,  Economies  of  Scale,  and the  First  Mover
         Advantage: For LTTD, the number of potential customers in the medium term is few, perhaps as few as two major customers each in Hungary and the Czech Republic, and not more than five per country. The rated capacity of one LTTD line is up to 300,000 tons per year, which is estimated to be equal to 80% of the annual demand projected for LTTD's market segment in Hungary, according to the Business Assessment performed for CEVA.

                  Therefore, an investment in an LTTD line can only be justified by strong existing or prospective relationships with one or two key customers. However, given that the investment is made based upon such relationships, the capacity of the unit will probably preclude another such unit from being installed in the country, providing a possibly insurmountable first mover advantage for this market segment. This follows the US example, in which LTTD lines tend to enjoy a regional monopoly.

                   Permits: In order to provide environmental services, specific technologies, and in order to handle, process, dispose of and transport wastes and, as with an LTTD equipment unit, generate stack emissions, a business operator is required to obtain various permits in the Central and Eastern European countries. Often, these permits require months to obtain and, in the case of final permits, may require years to obtain.

         Obtaining permits requires a local presence and familiarity with the national and regional written and unwritten rules of the permitting process. "First movers" have a potential market advantage: since a first mover is often the first person or business to proceed through a country's new permitting process, the first mover can set the permitting standard. If the first mover takes advantage of this development stage permit processing, it can set "high technological standards" for the type of technology it intends to employ for remediation in the target country. We have undergone permitting processes in Hungary and in the Country of Romania as the "first mover". We, together with our partner, Green Globe, LLC, obtained the first permit ever issued for LTTD technology by Hungarian authorities. Similarly, we were the first mover in the permit process with respect to the installation and operation of AF processing and feed equipment now situated at the CIMUS cement plant in Campulung, Romania. As a result of our initiatives, other competitors desiring to install an LTTD equipment unit in Hungary, will most likely have to meet the technological standards that are contained in our existing operating permits. These permits as has happened in the United States environmental markets, tend to become a significant "asset" of the environmental firm or business.

         Experience: Due to the evolution of the general, including soil, remediation markets in Western Europe, the LTTD technology is not a widely used in Western Europe as in the United States. European environmental companies are, by and large, less familiar with the LTTD technology, and it will take some time for the LTTD technology to be recognized and utilized in Western Europe to the level it is in the United States. The same may be said for Central and Eastern Europe: it will take several successful projects and their results to be distributed before this technology gains wide approval. The successful LTTD technology treatment of the Budapest municipal District XVIII project by us has aided the recognition of our LTTD technology as a viable remediation technology.

         In the United States, LTTD technology is widely recognized and has established itself as the industry standard for the soil remediation market segment that is treatable by this technology. As with the introduction of any new technology, our presence in the Hungarian soil remediation market for the past several years facilitate our identifying market opportunities: Because the utilization of this LTTD technology requires "staying power", this time and capital commitment has discouraged other United States environmental enterprises from attempting to penetrate, so far, these markets in Central and Eastern Europe.

Competition

Hungary

According to our CEVA Hungary management, Korte Kft. can be considered as our main competitor in the Hungarian market for refinery services. Korte Kft. has wide scale operations and resources ranging from site auditing, groundwater cleaning,environmentaltechnology engineering and sludge dewatering technologies.

The next key competitor is Pyrus the operator of the country's largest landfill. Pyrus has recently acquired PORR Ktm a biological soil remediation Company.

Currently, no other enterprise in Hungary, other than our Company, provides AF and or LTTD technology services.

The following table, published in The Budapest Business Journal article entitled, "Environmental Services", February 2 - 8, 1998 shows some of our competitors in Hungary:


--------------------- -------------------- ------------------ --------------- ------------- ------------------ -------------------
                      Technology           1997 Revenue       No. Of          Years Est.    Major Clients      Contracts (%)
                                           (in Thousands      Employees       in Hungary                       Gov't/
                                           $U.S.)                                                              Private Sect.
--------------------- -------------------- ------------------ --------------- ------------- ------------------ -------------------
Dorog                 Incineration
(Sarp
Industries)
--------------------- -------------------- ------------------ --------------- ------------- ------------------ -------------------
Pyrus                 Landfill                   3,650              65            1952      Teraszol, Netta,   25/75
                                                                                            Titania, Ikarusz,
                                                                                            Oroshazo Glass
--------------------- -------------------- ------------------ --------------- ------------- ------------------ -------------------
Elgoscar Intl         Biological                 2,392              53            1991      TVK, MAV,          58/42
                      Treatment                                                             Malev, KTLM,
                                                                                            APV Rt.
--------------------- -------------------- ------------------ --------------- ------------- ------------------ -------------------
Bekes Dren                                       1,750              16            1993      MOL                70/30
--------------------- -------------------- ------------------ --------------- ------------- ------------------ -------------------
RWE Hungary                                      1,250              38            1993      Zwack Unicum,      0/100
                                                                                            Emasz, Matav,
                                                                                            McDonalds,
                                                                                            Colgate, KTM
--------------------- -------------------- ------------------ --------------- ------------- ------------------ -------------------
BGT Hungaria          Biological                  600                7            1992                         10/90
--------------------- -------------------- ------------------ --------------- ------------- ------------------ -------------------
Intonviro             Biological                  480                6            1991      MOL, GE, Ganz,     20/80
                                                                                            APV Rt,
                                                                                            Hungaro-camion
--------------------- -------------------- ------------------ --------------- ------------- ------------------ -------------------
PORR Kim                                                             5            1995      KTM, Va-Elin       60/40
(PYRUS)                                                                                     AG, MAV, BKV,
                                                                                            APV Rt.
--------------------- -------------------- ------------------ --------------- ------------- ------------------ -------------------

Although these and other companies represent competition, they also are potential partners. We may compete with these companies to become the lead or general contractor in a clean-up project. However, even if not the lead or general contractor, we may still serve as a subcontractor, bringing our LTTD technology to the project.

Czech Republic

There is only limited information available about our existing competitors in the Czech Republic. Some competitors have shown interest in thermal remediation as the preferred technology to clean and remediate soil. Based on management's knowledge, these competitors include Watco, (a hazardous waste subsidiary of the Belgian utility, Tractabel, which is owned by Suez-Lyonnaise des Eaux), and Thermo Eurotek (a Dutch subsidiary of the United States technology group, Thermo Electron). Watco has installed a small soil thermal treatment unit in Ostrava at the Karolina industrial site clean up

There are several foreign competitors in the Czech environmental market. Among the most aggressive are German companies (Rumpold and RWE Entsorgung) and an Austrian company (A.S.A.), all of which are mainly focusing on the municipal solid waste markets.

Romania

There is only limited information available about competitors in Romania. We are aware of Rhone Poulenc which has established an office and begun an investigation of the groundwater contamination in the Ploiesti region. Septos, Ltd., a Polish/French enterprise, has initiated a preliminary review of using refinery wastes as secondary fuel, and AVR, a Dutch and partially state-owned incinerator, has offered disposal services to Romanian refineries.


Our Position in the Soil Remediation Market

Hungary

District XVIII. We completed a soil remediation project in December, 1998 pursuant to a contract with a municipal Department of the City of Budapest known as District XVIII. We cleaned approximately 24,000 cubic meters of soil at a price of approximately $45 per ton, with a total contract price of approximately $1,485,000. Notwithstanding the successful completion of this project, District XVIII failed to pay to us the remaining balance of approximately $1,000,000 due on this project. As a result, we began a lawsuit against District XVIII in the Hungarian courts to collect this amount due us in addition to damages: see, "RISKS RELATED TO THE BUSINESS" "The District XVIII Litigation" and "Potential Liabilities to Our LTTD Partner - Green Globe, L.L.C." as well as Item 8-Legal Proceedings. Currently, we are negotiating with the potential buyer of the District XVIII site and the Environmental Inspectorate for the Central Danube Valley to complete the cleanup of the property and to remediate approximately 60,000 tons of soil. If successful, we will also be permitted to accept at the District XVIII LTTD positioned site third party soils through December 31, 2001. During this period, we plan to process petroleum contaminated soils from MOL, Budapest Power, MAV, the Hungarian State owned railroad, former Soviet military sites and various generators.

Czech Republic

South Bohemia: In November, 1998, our Czech affiliate, CEVATech, signed a letter of intent with the Center for Chemical Safety (the "SCHB"), one of the leading environmental services contractors in the Czech Republic, for cooperation and subcontracting in two major projects in South Bohemia. In the tender process for clean-up at the South Bohemian Wood site, CEVATech was one of the two remaining bidders, and the only one offering the preferred thermal remediation technology. The results of this tender were announced and the initial award went to ASA. The project would have involved treating 92,000 tons of material at a price of approximately $50 per ton. The work has not yet begun and CEVATech is in discussions with ASA to serve as a subcontractor to remediate the soil with our LTTD equipment technology.

In another project,  the South Bohemian Gas Manufacturer is issuing a tender for
soil   remediation  in  2000.  This  project  would  involve  the  treatment  of approximately 30,000 tons at various sites.

                           CUSTOMERS AND OPPORTUNITIES

Our  soil   remediation   business  is  primarily   applicable  to   hydrocarbon
contamination caused by the petrochemical, chemical, transportation and utility industries.

Our tar remediation business is applicable to the wastes generated by the petroleum refining (by-products, filter cake, oily filter media, separator waste, sludge, acid tar, slop and waste oil, tank bottoms), steel (coal tar bottoms), chemical (solvents, chemical tars) mining (coal tars), manufactured gas and pharmaceutical industries. The processed alternative fuel ("AF") can be used by cement kilns, power plants and other industrial boilers as a cheaper source of energy.

The following table lists our actual and potential customers. A review of the top 100 companies in Central and Eastern Europe reveals approximately 44 of which are candidates to be our customers:

------------------- ------------------------ ------------------------------------- ------------------------------------------------
     Business                   Actual             Prospective Customers -               Potential Customers - Opportunities
       Line                   Customers                 in Discussion
------------------- ------------------------ ------------------------------------- ------------------------------------------------
Hungary
------------------- ------------------------ ------------------------------------- ------------------------------------------------
LTTD                Budapest Power Rt.       MOL                                   Hungarocamion, BKV (transport), Malev
                                             MAV                                   (airline). TVK (chemicals), Ganz, Lehel, GE
                                             Budapest Chemical Works               Tungsraum, RABA (mfg). Chemical plants, Gas
                                                                                   stations
------------------- ------------------------ ------------------------------------- ------------------------------------------------
AF                  MOL                      Vac Cement                            DAM (steel works), Dunaferr (steel works),
                                                                                   Labattan, Hejocsaba, Beremend, Belapatfalva,
                                                                                   Sajobabony, Tiszavasvar, Mosonmagyarovar
                                                                                   (cement plants)
------------------- ------------------------ ------------------------------------- ------------------------------------------------
Czech
Republic
------------------- ------------------------ ------------------------------------- ------------------------------------------------
LTTD                None                                                           Regional gasworks, Unipetrol (Chemopoetroll,
                                             South Bohemia Wood                    Ceska Rafinerska, Kaucuk, Benzina), Moravske
                                             Company                               naftove doly (petroleum), Ceske produktovody a
                                             South Bohemia Gasworks                ropovdy (pipeline), OKD (mining, Chemapol,
                                                                                   Deza (chemicals, Ceska aerolinie, Skoda Pizen
------------------- ------------------------ ------------------------------------- ------------------------------------------------
AF                                           Ostramo refinery                      Koramo refinery, Tisova, Hodonin, Porici,
                                             Paramo refinery                       Ledvice (power plants), Ceskomoravsky Cement,
                                             Prahovice cement                      Prachovice Cement
                                             Chemopetrol
------------------- ------------------------ ------------------------------------- ------------------------------------------------
Romania
------------------- ------------------------ ------------------------------------- ------------------------------------------------
LTTD                None                     Petrobrazi and Vega Refineries        RENEL (power generator)
                                                                                   Petrotel, Astra, Steaua, Petrobrazi, Vega,
                                                                                   Arpechim,
                                                                                   Rafo-Onesti, Darmanesti (refineries), miolia
                                                                                   Supiacu de Barcau
------------------- ------------------------ ------------------------------------- ------------------------------------------------
AF                  Petrobrazi refinery      Vega refinery                         Romcim, Romcif, Moldocine, Casial cement
                    CIMUS Cement plant       Astra refinery                        plants.
                                             Petrotel refinery
                                             Arpechim refinery
                                             Steaua refinery
------------------- ------------------------ ------------------------------------- ------------------------------------------------

The following is a brief summary of some of the companies in Central and Eastern Europe who may have specific waste management problems and whose remediation falls within our scope of services, according to an internal study performed for us from information supplied by CEVA Hungary management:

Hungary

MOL: MOL is the largest oil and gas company in Hungary. According to MOL's "Health, Safety and Enviornment 1999" Annual Report, compliance with environmental liabilities that result from past activities will cost HUF 25.7 billion, requiring an investment of HUF 19.2 billion in net present value (approximately USD 64 million).

Other Hungarian prospective customers include TVK, a major chemical producer; MAV, the Hungarian state-owned railway company, and; Dunaferr, a large steel manuracturer.

Czech Republic

Industrial companies represent the majority of end-users for hazardous waste management and disposal equipment and services. The most important end-users are chemical companies, iron works, the paper and pulp industry, and coal power plants.

According to a March, 1998 publication by the U.S. & Foreign Commercial Section, American Embassy, Prague, Czech Republic, total Czech waste generation is approximately 90 million tons annually, consisting of 39 million tons of industrial waste, 13 million tons of waste originating from energy generating processes, 5 million tons of waste generated by mining activities, 6.5 million tons of agriculture and forestry activity, 2.5 million tons of urban waste, 24 million tons of other waste, including approximately 8.1 million tons of toxic and noxious waste.

Other Large Industrial Companies

Chemical, iron processing and mining companies operate their own landfills, which historically have not complied with environmental regulations.

State Owned Dump Sites

There are a number of dump sites that have been abandoned by former state-owned companies. These dump sites had not been regulated and were used as the dumping grounds for industrial wastes. Currently, the type and extent of the wastes deposited in and around these dump sites is unknown. The State, or the government of the Czech Republic, is active and is expected to continue to be active in the oversight and clean-up initiatives, providing necessary financial resources and determining the extent and parameters for remediation. There are two major governmental sources of environmental project financing: the Czech National Privatization Fund and the State Environmental Fund.

Romania

In Romania, the petrochemical industry represents the main focus for environmental concerns. The history of the Romanian petroleum sector goes back more than 140 years; current oil production is estimated to be approximately 6.5 million tons per year*. Prospective customers are SNP Petrom SA, an integrated company which operates all existing oil fields, some gas fields, two refineries and an oil product distribution system including 500 gas stations, as well as Renel, a power generating company, Petrotel, Astra, Steaua, Petrobrazi, Vega, Arpechim, Rafo-Onesti and Darmanesti refineries.

Other:

In 1998, OAO Lukoil Holding, Russia's second largest oil producer, acquired a 51% stake in Petrotel, another Romanian oil producer, for approximately $300 million, according to an article in Budapest Business Journal, February 16 - 22 1998, "up to $30 million will be invested in environment protection projects" by Petrotel, Similarly, following the acquisition of S.C. VEGA, another Romanian refinery, the acquiring Romanian oil services company, ROMPETROL S.A. is planning up to $8 million for the cleanup of lagoons and soil with CEVA (April 2000 proposal from Rompetrol to EBRD by Cantemir Mambet).
















------
*Publication, "Black Sea Embassy Review: Romania", September, 1999, published by The Black Sea Regional Energy Centre, Sofia, Bulgaria.

                      GOVERNMENT REGULATION AND ENFORCEMENT

REGIONAL OVERVIEW*

The Czech Republic, Hungary and Poland have joined the OECD, with Slovakia and Slovenia expected to follow in the near future. These countries, with the exception of Slovakia, have also been invited to negotiations to join the European Common Market, with membership envisaged as early as 2002. Thus, the harmonization of domestic structures and legislation with those of the European Union is considered a high priority.

Each of the countries has enacted comprehensive environmental legislation. Their regulatory systems are currently undergoing changes mainly related to:

- harmonizing and integrating domestic environmental legislation with that of the European Common Market.

- improving the environmental regulatory framework by eliminating gaps and removing inconsistencies.

-    enacting specific pieces of legislation (e.g. waste management acts).

Domestic environmental legislative initiatives include the approximately 200 pieces of European Common Market legislation, which will have to be adopted by the countries in Central and Eastern Europe seeking membership. According to 1997 estimates, the cost to bring all ten "accession" countries of Central and Eastern Europe into compliance with the environmental regulations of the European Common Market is estimated to be in the range of $100 to $130 billion.

Enforcement measures continue to be inconsistent. Enforcement policies mainly rely on monetary penalties, but also include environmental standards, restrictions, and permitting systems. Additionally, enforcement policies are often implemented by local governments without coordination at the national level, which results in considerable differences in both requirements and levels of enforcement. Also, with the rapid growth in the number of small and medium-sized enterprises, compliance monitoring is often difficult.

The main environmental policy instrument applied to this industry is the permit system, which includes fee payments for the permitting process and the assessment of fines for non-compliance. Generally, the collected environmental fees and fines are earmarked for environmental purposes, and comprise the sources for the major part of the revenues of state environmental funds and for municipal, environmental protection budgets.

Generally, all the surveyed countries of Central and Eastern Europe have established three levels of environmental administration:


-----------

*Information in this "REGIONAL OVERVIEW" section has been obtained from the publication "Environmental Technology Market: Regional Overview", Part I, December, 1997 Central and Eastern Europe, the Regional Environmental Center, Szentendre, Hungary.

- national level ministries, (e.g. Ministry of Environment, or other ministries with environmental related duties).

-       regional   level   (county,    provincial)   environmental
        departments under the control of regional authorities, inspection bodies, water management boards, and the like.
-       municipal level departments created and supervised by local authorities.

Hungary

Regulations

Hungary has one of the most advanced systems of environmental management in Central and Eastern Europe.

The most significant piece of environmental legislation is the Act No. L111 of 1995 of the General Rules of Environmental Protection. This is a framework for their environmental law, containing the fundamental principles and basic legal institutions related to the environment. The Act formulates the legal basis of the liability for environmental damages. The Act sets forth the responsibilities of the government, municipalities, citizens and companies.

Key elements include:

- Hungarian law requires companies to remediate contaminated company-owned land and stored waste. The laws are considered fairly strong and are stricter than in some countries of Western Europe.

- Laws and regulations are becoming more stringent because of the Country's movement towards full membership in the European Common Market. In this regard, the Hungarian government plans to fully conform its environmental laws, rules and regulations to those of the European Common Market by 2002.

- In some privatization transactions,environmental clean-up responsibility was made a part of the primary agreements.

Enforcement

At the top of the Hungarian state environmental hierarchy is the Ministry of Environment and Regional Policy. This ministry is responsible for the drafting of environmental legislation and its implementation and administration.

There are 12 regional environmental inspectorates in Hungary with separate environmental administrative authority at the regional level. These inspectorates are subordinate to the Chief Environmental Inspectorate, the authority at the national level, and works under the supervision of the Ministry of Environment and Regional Policy.

With respect to local environmental issues, especially waste management issues, municipalities have retained a certain amount of administrative power, defined by Act No. LXV of 1990 on Municipalities and under the respective environmental laws:

- Local Environmental Inspectorates are responsible for enforcement. They have the power to mandate and require companies to clean-up environmental problems under their control and have the power to conduct inspections.

- Any company which fails to comply with environmental requirements is now subject to fines.

-         With   the   increase   in   environmental   regulation
          oversight, waste removal "load"charges are expected to develop during the year 2000.

- Charges for products that contain waste are expected to develop as a regulatory measure to further incentivize companies to comply with applicable environmental laws and regulations.

-         Potential   legal  measures   include  the  suspension  of
          operations in the event of environmental non-compliance with penalties and prison sentences as further available enforcement measures.

- Substantial private as well as public companies are increasingly responsive to environmental issues because of their developing high visibility.

Czech Republic

Regulations

The Czech Republic has relatively strong environmental laws, similar to those found in Hungary. The new waste law, effective, on January 1, 1998, was structured to harmonize Czech standards with those of the European Common Market.

Enforcement

Governmental enforcement measures including mandatory clean-ups have begun at Czech companies.

Romania

Regulations

The environmental laws in Romania remain generally weak. Romania was formally invited to begin the process for accession into the European Common Market, which will force the adoption of environmental legislation to meet the European standards.

Enforcement

Enforcement of environmental regulations remains sporadic, although we believe that the more substantial Romanian enterprises are beginning to address contamination problems on a specific basis due to privatization.

                           ENVIRONMENTAL EXPENDITURES

A major change is expected (and in Hungary is already taking place) in the financing of environmental projects: the prior funding mechanism for environmental projects was provided by state and municipal budgets is now decreasing while businesses are increasing their budgetary contributions to environmental projects.

At present, our ability to secure the necessary financing for environmental projects is one of our major problems. Countries in Central and Eastern Europe generally have six sources of funds on which to draw to support environmental investments. These sources are state and regional budgets, extra-budgetary funds, investments of commercial enterprises, commercial credit, foreign investments and foreign assistance programs.

For Central and European countries, environmental spending will have to increase from present typical levels of 1% to over 2% of their gross domestic production ("GDP") to meet the environmental clean-up requirements.of the European Common
Market.: "It is expected that in actual numbers, environmental expenditures will grow at the rate of between 6% and 12% annually": "Environmental Technology
Market: Regional Overview", Part I, December, 1997 Central and Eastern Europe, the Regional Environmental Centre, Szentendre, Hungary.

The following table summarizes annual environmental expenditures by country in the region (1995), Table 1.1: TOTAL ENVIRONMENTAL EXPENDITURES IN 1995*:

======================================== ------------------------------------- =====================================
                Country                              Expenditure                           Share of GDP
                                                 (in millions $ U.S.)
======================================== ------------------------------------- =====================================
Czech Republic                                           1,185                                 2.6%
======================================== ------------------------------------- =====================================
Hungary                                                    385                                 1.1%
======================================== ------------------------------------- =====================================
Poland                                                   1,308                                 1.1%
======================================== ------------------------------------- =====================================
Slovakia                                                   232                                 1.0%
======================================== ===================================== =====================================
Slovenia                                                   150                                 0.8%
======================================== ===================================== =====================================

*"Environmental Technology Market:  Regional Overview", Part I, December, 1997
 Central and Eastern Europe, the Regional Environmental
Centre, Szentendre, Hungary.

State Environmental Funds

All surveyed countries have established national environmental protection funds to provide non-budgetary revenue earmarked for environmental projects. The rationale behind the establishment of the funds was to ensure a steady flow of the significant amounts of money needed for environmental protection. The dominant share of these funds' revenues come from outside national budgets, so that the protection of the environment does not directly compete for limited resources with other social programs.

The resources of state funds can account for a significant proportion of a country's environmental spending. State environmental funds' main activities are to provide financial support for investments, usually through loans offered with preferential conditions. Other forms of support include grants, subsidies to bank credits, equity involvement and others. The form of financing available from these funds depends on the project type, the investor, and the financing institution.

                               LONG TERM STRATEGY

Our business is likely to develop along a path from being a provider of specific technologies to being a broad-based environmental services company within the hazardous waste sector.

We have identified two major environmental problems in Central and Eastern Europe and have selected two proven technologies which we have imported from the United States which we believe can efficiently and competitively provide a solution to environmental problems. The two principal problems are soil contamination by hydrocarbons and the generation of hydrocarbon waste products from the oil refinery and other businesses. Our solutions are low temperature thermal desorption ("LTTD") and the processing and manufacturing of alternative fuels from these waste products ("AF").

Our management which is responsible for implementing these technologies in Central and Eastern Europe have an aggregate of five decades of experience with these technologies in the United States.

Our business goals over the coming three to five years is to develop a number of valuable assets through the successful implementation of these technologies:

-         Develop  a  strong   reputation   and  track  record  of
          successful, competitive and efficient service to blue chip companies.

- Establish long term commercial relationships with blue chip companies in the key, environmentally sensitive sectors.

- Develop familiarity with the authorities and key decision makers across the region.

- Acquire a detailed understanding of permitting procedures across the region

- Gain access to subsidized financing from PHARE, World Bank, and other sources

- Develop a vast network of contacts across the very fragmented environmental services sector in the region

- Gain a detailed knowledge of the environmental problems and policies of those companies.

- Gain a detailed knowledge of the competitive environment within other slices of the environmental services sector.

- Develop experience at managing complex, multi-technology clean-up projects

- Develop experience at managing projects across a range of countries in the region

We are an environmental services and not a technology Company. This means that we provide and execute solutions for companies and governmental bodies with environmental problems. Our current focus on using our LTTD technology and AF processing technologies does not preclude us from using other technologies at times when it may be appropriate. It is expected that through the current two service lines, we can rapidly establish an important reputation from which we can leverage our entre entree into other services and solutions. Once our LTTD and AF business lines mature, we expect opportunities to expand as discussed below.

Geographical Expansion

The markets in the different countries of Central and Eastern Europe are at different stages of maturity and are developing at different rates. As the characteristics of the Czech or Hungarian markets begin to mature, the Balkans, Slovakia or Romania are expected to develop and the wealth of experience we have gained in the Hungarian and Czech markets can be reapplied in this next generation of projects. Next, over the horizon, we expect that the countries of Bulgaria and the Ukraine to develop environmental markets for our services.

We have learned that the differences in language, legislation and logistical barriers limit the potential for regional synergies and our business plan does not anticipate implementation of such synergies or strategy. We expect that our experience and know-how can be successfully transferred and that our in-country business partners monitoring their respective markets will permit us to enter new countries at the right time to take advantage of these opportunities as they arise.

Following the Oil and Gas Trail

Our AF business focuses initially on the large oil and gas companies whose large production facilities and deep pockets present a logical market entry point. Our business will, over time, we believe, begin to penetrate further down the petrochemical industry ladder. We anticipate serving the chemical industry, pharmaceutical manufacturers, paint shops, repair shops and gas stations.

We are likely to become a service provider for the waste oil and solvent collection businesses which are developing in Hungary. As it occurred in the United States marketplace, the development and attainment of AF processing capacity will be a key collection repository for waste solvents. The waste fuels will be blended and sold to the cement industry. We intend to develop a large AF processing capacity and a reliable service, so that we are in a position to potentially become a preferred supplier of AF to cement kilns and other users, providing us with long term supply contracts. The generation of waste solvents is an on-going business cycle and can be expected to endure as long as the petrochemical industry continues its dominant role in industrial processes.


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

From Technology Provider to Solutions Provider

Our track record and experience should accelerate over the next few years, as well as the wealth of other strategic intangible assets discussed above. These intangibles will enable us to move from being a provider of specific technologies to a provider of environmental solutions.

The environmental services industry is fragmented in Central and Eastern Europe, with numerous small, undercapitalized, technology providers. A strategy of selective acquisitions and joint ventures thatrepresents an attractive business opportunity for us. Such acquisitions can probably be made at very competitive valuations, acquired, perhaps, with our equity securities and then incorporated into our group. We will provide a conduit for applications of the acquired technologies in other markets, utilizing the local presence of the businesses acquired as a conduit to the local markets. Other less capital intensive ways of accessing technology can come through simply subcontracting, technology partnerships or joint ventures. As a result, we can access a portfolio of solutions and can act as the main contractor in remediation and clean-up projects, pollution prevention engineering, infra-structural projects, and the like. Ultimately, we intend to position ourselves as project management providers.

         Employees

As of the date hereof, we employed 20 full-time employees and 7 part-time employees. We hire independent contractors on an "as needed" basis only. We have no collective bargaining agreements with our employees. We believe that our employee relationships are satisfactory. We expect to hire additional employees based on our future growth rate.

         Key Personnel

Our success depends to a material and significant extent on the services of Herbert G. Case, Jr., our President and Chief Executive Officer, as well as our ability to attract and retain additional key personnel with the skills necessary to manage our existing business and strategic plans. The loss of Mr. Case or other key personnel could have a material adverse effect on our business, results of operations, liquidity and financial position. We do not have an employment agreement with Mr. Case. If we cannot retain Mr. Case or hire and retain qualified personnel, our business, results of operations, financial condition and prospects could be adversely affected.

         Year 2000

We have not experienced any computer malfunction or operational problems resulting from the adoption of Year 2000 date information integration into our information systems.




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

         Economic Conditions

Our business in Central and Eastern Europe is sensitive to the local financial condition of the economies in which we work, government environmental regulation as well as the condition of worldwide financial markets. We have extensively discussed these topics above. A downturn in economic conditions in one or more of our Central and Eastern European markets, a governmental failure to develop and enforce environmental regulations as well as unforeseen governmental legislation could have a material adverse effect on our results of operations, financial condition, business and prospects. Although we attempt to stay informed of economic and market conditions, government environmental initiatives, changing permit requirements, any continuing failure on our part to identify potentially adverse developments and to respond to such trends would have a material adverse effect on our results of operations, financial condition, business and prospects.

         Stock Price

Our Common Shares have no public market . Several of our shareholders who have held their stock in our Company for the required periods may, in compliance with all the applicable regulations, may sell their shares pursuant to Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"; other shareholders who purchased our stock in a Rule 504 private offering possess non-restricted stock and may sell those shares in certain jurisdictions where such trades comply with local blue sky laws. When and if our stock is sold by any shareholder, its selling price may be extremely volatile. We do not expect any significant trading of our stock and if there are any trades, we expect the market price of our shares to be subject to significant fluctuations in response to new business, operating results and other factors, and those fluctuations may continue in the future. In addition, most stock markets in recent years have experienced significant price and volume fluctuations that often are unrelated or disproportionate to the operating performance of particular companies. These fluctuations, as well as a shortfall in sales or earnings as compared to public market analyst's expectations, changes in analyst's recommendations or projections, and general economic and market conditions, may adversely effect the market price of our common stock.

RISKS RELATED TO THE BUSINESS

Described below are what we perceive to be the material risks and uncertainties facing our Company. There may be additional risks that we are not currently aware of or that we presently consider immaterial. All of these risks could adversely affect our business, results of operations, liquidity and financial position.

         Control by Herbert G. Case, Jr.   Herbert G. Case, Jr.is the beneficial
owner of 7,215,809 shares of the common stock of our Company, representing 66.143% of all of our common shares outstanding. As a result, Mr. Case has absolute control of our Company and will be able to elect all of our directors and control our affairs, including the election of our officers and the determination of their compensation.

         Substantial Dependence Upon the Company's Officers and Directors. The Company has been relying upon the loans and services offered by certain of its officers and directors: Herbert G. Case, Jr. has made aggregate loans to the Company of over one million dollars over the last several years and most recently, Mr. Case made a $200,000 loan to the Company in December, 1999;

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


Director, Robert Van Pelt, has been rendering significant consulting and administrative services, as an outside director, without compensation, and; Director, Joseph J. Tomasek, has permitted the Company to utilize his law offices as the Company's principal office for correspondence and administrative purposes, without charging the Company rent. In the event any one or more of these officers and directors were to cease making capital loans to the Company, rendering services to the Company or providing office space to the Company, such actions could have a material adverse effect upon the Company's financial condition and operations. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" below.

         Our Company Has Never Been Profitable and Continues to Suffer Operating
Losses: At December 31, 1999, we had an accumulated deficit of $4,071,991 representing a consolidated net loss for the period from its inception through December 31, 1999. The consolidated loss was caused primarily by the costs involved in establishing our market position in Central and Eastern Europe (the "CEE"). Our cash flow since inception has been principally the result of equity and debt financing and limited revenues generated from our operating activities in the Central and Eastern Europe (the "CEE"). Our ability to achieve profitability is dependent upon our ability to realize revenues from our contracts with both public and private entities, realizing revenues that exceed our costs.

         Our Competitors in Our Markets Have More Resources Than We Do: In seeking to market US technologies and environmental services in Central and Eastern Europe (the "CEE"), we face difficult and stiff competition from a number of US and foreign companies that are much better capitalized than we are. Competition in Hungary, the Czech Republic and Romania, our principal markets, is well documented. Although management believes that our market position in the CEE as well as our strategic offering of US technologies to perform environmental services is extremely valuable to these markets and will give us a competitive advantage, no assurances can be given that such will be the case.

         Our   Business   Operations   Could  Be  Stopped  by  Future  Laws  and
Regulations: Our operations are and will be, subject to and substantially affected by the foreign laws of the Countries in the CEE, their respective regulations, orders and permits which govern environmental protection, health and safety, zoning and other matters. These laws, regulations, orders and permits may impose restrictions on operations that could adversely affect our results of operations and financial condition, such as limitations on the expansion of disposal facilities, limitations on or restrictions upon the treatment of waste or certain categories of waste or mandates regarding the disposal of and/or utilization of solid or hazardous waste. In particular, we are, and will be, subject to extensive and evolving environmental and land use laws and regulations, which have become increasingly stringent. These laws and


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

regulations affect our businesses and will affect our businesses in a variety of ways. In order to develop and operate a low temperature thermal desorption soil cleaning equipment, a waste derived fuel facility landfill or other waste management facility, it is necessary to obtain and maintain in effect various facility permits and other governmental approvals, including those related to zoning, environmental protection and land use. These permit approvals are difficult, time consuming and costly to obtain and may be subject to community opposition by government officials or citizens, regulatory delays, subsequent modifications and other uncertainties. There can be no assurance that we will be successful in obtaining and maintaining in effect permits and approvals required for the successful operation and growth of our business, including permits and approvals required for the development of additional soil cleaning and/or waste derived fuel operations. The siting, design, operation and closure/shutdown of soil cleaning sites, waste derived fuel facilities and their respective equipment are also subject to extensive regulations. These regulations could require us to undertake investigatory or remedial activities, to curtail operations or to close soil cleaning facility or other treatment facility temporarily or permanently. Furthermore, future changes in these regulations may require us to modify, supplement or replace equipment or facilities at costs which could be substantial. It is not possible to predict what impact, if any, new regulation laws, court decisions or local and national laws may have in the future on our facilities. Currently, we have no insurance that would cover our loss of profits or business that would result from the application of governmental laws, rules and regulations to our business activities.

         Our  Business  Could Be  Subject to Future  Environmental  Liabilities:
Although we believe that we generally benefit from increased environmental regulations adopted from time to time by the countries in the CEE and from enforcement of those regulations, increased regulation and enforcement also create significant risks for us. The assessment, analysis, remediation, transportation, handling and management of hazardous substances necessarily involve significant risks, including the possibility of damages or personal injuries caused by the escape of hazardous materials into the environment, and the possibility of fines, penalties or other regulatory action. These risks include potentially large civil and criminal liabilities to customers and to third parties for damages arising from performing services for customers. Currently, we have insurance that provides up to $2,000,000 of liability and property damage coverage, but we do not have insurance that would cover us against environmental claims by regulatory agencies or third parties that could fall outside of our existing insurance coverages. These potential liabilities could arise from our activities that may be in compliance with government laws, rules and regulations as currently in force but which are no longer so as a result of the adoption of new governmental laws, rules and regulations. Such claims could be brought against us solely or against us and our business contractors, subcontractors or independent contractors who we have hired, on a joint and several basis. All facets of our business are conducted in the context of a rapidly developing and changing statutory and regulatory framework. In certain business sectors, such as in Romania, environmental regulations and laws are only beginning to be developed. In such instances, the market for our businesses is not driven by environmental regulations and laws which are in their nascent stage of development but by the need to reduce traditional fuel costs in the power sector; accordingly, our existing relationships with cement plants and their business plans to expand their waste derived fuel operations to other power plants in these regions provides the economic foundation for our businesses to operate in early regulation-stage countries. Although we are confident that our relationships with both private and state-owned entities will increasingly develop and provide expansion for our business activities, there can be no assurances that such will be the case.

         Our Customers and Other Parties Could Sue Us If We Do Not Perform Services Promised or Our Business Operations Damage the Property or Land of
Others: In performing services for our customers, we potentially could be liable for breach of contract, personal injury, property damage (including environmental impairment), and negligence, including claims for lack of timely performance or for failure to deliver the service promised (including improper or negligent performance or design, failure to meet specifications, and breaches of express or implied warranties). The damages available to a client, should it prevail in its claims, are potentially large and could include consequential damages. Industrial waste management companies, in connection with work performed for customers, also potentially face liabilities to third parties from various claims including claims for property damage or personal injury stemming from a release of hazardous substances or otherwise. Claims for damage to third parties could arise in a number of ways, including: through a sudden and accidental release or discharge of contaminants or pollutants during

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

transportation of wastes or the performance of services; through the inability, despite reasonable care, of a remedial plan to contain or correct an ongoing seepage or release of pollutants; through the inadvertent exacerbation of an existing contamination problem; or through reliance on reports prepared by such waste management companies. Personal injury claims could arise contemporaneously with performance of the work or long after completion of projects as a result of alleged exposure to toxic or hazardous substances. Currently, we have insurance coverage up to $2,000,000 for injuries we may cause to persons and property.

         Operating In Other Countries Subjects Our Business and Our Business Assets to A Foreign Government's Rules: Risks inherent in foreign operations include loss of revenue, property and equipment from expropriation, governmental royalties and fees and involuntary renegotiations of contracts with or licenses from foreign governments. We are also exposed to the risk of changes in foreign and domestic laws, regulations and policies that govern operations of overseas-based companies. In the event we achieve and maintain profitable operations in Hungary and in the other Central and Eastern European countries, if we retain earnings it will be subject to substantial taxes on all profits earned, and if we pay dividends, we will be subject to further substantial taxes. Currently, the Company has no political risk insurance that would cover or pay us the value of any of our assets located in Central and Eastern Europe if part or all of these assets were to be expropriated or surcharged by a local foreign government or agency.

         Any Contracts That Pay Us In A Foreign Currency May Not Equal the Equivalent in U.S. Dollar Value: We believe that any United States investors in our Company will seek a return on investment based upon the dollar value of our foreign operating results. Although most of our current contracts are payable in United States dollars, a few contracts as well as future contracts for our services and technology are and may be payable in the local foreign currency, such as Hungarian forints. Significant inflation in Hungary, the Czech Republic or Romania, or significant future devaluation of the currencies of these nations would decrease the dollar value of our investments. For example, the Hungarian economy has been characterized by high rates of inflation and devaluation of the Hungarian Forint against the U.S. Dollar and certain European currencies. In 1993, 1994, 1995, 1996 and 1997 the annual reported inflation rate in Hungary (measured by the national consumer price index) was approximately 23%, 19%, 30%, 23% and 18%, respectively. The Hungarian Forint was devalued against the U.S. Dollar in 1993, 1994, 1995, 1996 and 1997 by 14.2%, 15.9%, 26.7%, 18.0% and 23.6%, respectively. In
March 1995, an immediate 9% devaluation of the Hungarian Forint was announced together with a new policy of daily or "crawling peg" devaluation. This involved daily devaluations amounting to approximately 1.9% monthly in the second quarter of 1995, 1.3% monthly during the second half of 1995, 1.2% monthly during 1996, 1.1% through July 1997 and 1.0% beginning in
August 1997. The monthly rate is presently 0.9% and is expected to be further decreased, subject to Hungary's economic condition. The exchange rate for the Hungarian Forint, as set by the National Bank of Hungary, declined from 100.70 Forints per U.S. Dollar at December 31, 1993 to 211 Forints per U.S. Dollar at May 15, 1998. On April 16, 1997, the government of the Czech Republic announced a package of measures designed to finish vital microeconomic tasks, such as completing the privatization of the energy distribution companies and state-owned banks, restructuring firms to maintain competitiveness, and strengthening the regulatory framework. Following pressure on the currency resulting in a 15% depreciation, the government announced a further austerity package on May 28th. The depreciation, along with increases in controlled rents and utilities at midyear and the floods, is expected to push 1997 inflation above 10%. This compares to earlier forecasts of up to 8.8% for 1997. Inflation in 1996 reached 8.8%. We do not carry any insurance policy that would protect

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

our assets from material and adverse currency fluctuations or devaluations. As well, we may provide technology and services in the future to companies or governments that pay us in the "EURO" currency adopted by the ten members of the European Common Market as their common currency. If and when we do receive payment in EUROs, significant inflation in one or more of these European Common Market countries or any future devaluations of the EURO would decrease the dollar value of our investments as well.

         If We Collect or are Paid in Foreign Currencies, We May Not Be Able to Exchange These Currencies for U.S. Dollars at Favorable Exchange Rates: We are subject to significant foreign exchange risk. There are currently no meaningful ways to hedge currency risk in any Eastern European country or in the European Common Market countries that utilize the EURO currency. Therefore, our ability to limit our exposure to currency fluctuations is significantly restricted. The Hungarian forint (HUF) became convertible for essentially all business transactions within Hungary on January 1, 1996 and complies with IMF Article VIII and OECD convertibility requirements. The HUF is generally not traded outside the country. The HUF exchange rate is set by a basket which is composed of the deutsche mark (70%) and the dollar (30%). The Hungarian Investment Act guarantees foreigners the right to repatriate "in the currency of the investment" any dividends, after-tax profits, royalties, fees, or other income deriving from the operation or sale of the investment. The Act also grants foreign employees of a foreign investment the right to transfer all of their after-tax salaries. There are no onerous foreign exchange requirements, and there are no known instances of delay in repatriations. Foreign investors are allowed to keep cash contributions made in a convertible currency in a foreign exchange account. Companies may use these funds to import duty-free goods considered as part of the investment. Alternatively, it may import goods using foreign exchange bought in HUF. Companies are allowed to maintain foreign currency accounts at Hungarian banks where they keep their export receipts. Companies must receive permission from the National Bank before taking out a hard currency loan. In the fall of 1995, the Czech Parliament approved a Foreign Exchange Act which resulted in expanded convertibility of the Czech crown. In May of 1997, the CNB board canceled the fluctuation band for the Czech crown's exchange rate (which had been set at +/-7.5 percent in February 1996). The board also decided to abandon the previously used currency basket (65 percent German Mark (DEM), 35 percent USD) and peg the crown to the DEM. As of July 1997, the exchange rate was roughly 31 crowns to the U.S. dollar and 17 to 19.50 per 1 DEM. We do not have any insurance that would protect our assets against adverse foreign exchange rates and fluctuations, which would include events effecting the Common Market's EURO currenty which we may receive in payment for services and technology in the future.

         We Operate in an "Emerging Market" Subject to Higher Incidences of Recession, Currency Devaluation and Political Upheaval: Our businesses are located in the Central and Eastern European Countries of Hungary, Romania and
the Czech Republic. These Countries are generally considered to be less developed or industrialized as countries located in Western Europe, the United States and Canada as well as other developed countries. The markets of the Central and Eastern European countries are referred to as "Emerging Markets". Emerging Markets often face economic problems that are not common in developed nations. Deficiencies in regulatory oversight, market infrastructure and business laws could expose our Company and its businesses to risks beyond those normally encountered in developed countries, such as access, currency, information, liquidity, market, operation, political and valuation risks.

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


     Our Stockholders May Not Be Able to Execute U.S. Court Judgments Against Our Assets Located in Central and Eastern Europe: Central and Eastern Europe is generally considered by international investors to be an emerging market. There can be no assurance that political, social and other developments in these emerging markets will not have an adverse effect on the market value and potential future liquidity of our Common Stock. In general, investing in the securities of issuers with substantial operations in markets such as Central and Eastern Europe involves a higher degree of risk than investing in the securities of issuers with substantial operations in the United States and other similar jurisdictions. Our Company is organized under the laws of the State of Nevada. Although holders of record of our Common Stock will be able to effect service of process in the United States upon us and may be able to effect service of process upon our directors, due to the fact that we are primarily a holding company which holds equity shares in our Central and European based subsidiaries, substantially all of the assets of our Company are located outside the United States. As a result, it may not be possible for stockholders to enforce against our assets judgments of United States courts predicated upon the civil liability provisions of United States laws. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in any country of Central and Eastern Europe.

         We Are Suing a Hungarian Municipality for Contract Payments Due Us; In 1998, we entered into an agreement with a political subdivision of the municipality of Budapest in the Country of Hungary known as District XVIII to remediate approximately 32,000 tons of contaminated soil. Our technology partner, Green Globe, LLC, a Connecticut-based environmental company, brought its soil-cleaning equipment to Budapest to perform the cleaning of the contaminated soil pursuant to its agreements with us. Green Globe, LLC's equipment, known as a low temperature thermal desorption unit or an "LTTD" unit, performed the soil cleaning operation which was completed in December, 1998. Notwithstanding the completion of this soil-cleaning contract, District XVIII has refused to pay to us the approximate $1,000,000 U.S. in payments due under our agreement. Following a series of negotiations with District XVIII, we were forced to institute legal proceedings in a Hungarian court to collect this contract amount due. Our case against District XVIII commenced in the first quarter of 2000 and following the first trial date, held on April 20, 2000, the Hungarian Court awarded us a judgment in the approximate amount of $65,700 U.S. for late contract payments and we proceeded with our claim for the approximate $1,000,000 of contract payments due. At the first trial date of June 22, 2000, the Court set a new trial date of October 17, 2000 in order for the parties to submit new pleadings and supporting documentation. At the October 17, 2000 trial date, our attorneys and the attorneys for District XVIII met with the presiding judge and disclosed the identity of proposed witnesses and summaries of their proposed testimony. The presiding judge set a new trial date for January 25, 2001. Although we intend to vigorously prosecute our claims against District XVIII for the contract payments due us, there can be no assurances that we will succeed to obtain a judgment for the full amount of approximately $1,000,000 U.S. plus interest and court costs, or that if we were to obtain such a judgment that we would be able to successfully execute the judgment and collect this amount. See, Item 8 "Legal Proceedings" below.

         We Have Not Been Able to Pay Our Technology Partner, Green Globe LLC;. In December, 1997, we entered into certain agreements with Green Globe, LLC, a Connecticut based environmental company controlled by David Green. Pursuant to the terms of these agreements, Green Globe, LLC ("Green Globe")agreed to provide all of the equipment and services, including training, mobilization, conversion to in-country technical standards and specifications with respect to all "low temperature thermal desorption" soil remediation projects generated through our Company's business network in Central and Eastern Europe (the "CEE"). In return for this commitment, we agreed to share profits, after deduction of costs and expenses, equally with Green Globe. In order to facilitate entry into Hungary of the capital equipment comprising the low temperature thermal desorption unit ("LTTD"), our Hungarian subsidiary, CEVA Hungary, entered into an equipment lease arrangement with Green Globe with the proviso that our original agreement would control and govern our relationship. Under the lease agreement, CEVA Hungary committed to make lease payments to Green Globe to amortize the cost of the LTTD Unit and to cover certain mobilization costs. As discussed above, Green Globe, LLC performed our first soil decontamination project utilizing its LTTD unit for the political subdivision of the City of Budapest, Hungary, known as District XVIII, completing the work in December, 1998. District XVIII has refused to pay to us the approximate $1,000,000 U.S. due under our contract to clean the approximate 32,000 tons of decontaminated soil. See, Risk Factor "Our Inability to Collect Contract Payments in Hungary ", above. As a result of our inability to collect these contract payments from District XVIII, our Hungarian subsidiary, CEVA Hungary, has been unable to make all of the equipment lease payments it agreed to make to Green Globe, LLC under the lease agreement. Accordingly, Green Globe, LLC may declare us in default of the payments required under the equipment lease agreement. Although we intend to comply with all of our promises and agreements with Green Globe, LLC, including, but not limited to, making all payments required under our agreements, there can be no assurances that Green Globe, LLC will not institute legal proceedings against us to collect these payments. In addition, because of these events, there can be no assurances that Green Globe, LLC will not terminate its relationship with us and our Hungarian subsidiary, CEVA Hungary, in which case we will be required to contract with a different technology partner to provide equipment and services for soil remediation projects in Central and Eastern Europe. There can be no assurances that we will be able to contract with another technology partner for these purposes. In the event Green Globe, LLC institutes legal proceedings against us and/or our Hungarian subsidiary, CEVA Hungary to collect sums that may be due under our agreements and Green Globe, LLC obtains an enforceable judgment against us and our assets, such legal proceeding and/or subsequent judgment will have a material adverse effect on our business, results of operations, financial condition and prospects. See, Item 8 "Legal Proceedings" below.

         We Need Additional Financing; We will require additional financing although we have no current arrangements to obtain any additional financing. No assurance can be given that such additional financing will be available on terms that are satisfactory to us, if they are available at all.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The selected consolidated financial data set forth below with respect to (i) the consolidated statements of income for the fiscal years ended December 31, 1999 and 1998, and (ii) the consolidated balance sheets at December 31, 1999 and 1998 are derived from the consolidated financial statements for CEVA International, Inc., a Delaware corporation which merged with and into the Company as of May 10, 1999, which have been examined by Rosenberg Rich Baker Berman & Company, independent certified public accountants, all of which financial statements are included elsewhere herein, are qualified by reference to such financial statements, and should be read in conjunction with such financial statements and the notes thereto.

         The selected consolidated financial data set forth below with respect to (i) the period ended June 30, 2000, and (ii) the period ended June 30, 1999 are derived from unaudited consolidated financial statements for the Company and for CEVA International, Inc. ("CEVA Delaware"), a Delaware corporation, respectively. The results of operation for the six months ended June 30, 2000, should not be regarded as indicative of the results of operations for the year ending December 31, 2000. All amounts are in $-thousands except for any share data. The historical number of shares outstanding has been adjusted to take into account a 3.692488:1 stock split for CEVA-Delaware's common stock effected in May 1999.

         On May 10, 1999, the Company, then known as ORO Bueno Inc., after divesting itself of all operations, all assets except for a cash depository in the amount of approximately $500,000, and substantially all liabilities, extended an offer to all holders of the common stock of CEVA Delaware to exchange their shares into newly to be issued common stock of the Company, and CEVA Delaware merged into the Company. The operations of the newly combined entity are comprised solely of the operations of CEVA Delaware. Therefore, the discussion ensuing below pertains to the operations of CEVA Delaware for the prior fiscal periods until the date of the merger, and to the operations of the Company thereafter.

                                                                  Year Ended                 Six Months Ended
                                                                  December 31,                     June 30,
                                                                                                 (Unaudited)
Consolidated Income Statement Data:                              1999         1998         2000         1999
                                                          -----------  -----------  -----------  -----------
         Revenues .................................       $     1,892  $     1,950  $        435 $      1,203
         Cost of goods sold........................             1,478        1,644           667          601
                                                                -----        -----         -----         ----
         Gross profit..............................               414          306          (232)         602

         Operating income (loss)...................            (1,188)        (773)         (593)         133
         Net income (loss).........................            (1,361)        (666)         (195)        (150)

         Earnings (loss) per share.................        $    (0.15)  $    (0.09)  $     (0.02) $     (0.02)
         Shares used in computing per share data            9,002,433    7,308,198    10,129,861    8,158,913


                                                              At December 31,                       At June 30,
Consolidated Balance Sheet Data:                           1999               1998               2000             1999
                                                           ----               ----             ------           ------
         Working Capital...........................        $    (2,042) $   (1,104)   $        (1,328) $         (140)
         Total assets..............................              4,300      4, 988              4,549           5,333
         Total current liabilities.................              3,271       2,419              2,871           1,989
         Shareholders' equity (impairment).........        $    (1,037) $   (1,156)    $        (667)             685


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


General

         CEVA International, Inc. specializes in the application of waste-to-energy alternative fuel and environmental remediation technologies. Its primary target market and current operations focus on Central and Eastern Europe, specifically Hungary, Romania, and the Czech Republic. These countries not only have rapidly growing energy needs but at the same time are burdened with a legacy of significant problems in the areas of environmental pollution coupled with a scarcity of technical and managerial know-how in trying to address these problems, even though the region has started developing and implementing a regulatory, socio-economic and judicial infrastructure on par with Western standards that can, when fully implemented, effectively deal with the legacy of decades of centrally controlled state owned economies. CEVA during the last several years has succeeded in establishing a presence and creating a wide ranging network of business contacts and working relationships which facilitates the day-to-day management of the Company's operations and which management expects will bear fruit in the years to come. Despite this progress, however, and although basing its projects and operations on traditional and proven technologies, timing and success of individual projects often depend on factors beyond the control of the Company and the resulting uncertainties make reliable projections difficult. Except where the processing of oil and tar contaminated soil and water depositories results in the manufacture of alternate fuels that produce tangible cost savings when utilized in industrial processes such as cement plants, a general relative scarcity of public or private funding for remedial projects addressing environmental contamination has until now limited the revenue potential for the Company.

Economic Conditions

         Our business in Central and Eastern Europe is sensitive to the local financial condition of the economies in which we work, government environmental regulation as well as the condition of worldwide financial markets. We have extensively discussed these topics above. A downturn in economic conditions in one or more of our Central and Eastern European markets, a governmental failure to develop and enforce environmental regulations as well as unforeseen governmental legislation could have a material adverse effect on our results of operations, financial condition, business and prospects. Although we attempt to stay informed of economic and market conditions, government environmental initiatives, changing permit requirements, any continuing failure on our part to identify potentially adverse developments and to respond to such trends would have a material adverse effect on our results of operations, financial condition, business and prospects. Political and economic imperatives, however, are dictating a gradual improvement in this area, and management expects that the Company will be a primary beneficiary in view of its rapidly growing physical presence and investments in the region.

Results of Operations for the Six Months Period Ended June 30, 2000 compared to Six Months Period Ended June 30, 1999

       For the six months period ended June 30, 2000, the Company had gross revenues of $434,817 (compared to $1,203,351 during the same period a year ago), most of which was generated by our subsidiary CEVA Hungary. The decrease in revenues during this year is attributable to the fact that a major project involving soil remediation for a municipality in Budapest that accounted for most of the revenues during the first half of 1999 did not extend into 2000. While the Company is in advanced stages of negotiation for a number of larger soil remediation projects and AF contracts with other clients it has not yet derived any revenues therefrom during the period.

         Aggregate gross profits for the two quarters ended June 30, 2000, amounted to negative $231,753 (positive $601,675 in 1999). A large portion of period costs-of-goods-sold are incurred from level amortization expenses in connection with capitalized equipment leases for plant and equipment used in the treatment of contaminated soils and depositories. The effect of unused processing capacities is therefore a significant factor influencing operating margins. In addition, margins fluctuate from project to project depending upon local factors and individually negotiated terms, and any given reporting period's overall results are affected by the mix and timing of such projects. This volatility represents a major risk factor in predicting the Company's future performance and will relatively diminish only upon the Company achieving its revenue goals during the next two years when a larger number of projects are in progress and in combination contribute to a more level gross margin profile. After deducting operating expenses of $360,799 which decreased from $469,074 during the same period last year, substantially due to lesser personnel expenses, the Company incurred an operating loss of $592,552 for the six-months period (compared to an operating profit of $132,601 in 1999). This loss was partially offset, however, by an amount of $620,000 representing a one-time signing fee paid to CEVA International, Inc. in May in connection with the finalization of a joint venture agreement (see below). Non-operating expenses in form of interest charges totaled $222,270, incurred primarily in connection with capital leases. The six-months period concluded with a net loss of $194,822 or $0.02 per share, compared to a loss of $149,806 or $0.02 per share for the six months period in 1999.

         The Hungary revenues are attributable primarily to one customer, MOL, RT., the Hungarian Oil and Gas Company ("MOL") in connection with alternative fuel projects at Nyirbogdany and Csepel Island. The Company has constructed a processing facility jointly with MOL at the Nyirbogdany site where we converted material into a liquid AF fuel. Prior to that, we completed a trial-processing project in 1997 with MOL that successfully produced an AF solid fuel. We are now working jointly with MOL to obtain permits for cement kilns, and other outlets so that we can supply them with our processed AF solid and liquid fuel. We expect to be able to significantly increase our revenues in Hungary, based on further cooperation with MOL.

        In Romania we have a contract with S.C. CIMUS S.A., a cement company located in Campulung, Romania, to process and supply supplemental fuels derived from refinery wastes. The contract, executed in August, 1998, is exclusive and runs for a 20-year period. We also entered into an exclusive 10 year contract with the VEGA S.A. refinery in 1997 to remove that refinery's waste materials for use in our alternative fuel. At the time, this refinery was state-owned, and has since been sold to a private company through Romania's privatization program.

         In December 1999 CIMUS was purchased by "Holderbank Cement", a global cement company that owns two other cement facilities in Romania. On May 24, 2000, we signed an agreement with Holderbank Cement to jointly develop a regional AF processing facility to produce fuel and raw material replacements to Holderbank Cement's plants in Romania (the "Holderbank Joint Venture"). As part of this transaction, we agreed to contribute all of our rights and interests in the CIMUS Contract and the VEGA Contract to this joint venture. We are forming a Dutch corporation to be the entity that operates the business of the Joint Venture. Profits earned through the Holderbank Joint Venture are to be allocated between the joint venture partners.

Results of Operations for the Year Ended December 31, 1999 compared to the Year Ended December 31, 1998

       The fiscal year's results, in comparison to the prior year, were primarily determined by a combination of significantly higher operating expenses that increased by 49% from $1,078,742 to $1,602,396 and the inclusion of an extraordinary gain of $250,000 in 1998 from cancellation of an indebtedness. With revenues during the year remaining relatively unchanged from levels of the prior year, gross margins increased slightly, to 22% in 1999 from approximately 16% in 1998, for gross profits totaling $414,109 ($306,069 in 1998). As mentioned above, margins can fluctuate significantly from project to project depending upon varying labor contents and individually negotiated terms. In 1998, more than half of all revenues were derived from the Budapest District 18 project which yielded a lower margin than the MOL-related projects which predominated in the 1999 revenue profile, resulting in the above overall margin increase for 1999. In both reporting periods, however, gross margins were depressed by relatively high level of underutilized processing capacities. The Company currently has installed plant and equipment capitalized in excess of $3 Million which is amortized over periods averaging 5 years and results in relatively high fixed expenses. If not adequately utilized through lack of orders, the fixed portion of costs in form of amortization expenses assumes more weight.

       Revenues in both 1999 and 1998 were derived almost exclusively by the Company's Hungarian subsidiary. Operations in Romania, currently the other main target market, were still in a start-up phase and are not expected to generate significant income before later in the year 2000. Approximately 10% of our business revenues generated in 1998 and 1999 continuing through the first quarter of 2000 were derived from our contract with S.C. CIMUS S.A. Most revenues in both years were primarily supplied by two projects, i.e. the Nyirbogdany liquid alternative fuel processing facility operated by the Company at a refinery owned by the Hungarian gas and oil company MOL, and the City of Budapest District XVIII soil remediation project for which the Company shipped from the U.S. and installed in Hungary a Low Temperature Thermal Desorption facility. During the year, the Company invested considerable time and effort in the further development and exploratory negotiations in its Hungarian and Romanian markets, and the procurement of necessary permits issued by the respective local and state government entities.

         As mentioned above, operating expenses increased sharply from 1998 to 1999. The increases were primarily in the areas of professional services and consulting expenses, reflecting additional costs incurred in connection with the merger between Oro Bueno and CEVA, and auditing, filing and reporting activities with U.S. regulatory authorities pursuant to the Company's new status as a public company, as well as an increase in bad debts allowances as a consequence of the payment dispute with the Budapest municipality (see below). Significant increases were also recorded in depreciation expenses due to the leasing in 1998 of the Low Temperature Thermal Desorption ("LTTD") equipment which was installed in Hungary. Partially offsetting, however, were larger decreases in wages and travel expenses. The installation of the LTTD equipment and training of local personnel in Budapest, as well as trial operations at CIMUS S.A. in Romania, all conducted with the support of imported professional staff, added to 1998 expenses but were largely finished by 1999. In view of relatively unchanged gross profits the overall higher expenses in 1999 contributed to a larger net loss of $1,360,638 or $0.15 per share for the year compared to a loss of $665,522 or $0.09 per share in the preceding year.

Liquidity and Capital Resources

     The Company's liquidity remains strained because the level of operations and revenues is still not adequate to finance ongoing operations and the required infrastructure. The Company's auditors issued a report on the Company's financial statements, dated May 19, 2000, which included their opinion that because of the Company's significant losses and stockholder's impairment, substantial doubt exists as to the Company's ability to continue as a going concern. In addition, the projects pursued by the Company necessitate significant investments in capital equipment that the Company largely financed through capital lease agreements with resulting fixed payment obligations which total in excess of $4 Million between the years 2000 to 2003. Quarterly equipment lease payments due to our LTTD partner, Green Globe, LLC, are $153,045 and continue through September, 2003. Through the date of this submission, the Company has not yet been able to obtain payment for a past due receivables position of approximately $1 Million in connection with the project involving a municipality in Budapest (see "Legal Proceedings"). A cash shortage, evident throughout most of 2000, has been somewhat ameliorated by the receipt of the $620,000 fee payment in connection with the Holderbank Joint Venture project. At June 30, 2000, the working capital deficit amounted to $1,327,636 as compared with a deficit of $2,041,625 at December 31, 1999. Cash flow from operations during the first six months of 2000 was positive, at $505,564, but would have been negative were it not for the Holderbank Joint Venture payment. During 1999, Mr. Herbert Case, the Company's founder and majority shareholder, loaned the Company cash advances in the amount of $200,000, repayable either in cash or equity shares at his option.

Management expects to be able to alleviate the cash shortage through a combination of cash inflow from several joint venture projects, borrowings and equity financings. Operations in Romania are expected to directly benefit from significant new funding, to be extended by our partner in the Holderbank Joint Venture. Current agreements call for an approximate $1.2 Million to be contributed during the fourth quarter of 2000, with an approximate $2.5 million in financing made available by our partner during the first quarter of 2001. We also expect to obtain funding as a result of another joint venture project in Romania which foresees the establishment of an environmental services company in Romania with an equity participation by the partner of approximately $2 Million in cash. Both of these joint venture projects involve separate finance transactions with the Company which already produced the above mentioned payment of $620,000 and are expected to yield a further $750,000 through a private placement of the Company's equity. The Hungarian operations themselves are expected to significantly benefit from the conclusion of current negotiations with our major customer there which, among others, foresee the relocation and activation of the presently idle LTTD equipment during the first half of 2001. Apart from the direct cash infusions, the joint ventures and other projects are expected to create the basis for a rapid expansion of customer base and on-going soil remediation and alternate fuel processing activities which will accelerate cash flows from operations and make for more efficient utilization of plant capacity. To bridge any time gap until cash flow from operations accelerates, and to augment the cash infusions from the joint ventures described above, management has retained the services of financial consultants to assist in the placement of a limited amount of corporate debt and equity instruments through private transactions. Further funding, if needed in the future to finance growth in other areas, may be obtained, after registration of the Company's common equity, through expanded private placements or possibly, public offerings.

ITEM 3.           DESCRIPTION OF PROPERTY.

Our corporate headquarters offices are located at 75-77 North Bridge Street, Somerville, New Jersey 08876. We utilize our headquarters offices for purposes of coordinating our financial reports generated from our U.S.-based auditors as well as those generated from our Central and Eastern European business operations, to coordinate communications between our United States based technology partners and independent contractors and to serve other business administrative tasks. Currently, we do not pay any rent to utilize these facilities which have been provided free of charge through December 31, 2000 by one of our directors, Joseph J.
Tomasek.

         Budapest, Hungary. We and our subsidiary, CEVA Hungary, maintain offices at H 1097 Budapest, Illatos ut 7, Hungary. We lease this office space, comprised of approximately 200 square meters, for approximately $700 per month and have a one-year lease running through December 31, 2001. We estimate that the size of these offices will adequately accommodate our personnel and administrative functions for the next 24 months.

         Prague, the Czech Republic. We and our affiliate, CEVATech, maintain offices at V novych domcich 23/78, 102 00 Praha 10-Hostivar, Czech Republic. We lease this office space, comprised of approximately 45 square meters, for approximately $250 per month and have a 5-year lease running through January 1, 2005. We estimate that the size of these offices will adequately accommodate our business activities in the Czech Republic for the next 24 months.

         Campulung, Romania. We maintain a research and development laboratory, approximately 16 square meters, and office facilities, approximately 6 square meters, located on the grounds of S.C. CIMUS S.A. cement facility located in Campulung, Romania. This space is provided to us pursuant to our 20-year agreement with this cement facility to provide alternative fuel. See, "The Company's Position in the Market, Romania", above. We estimate that both the size of the research and development laboratory as well as the size of the office facilities will accommodate our laboratory testing functions, personnel and administrative functions for the next 24 months.

ITEM 4.       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding beneficial ownership of our Common Stock, as of May 31, 2000, by (i) each stockholder known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director of the Company, (iii) each officer of the Company and (iv) all directors and executive officers as a group.

                                                       Percentage (2)
Name                       Number of  Shares (1)       Beneficially Owned
------------               --------------------        ------------------

Herbert G. Case, Jr.(3)          7,215,809                    66.14%
President, Chief Executive
Officer and Director
1026 Pasareti Ut 21/c
Budapest, Hungary

Joseph J. Tomasek                  290,862                     2.66%
Vice President/General
Counsel and Director
74 Linden Avenue
Verona, New Jersey 07044

Robert Van Pelt                    204,612                     1.87%
Secretary and Director
851 Holicong Road
New Hope, Pennsylvania 18938

James Atkins                        20,000                     .18 %
Chief Financial Officer
1051 Budapest
Nador u. 32
Hungary

All Officers and Directors       7,731,283                    70.86%
as a Group (4 persons)

ITEM 5.      DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

Our directors and officers are as follows:

Name

Herbert G. Case, Jr.     56        President, Chief Executive Officer, Director

Robert Van Pelt          51        Secretary, Director
Joseph J. Tomasek        53        Vice President, Director
James Atkins             32        Chief Financial Officer

--------------------------------------
(1) Except as otherwise indicated, we believe that the beneficial owners of Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person or group holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person or group.

(2) Percentages based upon a total 10,909,415 shares of common stock issued and outstanding as of May 31, 2000.

(3) Mr. Herbert Case also owns 17 shares of the Company's redeemable preferred stock,representing 100% of this class of Company securities issued and outstanding. see, Item 11, "Description of Securities", below.

Herbert G. Case, Jr., President, Chief Executive Officer and Director. Mr. Case founded the Company in 1991. Prior to his founding the Company, Mr. Case was the founder of several United States based environmental services and alternative fuel processing companies over a 20 year span: Intersol Industries, Inc. was established in 1979; Patchem, Inc. was established in 1979, and; Kiln Chemistry and Resources, Inc. was established in 1983. In 1986, all of these companies were restructured as wholly owned subsidiaries of the parent corporation, Cemtech, Inc.. In 1992, Mr. Case, who owned 60% of the equity, sold Cemtech, Inc. and subsidiaries to a consortium that included Waste Management USA and the Swiss cement conglomerate, "Holderbank Cement". Since 1992, Mr. Case has served as a full-time employee, without salary,of the Company in the capacity of President and Chief Executive Officer.

Robert Van Pelt, Secretary and Director. Mr. Van Pelt has been an officer and director of the Company since 1997. Mr. Van Pelt is the owner and founder of Bedminster Financial Group, Ltd. of New Hope, Pennsylvania, an investment banking and brokerage firm that Mr. Van Pelt assumed ownership of in 1998. Bedminster Financial Group, Ltd. is a member of the National Association of Securities Dealers, Inc. Prior to his assumption of ownership of Bedminster Financial Group, Ltd. in 1998, Mr. Van Pelt was previously employed as a principal officer of that firm since October, 1995. Prior to his association with Bedminster Financial Group, Ltd., Mr. Van Pelt served as a principal in several broker dealers. Mr. Van Pelt holds a degree in Business Administration from Boston College which he was awarded in 1969.

Joseph J. Tomasek, Vice President and Director. Mr. Tomasek has been an officer and director of the Company and has served as general counsel since 1997. Mr. Tomasek is engaged in the private practice of corporate finance and securities law and has managed his own firm, the Law Offices of Joseph J. Tomasek, Esq., since 1992, representing corporate clients in the areas of corporate and securities law. Mr. Tomasek holds a Bachelor of Arts Degree and Juris Doctor Degree from Seton Hall University as well as a graduate degree in European Studies from the European Studies Institute in Strasbourg, France.

James Atkins, Chief Financial Officer. Mr. Atkins is a UK Chartered Accountant with extensive experience in environmental sector businesses in the EU and Central Europe. Mr. Atkins and the Company executed an employment agreement, dated June 1, 2000, pursuant to which Mr. Atkins was appointed to serve as the Company's Chief Financial Officer through an initial term of six months. He trained with Arthur Andersen during the period, 1990 to 1993 in the UK and worked for two years with Waste Management International PLC in the UK and Germany during the period, 1993 to 1995. In 1995 he moved to Hungary where he worked as a manager with Deloitte & Touche's Financial Advisory Services Group in Budapest. In 1998 he established Rochester Financial Advisory, which provides corporate finance advisory services to environmental companies in Hungary and Central Europe.

ITEM 6.           EXECUTIVE COMPENSATION.

                  The President and Chief Executive Officer of the Company, Herbert G. Case, Jr., has served in these positions without an employment agreement nor salary through December 31, 1999. It is anticipated that once the Company receives adequate funding, the Company will pay Mr. Case an annual salary of $120,000. James Atkins was hired to serve as the Company's Chief Financial Officer pursuant to an employment agreement, dated June 1, 2000. The Company pays Mr. Atkins a monthly salary of $7,800 and issued to him a stock grant of 25,000 shares of the Company's common stock. The term of Mr. Atkins employment agreement is six months, expiring November 30, 2000 unless extended by mutual agreement of the Company and Mr. Atkins.

                  Mr. Dennis Konnick was appointed as the Company's Operations Director by virtue of an employment agreement dated May 19, 2000. The Company pays Mr. Konnick an annual salary of $100,000 and received a stock grant for 25,000 shares of the Company's common stock that vest over the three year term of the Agreement. The Company is providing Mr. Konnick with a furnished apartment and covers certain travel expenses. On September 1, 2000, the Company executed an Employment Agreement, appointing Stephen Soley Managing Director of the Company's Hungarian subsidiary, CEVA Hungary Kft. for a term of one year. Pursuant to the terms of this agreement, Mr, Soley shall manage the operations in Hungary and receive annual compensation equal to approximately $67,500 US, and earn stock grants of 50,000 Company common shares on the second, third and fourth anniversary dates of the agreement, provided Mr. Soley is employed under the agreement on those dates. None of the other officers or directors of the Company have an employment agreements with the Company. As well, no officer or director has received any salary during the prior two fiscal years and through June 30, 2000 except, however, the Company has paid expenses for Mr. Herbert G. Case, Jr. in the amounts of $189,091 through June 30, 2000, $73,424 during the fiscal year ended December 31, 1999 and $11,900 during the fiscal year ended December 31, 1998.

ITEM 7.           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

                  Mr. Herbert G. Case, Jr., the President and Chief Executive Officer of the Company, has made loans to the Company from time to time since its inception in 1991. In May, 1999, in connection with the Company's merger into Oro Bueno, Inc., Mr. Case converted $850,000 of his stockholder loan into preferred shares. These preferred shares are redeemable in the Company's sole discretion for common shares. During 1999, Mr. Herbert Case made cash advances to the Company of $200,000, repayable in cash or common shares of the Company, at his option. The Company has paid expenses for Mr. Herbert G. Case, Jr. in the amounts of $73,424 and $11,900 during the fiscal years ended December 31, 1999 and 1998, respectively. Through June 30, 2000, the Company has paid $189,091.47 of Mr. Case's expenses.

                  Joseph J. Tomasek, an officer and director, who serves as general counsel for the Company, was paid $88,707.64 and $30,250.83 in legal fees and expenses during calendar years1999 and 1998, respectively, and $34,844.40 through September 30, 2000 by the Company. Mr. Tomasek has provided the Company with the use of his law offices in Somerville, New Jersey to serve as the Company's United States business and principal offices, utilizing his law offices for purposes of communications, administration and coordination of the business and financial activities of the Company. Mr. Tomasek has not charged nor has the Company paid Mr. Tomasek any charges for rent during the prior two fiscal years nor during the current fiscal year.

ITEM 8.           LEGAL PROCEEDINGS.

                  The Company is not involved in any legal proceedings except as follows: on January 5, 2000, we recommenced litigation against a political subdivision of the City of Budapest known as District XVIII in the Hungarian court known as the Economic College of the Metropolitan Court, Budapest, 2nd District Varsanyui u.40-44, to obtain approximately $1,000,000 U.S. for contract payments due us.

                  In 1998, together with our soil remediation technology partner, Green Globe, LLC, we entered into a contract with District XVIII to remove contamination from approximately 32,000 tons of soil. Utilizing its low temperature thermal desorption unit or "LTTD" unit, Green Globe, LLC completed this soil remediation project in December, 1998. Since that time, we have attempted to obtain the payment due to us under our District XVIII contract through negotiations which were unsuccessful. Accordingly, we commenced a lawsuit to collect the monies due us in January, 2000 in the above identified Hungarian Court. At the first trial date on April 20, 2000, the Hungarian Court awarded us a judgment in the approximate amount of $65,700 U.S. for late contract payments against District XVIII and recognized our principal claim of approximately $1,000,000 for the contract payments due us. At the most recent trial date of October 17, 2000, the attorneys for the Company and District XVIII submitted identities of proposed witnesses and summaries of their proposed testimony to the presiding judge who set a new trial date for January 25, 2001. We intend to vigorously prosecute our claim against District XVIII in the Hungarian courts. See, Risk Factor, "We Are Suing a Hungarian Municipality for Contract Payments Due Us" above.

                  In 1995 and 1996, the Company had performed certain environmental services for a U.S. based company in the United States. A claim was filed against the Company by Remtech Environmental, L.P., among others, in the Superior Court, Camden County, State of New Jersey, seeking to collect a claim in the aggregate amount of $98,679. The Company disputed all of the plaintiff's claims, and vigorously defended the action. In January, 2000, the Company, not wanting to risk the uncertainties of a trial, settled the claim for $25,000, payable $5,000 per month, which settlement amount was paid in full by the Company.

ITEM 9.           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

                  Although we have a trading symbol, "OROB", there is no public trading market for our Common Shares.

                  Currently we have two (2) warrants outstanding to purchase 25,000 shares of our Common Stock, at a warrant exercise price of $1.00 per share, exercisable during a three year period. As well, we have two Convertible Promissory Notes outstanding whose holders may convert an aggregate $25,000 of principal debt into a maximum of 50,000 shares of our Common Stock. These notes do not provide for the payment of any interest and are automatically convertible into the Common Shares on their respective six month anniversary dates. We have agreed to register the Common Shares underlying the above identified warrants by filing a registration statement under the Securities Act of 1933, as amended, on or before March 1, 2000.

                  There are currently 56 holders of our Common Stock. Some of these shareholders may have beneficially owned their shares for a period in excess of one year and, accordingly, may under certain circumstances sell their Company Common Shares pursuant to Rule 144 of the Securities Act.

                  We have never paid dividends on our outstanding securities and do not expect to do.

         ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

                  In March, 1999, our Company sold an aggregate of 50,020 common shares to two accredited investors and received gross subscription proceeds of $200,000. The Company relied upon the private placement exemption from the registration requirements of the Securities Act, provided by Section
                  4(2) of this Act. Both investors signed subscription agreements containing representations that included confirmations that they were accredited investors, had knowledge and experience enabling them to evaluate the risks and merits of their investment and were acquiring restricted securities for their own respective accounts. The price of the common shares was determined by negotiation between the parties.

                  On April 6, 1999, ORO Bueno, Inc., the predecessor to our Company, completed the placement of 550,000 shares of its Common Stock to eight (8) accredited investors in New York pursuant to a private placement offering conducted in accordance with Rule 504 of Regulation D for the subscription price of $1.00 per share and received $550,000 in gross proceeds from this offering. The subscription price of $1.00 per share was arbitrarily determined and not based upon any objective criteria of value such as book value or an established market price.

                  In connection with the merger of CEVA International, Inc., a Delaware corporation, with and into ORO Bueno, Inc., a Nevada corporation, which occurred on May 10, 1999, CEVA International, Inc. shareholders exchanged their Common Shares in said corporation for Common Shares of ORO Bueno, Inc. in a transaction based upon the private offering exemption provided by Section 4(2) of the Securities Act.

                  Pursuant to two private placement investments by two accredited investors, in November, 1999, we delivered two (2) convertible promissory notes in the aggregate principal amount of $25,000, automatically convertible into Common Shares of our Company at the conversion rate of $.50 per share on the six month anniversary dates of these notes; in addition, each of the accredited investors received a warrant to purchase an aggregate 25,000 shares of our Common Stock at the exercise price of $1.00 per share, exercisable at any time over a three year period commencing upon the warrant issue date. These Convertible Promissory Notes and Common Stock Purchase Warrants, the subscription prices for which were negotiated between the parties, were placed with the accredited investors pursuant to the private placement exemption afforded to the Company by Section 4(2) of the Securities Act of 1933, as amended.

                  During the first quarter, 2000, we issued 100,000 of our common shares and 600,000 of our common shares to Dr. Andras Toth and Mr. Tamas Sonkoly, respectively, in exchange for their 5% and 30% equity ownership interests in our subsidiary, CEVA Hungary Ltd. We placed these common shares with these individuals pursuant to negotiated transactions and claim the private placement exemption afforded by Section 4(2) of the Securities Act of 1933, as amended.

                  Subsequently, we authorized the issuance of 300,000 shares of our common stock to Mr. Janos Soos in exchange for his 15% equity ownership interest in our subsidiary, CEVA Hungary, Ltd. The Company placed these securities pursuant to the private placement exemption of Section 4(2) of the Securities Act of 1933, as amended.

ITEM 11.          DESCRIPTON OF SECURITIES.

                  CEVA   International,   Inc.  (the   "Company")  is  currently
                  authorized by its Articles of Incorporation to issue an aggregate 125,000,000 shares of capital stock consisting of 100,000,000 shares of Common Stock $.001 Par Value ("Common Stock") and 25,000,000 shares of preferred stock. One hundred shares of the preferred stock have been designated Series A Redeemable Non-dividend Preferred Stock of which 17 shares are issued and outstanding.

Common Stock

         The holders of shares of our Common Stock are entitled to one vote per share held on all matters submitted to a vote of shareholders of the Company. In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of the dissolution or liquidation of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities of the Company as well as all required prior payments with respect to any outstanding shares of Common Stock.

         The holders of Common Stock do not have any subscription, redemption or conversion rights, nor do they have any preemptive or other rights to acquire or subscribe for additional unissued or treasury shares.

Redeemable Non-Preferred Stock ("Preferred Stock")

         Herbert G. Case, Jr. has converted his outstanding loans to CEVA International, Inc. in the approximate amount of $850,000 into 17 shares of Preferred Stock. The Preferred Stock has the following rights, privileges and designations:

                           (1) each share of Redeemable  Non-Dividend  Preferred
Stock shall have a Liquidation Value, or Stated Value of $50,000;

                           (2) the Redeemable Non-Dividend Preferred Stock shall
have liquidation rights superior to the Common Stock of the Company and shall be superior to all other series or issuances of the stock of the Company;

                           (3) the Company  shall be  obligated to redeem all or
part of the Redeemable Non-Dividend Preferred Stock outstanding in the event the Company has earned after-tax profits during any previous fiscal year in an amount equal to or greater than One Million ($1,000,000.00) Dollars, determined in accordance with generally accepted accounting principles, consistently applied (the "After Tax Profit"), calculated as follows: the Company shall redeem for cash that number of shares of Redeemable Non-Dividend Preferred Stock whose aggregate Stated Value is equal to twenty-five (25%) percent of the After Tax Profit; for example, in the event the Company earns $1,200,000 in After Tax Profit during a prior fiscal year, the Company will be obligated to redeem 6 shares of the Redeemable Non-Dividend Preferred Stock outstanding ($1,200,000 X 25% = $300,000, divided by $50,000, the Stated Value, = 6 shares of Redeemable Non-Dividend Preferred Stock);

                           (4) the Redeemable Non-Dividend Preferred Stock shall
not be entitled to receive any preference or fixed rate of dividend and shall only be entitled to participate in any cash or stock dividend after the holders of the shares of Common Stock of the Company have received such dividend;

                           (5) the Redeemable Non-Dividend Preferred Stock shall
be entitled to be paid out of the assets of the Company upon liquidation prior to any distribution or payment to the holders of the shares of the Common Stock of the Company;

                           (6)  the  holders  of  the  Redeemable  Non-Dividend
Preferred Stock shall have no right to vote at or participate in any meeting of the stockholders of the Company and shall have voting rights only in certain enumerated and extraordinary events.

ITEM 12.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Nevada Revised Statutes and the Company's Articles of Incorporation and Bylaws authorize indemnification of a director, officer, employee or agent of the Company against expenses incurred by him or her in connection with any action, suit, or proceeding to which such person is named a party by reason of having acted or served in such capacity, except for liabilities arising from such person's own misconduct or negligence in performance of duty. In addition, even a director, officer, employee or agent of the Company who was found liable for misconduct or negligence in the performance of duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 13.          FINANCIAL STATEMENTS.

                  The following financial statements are included herein:

                  Audited Financial Statements of CEVA International, Inc. and Subsidiary for the Fiscal Years Ended December 31, 1999 and December 31, 1998.

                  Audited Financial Statements of CEVA International, Inc. and Subsidiary for the Fiscal Years Ended December 31, 1998 (Restated) and December 31, 1997.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

                  None

ITEM 15.          EXHIBITS.
            (a) (i)Audited Financial Statements of CEVA International, Inc. and Subsidiary for the Fiscal Years Ended December 31, 1999 and December 31, 1998.

                  (ii)Audited Financial Statements of CEVA International, Inc. and Subsidiary for the Fiscal Years Ended December 31,
                  1998 (Restated) and December 31, 1997.

            (b)   Other Exhibits

Exhibit No.       Document Description

       *2.1  Agreement and Plan of Merger,  dated March 29, 1999
       *2.2  Articles of Merger,  dated April 23, 1999
       *2.3  Certificate of Merger, dated April 26,
             1999
       *3.1  Articles of Incorporation of Oro Bueno, Inc., dated January 30,
             1994
       *3.2 Certificate of Amendment of Articles of Incorporation of Oro Bueno, Inc., dated July 10, 1997
       *3.3 Amended and Restated Articles of Incorporation of Oro Bueno, Inc., dated April 24, 1999.
       *3.4  Bylaws of CEVA International, Inc., a Nevada corporation
       *10.1 Loan and Master LTTD Services Agreement with Green Globe LLC, dated December 6, 1997
       *10.2 Lease Agreement between Green Globe LLC and CEVA Hungary, dated June 5, 1998
       *10.3 "The Unified Deed of Association of CEVA Hungary Ltd." dated
             November 23, 1998
       **10.4 Service Agreement, dated September 1, 1997, by and between
              Hungarian Oil and Gas ("MOL") and the Company.
       **10.5 Waste Fuel Agreement, dated August 1, 1998, by and between
              S.C.Cimus S.A. and CEVA International, Inc.
       **10.6 Joint Venture Agreement, dated May 19/24, 2000, by and between
              Breitenburger Auslandbeteiligungs GmbH ("Holderbank
              Cement") and CEVA International, Inc.
       **10.7 Amendment of Entrepreneurial Contract, dated July 25, 2000, by and between Hungarian Oil and Gas ("MOL")  and  CEVA
              International, Inc.
       **10.8 Waste Materials Processing Agreement, dated August 1, 2000, by and between Rompetrol Rafinare Vega S.A. ("VEGA") and
              CEVA International, Inc.
         10.9 Employment Agreement,  dated September 1, 2000 by and between the
              Company and Stephen Soley
        *23.1 Consent of Independent Auditors
        *27   Financial Data Schedules

---------------
 *Previously filed
**Subject to requests for confidential treatment under Commission Rule 83.

                                   SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant caused this Amendment No. 3 to its registration statement on Form 10-SB to be signed on its behalf by the undersigned, thereunto duly authorized.

                                CEVA International, Inc.

Date: October 23, 2000          By:  /s/ Herbert G. Case, Jr.
                                ---------------------------
                                 Herbert G. Case, Jr.
                                 Its: President and Chief Executive Officer
                                      Acting Chief Financial Officer


Signature                       Title                             Date


/s/ Herbert G. Case, Jr.        President,
   Herbert G. Case, Jr.         Chief Executive Officer    October 23, 2000
                                Acting Chief Financial Officer
                                Director

/s/ Joseph J. Tomasek           Vice President and
    Joseph J. Tomasek           Director                   October 23, 2000


/s/  Robert Van Pelt            Treasurer and              October 23, 2000
---------------------------
   Robert Van Pelt              Director
ceva10-sb - Amend. No. 3 final 10-24-00

                    Ceva International, Inc. and Subsidiary

                        Consolidated Financial Statements

                           December 31, 1999 and 1998

                     Ceva International, Inc. and Subsidiary
                 Index to the Consolidated Financial Statements
                           December 31, 1999 and 1998





                                                                          Page

Independent Auditors' Report............................................     1

Consolidated Financial Statements

     Consolidated Balance Sheet.........................................     2

     Consolidated Statements of Operations..............................     3

     Consolidated Statements of Comprehensive Loss......................     4

     Consolidated Statement of Stockholders' Equity (Impairment)........     5

     Consolidated Statements of Cash Flows..............................     6

     Notes to the Consolidated Financial Statements.....................   7-12

Independent Auditors' Report on Additional Information..................    13

     Consolidating Balance Sheet - December 31, 1999 ...................    14

     Consolidating Statement of Operations and Deficit - Year Ended
      December 31, 1999.................................................    15

     Consolidating Statement of Operations and Deficit - Year Ended
     December 31, 1998..................................................    16

                          Independent Auditors' Report


To the Board of Directors and Stockholders of Ceva International, Inc.



We have audited the accompanying consolidated balance sheet of Ceva International, Inc. and Subsidiary as of December 31, 1999 and the related consolidated statements of operations, comprehensive loss, stockholders' equity (impairment), and cash flows for the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ceva International, Inc. and Subsidiary as of December 31, 1999 and the results of their operations and cash flows for the years ended December 31, 1999 and 1998 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the Notes to the Consolidated Financial Statements, the Company has incurred significant operating losses and has a stockholders' impairment. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are described in the Notes to the Consolidated Financial Statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Rosenberg Rich Baker Berman & Company
Bridgewater, New Jersey
May 19, 2000

                     Ceva International, Inc. and Subsidiary
                           Consolidated Balance Sheet
                                December 31, 1999


           Assets
Current Assets
     Cash                                                                                                 $         85,565
     Accounts receivable (net of allowance for doubtful accounts of $314,000)                                    1,138,896
     Prepaid expenses                                                                                                5,317
                                                                                                            --------------
           Total Current Assets                                                                                  1,229,778

Equipment (net of accumulated depreciation of $1,007,607)                                                        2,882,112
Intangible assets (net of accumulated amortization of $6,310)                                                          979
Deferred charges (net of accumulated amortization of $62,500)                                                      187,500
                                                                                                            --------------
           Total Assets                                                                                          4,300,369
                                                                                                            ==============

           Liabilities and Stockholders' Impairment
Current Liabilities
     Accounts payable and accrued expenses                                                                       1,350,569
     Notes payable                                                                                                 225,000
     Loans payable to stockholder                                                                                  200,000
     Current maturities of capital leases                                                                        1,393,196
      Deferred credit                                                                                              102,638
                                                                                                            --------------
           Total Current Liabilities                                                                             3,271,403

Capital leases, net of current maturities                                                                        2,065,975
                                                                                                            --------------
           Total Liabilities                                                                                     5,337,378
                                                                                                            --------------

Minority interest in subsidiary                                                                                          -
                                                                                                            --------------

Stockholders' Equity
     Preferred stock, non-voting, $.001 par value; 25,000,000 shares authorized;
       Series A - redeemable, non-dividend, $50,000 stated value per share, 100 shares authorized, 17 shares issued and outstanding
       ($850,000 redeemable preference in either cash or convertible
       into common shares)                                                                                         850,000
     Common  stock,   voting,   $.001  par  value;   100,000,000  common  shares
       authorized; 9,823,165 common shares issued and outstanding 9,823
     Additional paid-in capital                                                                                  2,113,205
     (Deficit)                                                                                                  (4,071,991)
     Accumulated other comprehensive income - foreign currency
        translation adjustment                                                                                      61,954
                                                                                                            --------------

           Total Stockholders' Equity (Impairment)                                                              (1,037,009)
                                                                                                            --------------
                                                                                                          $      4,300,369
           Total Liabilities and Stockholders' Equity
                                                                                                            ==============



See notes to the consolidated financial statements.

                     Ceva International, Inc. and Subsidiary
                      Consolidated Statements of Operations

                                                                                                Year Ended December 31,
                                                                                          -----------------------------------
                                                                                               1999                1998
                                                                                          ---------------     ---------------
                                                                                                                 Restated
                                                                                                              ---------------
Revenue                                                                                  $      1,892,220    $      1,950,256
Direct Costs                                                                                    1,478,111           1,644,187
                                                                                          ---------------     ---------------
Gross Profit                                                                                      414,109             306,069
                                                                                          ---------------     ---------------

Operating Expenses
    Bad debts                                                                                     376,500             151,401
     Professional services                                                                        254,711              30,300
    Wages                                                                                         217,675             391,345
    Travel                                                                                        151,861             179,372
    Depreciation and amortization                                                                 148,378              80,007
    International expenses                                                                        100,908              37,399
    Officer's compensation                                                                         73,424              11,900
    Other expenditures                                                                             64,937              32,829
    Employee benefits                                                                              58,169              24,267
    Auto expenses                                                                                  40,819              37,824
    Rent                                                                                           30,534               7,580
    Directors' fees                                                                                30,000                   -
    Office expenses                                                                                23,310              16,530
    Telephone                                                                                      16,067              39,926
    Entertainment                                                                                   6,996               7,537
    Other taxes                                                                                     4,691               7,282
    Insurance                                                                                       3,416               4,009
    Advertising                                                                                         -                 395
    Miscellaneous                                                                                       -              18,839
                                                                                          ---------------     ---------------
         Total operating expenses                                                               1,602,396           1,078,742
                                                                                          ---------------     ---------------
(Loss) from operations                                                                         (1,188,287)           (772,673)
                                                                                          ---------------     ---------------
Other income (expense)
    Interest expense, net of other income                                                        (163,338)           (161,457)
    Minority interest in loss of consolidated subsidiary                                                -              29,277
                                                                                          ---------------     ---------------
Total other income (expense)                                                                     (163,338)           (132,180)
                                                                                          ---------------     ---------------
(Loss) before provision for income taxes                                                       (1,351,625)           (904,853)
Provision for income taxes                                                                          9,013              10,669
                                                                                          ---------------     ---------------
(Loss) before extraordinary item                                                               (1,360,638)           (915,522)
Extraordinary item, cancellation of indebtedness, net of income tax
    effect of $0                                                                                        -             250,000
                                                                                          ---------------     ---------------
Net (Loss)                                                                               $     (1,360,638)   $       (665,522)
                                                                                          ===============     ===============

(Loss) per common share before extraordinary item                                        $         (0.15)    $         (0.13)
                                                                                          ===============     ===============
(Loss) per common share                                                                  $         (0.15)    $         (0.09)
                                                                                          ===============     ===============
Weighted average of common shares outstanding                                                   9,002,433           7,308,198
                                                                                          ===============     ===============



See notes to the consolidated financial statements.

                     Ceva International, Inc. and Subsidiary
                  Consolidated Statements of Comprehensive Loss



                                                                                                  Year Ended December 31,
                                                                                          ---------------------------------------
                                                                                                1999                   1998
                                                                                          ----------------       ----------------
                                                                                                                       (Restated)
                                                                                                                 ----------------

Net (loss)                                                                          $           (1,360,638) $            (665,522)
                                                                                          ----------------       ----------------
Other comprehensive income
      Foreign currency translation adjustment (net of $0 tax effect)                                 7,460                 54,494
                                                                                          ----------------       ----------------
Other comprehensive income                                                                           7,460                 54,494
                                                                                          ----------------       ----------------
Comprehensive (loss)                                                                $           (1,353,178)              (611,028)
                                                                                          ================       ================




























See notes to the consolidated financial statements.

                     Ceva International, Inc. and Subsidiary
           Consolidated Statement of Stockholders' Equity (Impairment)
                Period From January 1, 1998 to December 31, 1999









                                                                                                                     Additional
                                                                                                                      Paid in
                                                                Preferred Stock               Common Stock            Capital
                                                          ---------------------------  --------------------------  -------------
                                                                                        (Post Split)
                                                            Number of                     Number
                                                             Shares         Amount       of Shares       Amount
                                                          -------------  ------------  -------------   ----------  -------------

Balance at January 1, 1998                                            - $           -      7,308,198 $      7,308 $    1,492,692
Net (Loss), Year Ended December 31, 1998                              -             -              -            -              -
Foreign Currency Translation Adjustment                               -             -              -            -              -
                                                          -------------  ------------  -------------   ----------  -------------

Balances, December 31, 1998                                           -             -      7,308,198        7,308      1,492,692
Issuances of Common Share                                             -             -        374,967          375        343,307
Issuance of Common Shares Pursuant to a Private
      Placement                                                       -             -        550,000          550        549,450
Costs associated with the Private Placement                           -             -              -            -        (80,000)
Acquisition of Oro Bueno, Inc.                                        -             -      1,590,000        1,590         (1,590)
Costs associated with acquisition of Oro Bueno, Inc.                  -             -              -            -       (190,654)
Issuance of Preferred Shares for Conversion of
      Majority Shareholder's loan                                    17       850,000              -            -              -
Net (Loss), Year Ended December 31, 1999                              -             -              -            -              -
Foreign Currency Translation Adjustment                               -             -              -            -              -
                                                          -------------  ------------  -------------   ----------  -------------
                                                                     17 $     850,000      9,823,165 $      9,823 $    2,113,205
Balances, December 31, 1999
                                                          =============  ============  =============   ==========  =============




See notes to the consolidated financial statements.

                                      63A

Continued




                                                                               Accumulated
                                                                                  other
                                                                              comprehensive
                                                                                 income-
                                                                                 Foreign
                                                               Retained          currency
                                                               Earnings        translation
                                                               (Deficit)         Adjustment             Total
                                                            -------------    ---------------     -----------

Balance at January 1, 1998                                $    (2,045,831)$                -  $     (545,831)
Net (Loss), Year Ended December 31, 1998                         (665,522)                 -        (665,522)
Foreign Currency Translation Adjustment                                 -             54,494          54,494
                                                            -------------    ---------------     ------------

Balances, December 31, 1998                                    (2,711,353)            54,494      (1,156,859)
Issuances of Common Share                                               -                  -         343,682
Issuance of Common Shares Pursuant to a Private
      Placement                                                         -                  -         550,000
Costs associated with the Private Placement                             -                  -         (80,000)
Acquisition of Oro Bueno, Inc.                                          -                  -               -
Costs associated with acquisition of Oro Bueno, Inc.                    -                  -        (190,654)
Issuance of Preferred Shares for Conversion of
      Majority Shareholder's loan                                       -                  -         850,000
Net (Loss), Year Ended December 31, 1999                       (1,360,638)                 -      (1,360,638)
Foreign Currency Translation Adjustment                                 -              7,460           7,460
                                                            -------------  -----------------   -------------
                                                          $    (4,071,991)$           61,954  $   (1,037,009)
Balances, December 31, 1999
                                                            =============  =================   =============




See notes to the consolidated financial statements.




                                       63B

                     Ceva International, Inc. and Subsidiary
                      Consolidated Statements of Cash Flows

                                                                                                       Year Ended December 31
                                                                                            ---------------------------------
                                                                                                 1999              1998
                                                                                            ---------------   ---------------
Cash Flows From Operating Activities                                                                                (Restated)
                                                                                                              ---------------
    Net (loss)                                                                             $     (1,360,638) $       (665,522)
    Adjustments to reconcile net (loss) to net cash provided (used) by operating activities
      Depreciation and amortization                                                                 581,185           285,993
      Minority interest in loss of consolidated subsidiaries                                              -           (29,277)
    Decreases (increases) in assets
      Accounts receivable                                                                          (175,551)         (664,378)
      Escrow funds receivable                                                                             -           198,000
         Inventory                                                                                   79,407           (79,407)
      Prepaid expenses                                                                                3,729            (7,548)
      Due from related party                                                                          5,499            96,319
    Increases (decreases) in liabilities
      Accounts payable and accrued expenses                                                         (86,568)        1,014,147
      Deferred credit                                                                                18,538            84,100
                                                                                            ---------------   ---------------
         Net cash provided (used) by operating activities                                          (934,399)          232,427
                                                                                            ---------------   ---------------
Cash flows from investing activities
     Cash paid for machinery and equipment                                                          (25,771)         (100,000)
                                                                                            ---------------   ---------------
         Net cash (used) by investing activities                                                    (25,771)         (100,000)
                                                                                            ---------------   ---------------
Cash flows from financing activities
     Proceeds from private placement                                                                550,000                 -
     Proceeds from majority stockholder's loan                                                      200,000                 -
     Proceeds from borrowings                                                                        25,000           408,745
      Repayment of capital lease obligations                                                              -          (359,833)
      (Cash payments for) application of  acquisition costs                                         190,654          (190,654)
                                                                                            ---------------   ---------------
         Net cash provided (used) by financing activities                                           965,654          (141,742)
                                                                                            ---------------   ---------------
Effect of exchange rate changes on cash                                                               7,460            54,494
                                                                                            ---------------   ---------------
Net increase in cash                                                                                 12,944            45,179
Cash at January 1                                                                                    72,621            27,442
                                                                                            ---------------   ---------------
Cash at December 31                                                                        $         85,565  $         72,621
                                                                                            ===============   ===============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes                                                                 $            200  $            200
Cash paid for interest                                                                     $        187,948  $        164,388
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND
     FINANCING ACTIVITIES Capitalized lease obligations incurred for purchase of equipment in 1998:
      Equipment under capital lease                                                                          $      3,044,561
      Deferred charge incurred                                                                                        250,000
                                                                                                            ---------------
                                                                                                                    3,294,561
      Obligations under capital lease incurred                                                                      3,294,561
                                                                                                              ---------------
                                                                                                             $              -
                                                                                                              ===============


In 1999, 17 shares of redeemable preferred stock were issued in exchange for $850,000 of a shareholder's loans.

See notes to the consolidated financial statements.

                     Ceva International, Inc. and Subsidiary
                 Notes to the Consolidated Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

Nature of Organization
     On May 10, 1999, Ceva International, Inc. (the "Company" or "Ceva") merged with Oro Bueno, Inc. ("Oro"), a Nevada corporation , whereby each issued and outstanding share of the Company's common stock was exchanged for one similar share of Oro totaling 7,683,165 shares. Prior to the merger, each company effected a forward stock split of their respective common shares (Oro: 1.9790223 to 1 and Ceva 3.692488 to 1). Oro changed its name upon completion of the merger to Ceva International, Inc. The shareholders of Ceva retained an approximate 79% controlling interest in the new Company. The transaction is considered a recapitalization of Ceva for accounting purposes and all financial information regarding operations will be that of Ceva. In anticipation of the merger, Oro engaged in a private placement in early 1999, pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act") provided by Rule 504 of Regulation D promulgated under the 1933 Act, raising gross proceeds of $550,000. Fees incurred and associated with the merger regarding legal, underwriting, promotion, accounting and auditing as well as other various expenses have been offset against Additional Paid-in Capital.

     Ceva International, Inc., a New Jersey corporation, was organized in 1991 to develop an Eastern European market presence in the waste technology management business. In that connection, the Company organized Ceva Hungary, a Hungarian corporation, which is 50% owned by Ceva International, Inc. with the remaining 50% thereof owned by Hungarian stockholders active in its business development and accounted for as a minority interest. The Company's intentions are to create alternative fuel sources from industrial waste for use in the cement and other industries. (see "SUBSEQUENT EVENTS")

Going Concern Uncertainty
     The Company's financial statements have been prepared in conformity with principles of accounting applicable to a going concern.

     The Company has incurred significant operating losses which have resulted in a stockholders' impairment. This raises substantial doubt of the Company's ability to continue as a going concern. Management's plans are to negotiate a joint venture with a major global industrial company, which will provide working capital and contracts for the company's development. Additionally, management is looking to hire a Chief Financial Officer to strengthen the management team and enhance its financial control systems. Finally, the Company has recapitalized the majority stockholder's loan to stockholders' equity and is in discussions with a number of financial institutions with a view to increase the company's capital.

Principles of Consolidation
     The accompanying consolidated financial statements include the accounts of the company and its 50% owned subsidiary. Intercompany transactions and balances have been eliminated in consolidation.

Depreciation and Amortization
     The cost of equipment is depreciated for financial reporting purposes on a straight-line basis over the useful lives of the assets which is 3 to 7 years. Repairs and maintenance which do not extend the useful lives of the related assets are expensed as incurred. Deferred charges in connection with LTTD contracts and intangibles are being amortized over 5 years.

Income Taxes
     The Company is taxed as a "C" Corporation for federal purposes and deferred taxes are recognized for operating losses that are anticipated to offset future federal income taxes.

     The basic corporation income tax rate applicable to Ceva Hungary is 18% (1998:18%). In addition, a supplementary tax of up to 35% (1998:35%) is payable on dividends from post-1994 profits. The actual rate of supplementary tax depends on the residence of the recipient shareholder and the terms of the applicable tax treaty between Hungary and the relevant foreign country. A rate of 35% (1998:35%) applies to Hungarian shareholders.

Revenue Recognition
     Revenue is recognized in accordance with contracts as services are rendered.

                     Ceva International, Inc. and Subsidiary
                 Notes to the Consolidated Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICES - (Continued)

Earnings (Loss) per Common Share
     In accordance with Financial Accounting Standards Board No. 128 "Earnings Per Share", basic earnings (loss) per common share amounts are computed by dividing the net (loss) by the weighted average number of shares outstanding. Common stock equivalents have not been included in this computation since the effect would be anti-dilutive.

Securities Issued for Services
     The Company accounts for common stock and common stock purchase warrants issued for services by reference to the fair market value of the Company's stock on the date of stock issuance or warrant grant in accordance with Financial Accounting Standards Board Statement No. 123 "Accounting for Stock-Based Compensation. (FASB 123)" Compensation/consultant expense is recorded for the fair market value of the stock and warrants issued.

Foreign Currency Translation
     For Ceva Hungary whose functional currency is the Hungarian Florint, balance sheet accounts are translated into U.S. dollars at exchange rates in effect at the end of the year and income statement accounts are translated at average exchange rates for the year. Translation gains and losses are included as a separate component of stockholders' equity (impairment).

Use of Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATION OF BUSINESS AND CREDIT RISK

     At times throughout the year the Company may maintain certain bank accounts in excess of the FDIC and Hungarian limits.

     The Company conducts its business primarily in the Eastern European nations.

     The Company has contracts with a small number of customers; the loss of one of the major ones would have a near-term severe impact on the Company. One major customer receivable of approximately $1,000,000 has been reserved in the amount of $314,000 at December 31, 1999. The full amount is in dispute and expected to be resolved through court proceedings in Hungary.

 EQUIPMENT

     Equipment at cost, less accumulated depreciation consists of the following at December 31, 1999:


                                                                        Total              Hungary           United States
                                                                  -----------------    ----------------     ----------------
       Equipment under capital lease                             $        3,044,561  $        3,044,561   $                -
       Field and office equipment                                           845,158             438,073              407,085
                                                                  -----------------    ----------------     ----------------
         Subtotal                                                         3,889,719           3,482,634              407,085
       Less accumulated depreciation                                      1,007,607             838,409              169,198
                                                                  -----------------    ----------------     ----------------
         Total                                                   $        2,882,112  $        2,644,225   $          237,887
                                                                  =================    ================     ================


     Depreciation expense amounted to $531,185 and $273,493 for years ended December 31, 1999 and 1998, respectively.

                     Ceva International, Inc. and Subsidiary
                 Notes to the Consolidated Financial Statements

PROFIT SHARING ARRANGEMENT/DEFERRED CHARGE

     The Company has entered into an agreement to share profits with a vendor on its Low Temperature Thermal Desorption (LTTD) contracts. The vendor also has the exclusive right to provide equipment and services that might be required under any LTTD contracts. This contract, implemented in 1997, has a term of ten years or may be terminated by mutual consent of the parties. In 1998, the vendor provided for only $250,000 of an agreed upon $500,000 advance in which the entire $500,000 was included as part of the lease obligation to be repaid (see "CAPITAL LEASES"). The remaining $250,000 was recorded as a deferred charge as an accommodation to the vendor's profit sharing arrangement and exclusive right to provide equipment and services and will amortize over the repayment terms of the 5 year lease. Amortization expense totaled $50,000 and $12,500 during the years ended December 31, 1999 and 1998, respectively.

ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses consist of the following at December 31, 1999:


     Trade accounts payable                                                                                  $        778,692
     Interest                                                                                                         310,130
     Sales and payroll taxes                                                                                          111,747
     Salaries                                                                                                          75,000
     Directors' fees                                                                                                   30,000
     Consulting fees                                                                                                   25,000
     Professional fees                                                                                                 20,000
                                                                                                              ---------------
         Total                                                                                               $      1,350,569
                                                                                                              ===============

NOTES PAYABLE

     Notes payable are comprised of the following at December 31, 1999:

     Unsecured
     Note payable interest only at 12% per annum due in full on December 31,
       1999.  Interest rate increases to 24% per annum should balance not be settled by December 31, 1999.  The due date of the note has been extended
       to June 30, 2000. The note is guaranteed by the principal stockholder.                                $        200,000
       Two non-interest bearing notes due April 30, 2000 are payable either in cash or convertible into common shares of the company at .50(cent)per share.
       A non-detachable warrant has been issued to each note holder entitling the holder to purchase 15,000 common shares of the company at $1 per share expiring November 2, 2002.  The notes were subsequently converted into
       common shares.                                                                                                  25,000
                                                                                                              ---------------
         Total - current maturities                                                                          $        225,000
                                                                                                              ===============


 RELATED PARTY TRANSACTIONS

Loan Payable to Stockholder
     The majority stockholder has advanced working capital to the Company. The advance of $200,000 at December 31, 1999, is unsecured, and due April 30, 2000. The repayment may be made either in cash plus interest at 10% per annum or convertible into common shares at a conversion rate of .25(cent) per share with a 10% dividend rate at the option of the holder.
     Additionally, 50,000 common shares have been issued to the majority stockholder as compensation (additional interest expense) for the loan provided to the company. The loan was subsequently converted into common shares. The share value was determined at a fair and reasonable price in relation to the last quoted market price less a reasonable discount.

                     Ceva International, Inc. and Subsidiary
                 Notes to the Consolidated Financial Statements

RELATED PARTY TRANSACTIONS, Continued
 Professional, International and  Directors' Fees
     Fees were incurred to individuals who are shareholders of the Company and amounted to $312,306 and $59,675 during years ended December 31, 1999 and 1998, respectively.

     Included in accounts payable and accrued expenses are balances totaling $213,687 at December 31, 1999 that pertain to the shareholders that provided services above.

CAPITAL LEASES

     The Company leases certain equipment under capital leases expiring in various years through 2003. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset at the inception of the lease. The assets are amortized over the lower of their related lease terms or their estimated productive lives. Amortization of assets under capital leases is included in depreciation expense in 1999 and 1998.

     Properties under capital leases are as follows at December 31, 1999:


       Equipment under capital lease                                                                        $      3,044,561
       Less accumulated amortization                                                                                 774,246
                                                                                                             ---------------
         Total                                                                                              $      2,270,315
                                                                                                             ===============


     The following is a schedule of minimum lease payments due under capital leases as of December 31, 1999:


       Year Ending December 31,
         2000                                                                            $      1,823,231
         2001                                                                                   1,298,773
         2002                                                                                     612,180
         2003                                                                                     459,136
                                                                                          ---------------
         Total net minimum capital lease payments                                               4,193,320
         Less amounts representing interest                                                       734,149
                                                                                          ---------------
         Present value of net minimum capital lease payments                                    3,459,171
         Less current maturities of capital lease obligations                                   1,393,196
                                                                                          ---------------
         Obligations under capital leases, excluding current maturities                  $      2,065,975
                                                                                          ===============


     Interest rates on capitalized leases are 10% and are imputed based on the lower of the Company's incremental borrowing rate at the inception of each lease or the lessor's implicit rate of return.

     The Company has been declared in default of the Capital Lease Agreement at December 31, 1999. However, no demand for payment in full has been made by the lessor.

DEFERRED CREDIT

     Ceva Hungary sold equipment which was then leased back to them in a sales-leaseback transaction. Total profits from the sale amounted to $102,638 at December 31, 1999 and will be recognized over the term of the lease.

 INCOME TAXES

     Deferred taxes are recognized for temporary differences relating to federal net operating losses. A valuation allowance was included because the federal net operating loss carry forwards may expire unused. The valuation allowance on the tax benefit of net operating loss carry forwards decreased by $20,000 in the year ended December 31, 1999 and increased $71,270 in the year ended December 31, 1998.

                     Ceva International, Inc. and Subsidiary
                 Notes to the Consolidated Financial Statements


INCOME TAXES, Continued

The major components of the Company's current and long-term deferred tax assets are as follows:


                                                                                 December 31,
                                                                                     1999
                                                                               -----------------
       Tax benefit of net operating loss carry forwards                       $          225,000
       Less:  valuation allowance                                                       (225,000)
                                                                               -----------------
       Net tax benefit of net operating loss carry forwards                   $                -
                                                                               =================


     Income tax expense is comprised of the following:

                                                                                               Year Ended December 31,
                                                                                          -----------------------------------
                                                                                               1999                1998
                                                                                          ---------------     ---------------
       Current Provision                                                                 $          9,013    $         10,669
       Deferred Benefit                                                                                 -                   -
                                                                                          ---------------     ---------------
         Total                                                                           $          9,013    $         10,669
                                                                                          ===============     ===============

     At December 31, 1999, the Company has approximately $800,000 of federal net operating loss carryforwards available for income tax purposes which expire on December 31, 2019.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     Estimated fair values of the Company's financial instruments (all of which are held for non-trading purposes) are as follows:

                                                                    December 31, 1999
                                                             --------------------------------
                                                                Carrying
                                                                 Amount          Fair Value
                                                             ---------------   --------------
         Cash and short-term investments                    $         85,565           85,565
         Accounts receivable                                       1,138,896        1,138,896
         Accounts payable and accrued expenses                     1,350,569        1,350,569
         Long-term debt                                            3,459,171        3,459,171
         Loan payable to stockholder                                 200,000          200,000


     The carrying amount approximates fair value for cash and short-term instruments. For accounts receivable fair values are estimates based on relevant market conditions. The fair value of accounts payable and accrued expenses, long-term debt and loan payable to stockholder is based on current rates at which the Company could borrow funds with similar remaining maturities.

MAJOR CUSTOMERS

     For the years ended December 31, 1999 and 1998, the Company had three and two major customers, respectively, sales to which represented approximately 90% ($1,686,774) and 75% ($1,470,510), respectively, of the Company's revenues. The Company had accounts receivable balances due from these customers of $850,249 at December 31, 1999. The loss of these customers would have a materially adverse effect on the Company.

                     Ceva International, Inc. and Subsidiary
                 Notes to the Consolidated Financial Statements


MAJOR CUSTOMERS, Continued

 The following indicates the revenues from each of the major customers:

                                              Year Ended December 31,
                                        ------------------------------------
                                              1999                1998
                                        ----------------    ----------------
Major Customer #1                     $          778,410   $         428,843
Major Customer #2                                829,850           1,041,667
Major Customer #3                                 78,514                   -
                                        ----------------    ----------------
     Total                            $        1,686,774   $       1,470,510
                                        ================    ================

The following is a breakdown of revenue by country:



                                                   1999              1998
Hungary                                $         1,686,774
United States                                      205,446
                                       $         1,892,220             0


EXTRAORDINARY ITEM

     The Company was relieved from an obligation of $250,000 in 1998 due to the insolvency of the supplier of the related equipment. A discharge was granted to the Company which resulted in the recognition as an extraordinary item (net of $0 income tax effect).

SUBSEQUENT EVENT

     In April 2000, the Company acquired an additional 5% ownership interest from a minority shareholder in Ceva Hungary bringing the ownership interest of the Company in its Ceva Hungary Subsidiary up to 55%.

RESTATEMENT

     The 1998 consolidated statement of operations and deficit has been restated due to the reversal of a previously booked receivable determined to be uncollectible ($208,000). In addition, the minority interest in the loss of the consolidated subsidiary ($49,213) has been reduced so that the adjustment to the minority interest in subsidiary on the balance sheet becomes $0. This is a change from the previously reported negative balance of $49,213.

             Independent Auditors' Report on Additional Information


To the Board of Directors and Stockholders of Ceva International, Inc.




Our report on our audits of the consolidated balance sheet of Ceva International, Inc. and Subsidiary as of December 31, 1999 and consolidated statements of operations, comprehensive loss, stockholders' equity (impairment), and cash flows for the years ended December 31, 1999 and 1998, appears on page
1. Our audits were made for the purpose of forming an opinion on the above referenced consolidated financial statements taken as a whole. The additional information on the following pages is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the above referenced consolidated financial statements and, in our opinion, is fairly stated in all material respects.



/s/ Rosenberg Rich Baker Berman & Company
Bridgewater, New Jersey
May 19, 2000

                     Ceva International, Inc. and Subsidiary
                           Consolidating Balance Sheet
                                December 31, 1999


                                                                                                   Ceva                Ceva
                                                                                               International          Hungary
                                                                                              ---------------     ---------------
     Assets
Current Assets
     Cash                                                                                    $         75,322    $         10,243
     Accounts receivable (net of allowance for doubtful accounts of $314,000 for
         Ceva Hungary)                                                                                288,647             850,249
     Due from Ceva International, Inc.                                                                      -              78,968
     Prepaid expenses                                                                                   5,317                   -
                                                                                              ---------------     ---------------
         Total Current Assets                                                                         369,286             939,460

Equipment (net of accumulated depreciation)                                                           237,889           2,644,223
Investment in Ceva Hungary                                                                             53,833                   -
Intangible assets (net of accumulated amortization)                                                         -                 979
Deferred charges (net of accumulated amortization)                                                    187,500                   -
                                                                                              ---------------     ---------------
         Total Assets                                                                                 848,508           3,584,662
                                                                                              ===============     ===============

     Liabilities and Stockholders' Equity
Current Liabilities
     Due to Ceva Hungary                                                                               78,968                   -
     Accounts payable and accrued expenses                                                            547,990             802,579
     Notes payable                                                                                    225,000                   -
     Loans payable to stockholder                                                                     200,000                   -
     Current maturities of capital leases                                                                   -           1,393,196
     Deferred credit                                                                                        -             102,638
                                                                                              ---------------     ---------------
         Total Current Liabilities                                                                  1,051,958           2,298,413

Capital leases, net of current maturities                                                                   -           2,065,975
                                                                                              ---------------     ---------------
         Total Liabilities                                                                          1,051,958           4,364,388
                                                                                              ---------------     ---------------
Minority interest in subsidiary                                                                             -                   -
                                                                                              ---------------     ---------------
Stockholders' Equity
     Preferred stock                                                                                  850,000                   -
     Common stock                                                                                       9,823             100,000
     Additional paid-in capital                                                                     2,113,205                   -
     (Deficit)                                                                                     (3,176,478)           (941,680)
     Accumulated other comprehensive income - foreign currency translation
        adjustment                                                                                          -              61,954
                                                                                              ---------------     ---------------
         Total Stockholders' Equity (Impairment)                                                     (203,450)           (779,726)
                                                                                              ---------------     ---------------
         Total Liabilities and Stockholders' Equity                                          $        848,508    $      3,584,662

                                                                                              ===============      ===============

                                      72A

                                                                                             DR(CR)            Consolidated
    Assets                                                                                 Elimination            Totals
Current Assets                                                                             ------------         ------------
     Cash                                                                            $              -    $          85,565
     Accounts receivable (net of allowance for doubtful accounts of $314,000 for
         Ceva Hungary)                                                                              -            1,138,896
     Due from Ceva International, Inc.                                                        (78,968)                   -
     Prepaid expenses                                                                               -                5,317
                                                                                      ---------------     ----------------
         Total Current Assets                                                                 (78,968)           1,229,778

Equipment (net of accumulated depreciation)                                                         -            2,882,112
Investment in Ceva Hungary                                                                    (53,833)                   -
Intangible assets (net of accumulated amortization)                                                 -                  979
Deferred charges (net of accumulated amortization)                                                  -              187,500
                                                                                      ---------------     ----------------
         Total Assets                                                                        (132,801)           4,300,369
                                                                                      ===============     ================

     Liabilities and Stockholders' Equity
Current Liabilities
     Due to Ceva Hungary                                                                       78,968                    -
     Accounts payable and accrued expenses                                                          -            1,350,569
     Notes payable                                                                                  -              225,000
     Loans payable to stockholder                                                                                  200,000
     Current maturities of capital leases                                                           -            1,393,196
     Deferred credit                                                                                -              102,638
                                                                                      ---------------     ----------------
         Total Current Liabilities                                                             78,968            3,271,403

Capital leases, net of current maturities                                                           -            2,065,975
                                                                                      ---------------     ----------------
         Total Liabilities                                                                     78,968            5,337,378
                                                                                      ---------------     ----------------
Minority interest in subsidiary                                                                     -                    -
                                                                                      ---------------     ----------------
Stockholders' Equity
     Preferred stock                                                                                -              850,000
     Common stock                                                                             100,000                9,823
     Additional paid-in capital                                                                     -            2,113,205
     (Deficit)                                                                                (46,167)          (4,071,991)
     Accumulated other comprehensive income - foreign currency translation
        adjustment                                                                                  -               61,954
                                                                                      ---------------     ----------------
         Total Stockholders' Equity (Impairment)                                               53,833           (1,037,009)
                                                                                      ---------------     ----------------
         Total Liabilities and Stockholders' Equity                                  $        132,801    $       4,300,369

                                       72B

                     Ceva International, Inc. and Subsidiary
                Consolidating Statement of Operations and Deficit
                          Year Ended December 31, 1999





                                                             Ceva             Ceva             DR (CR)         Consolidated
                                                         International       Hungary         Elimination          Totals
                                                        ---------------  ---------------   ---------------   ----------------
Revenue                                                $        205,446 $      1,686,774  $              -  $       1,892,220
Direct Costs                                                          -        1,478,111                 -          1,478,111
                                                        ---------------  ---------------   ---------------   ----------------
Gross Profit                                                    205,446          208,663                 -            414,109
                                                        ---------------  ---------------   ---------------   ----------------
Operating Expense
     Bad debts                                                   62,500          314,000                 -            376,500
     Professional services                                      254,711                -                 -            254,711
     Wages                                                       53,435          164,240                 -            217,675
     Travel                                                     151,861                -                 -            151,861
     Depreciation and amortization                              136,735           11,643                 -            148,378
     International expenses                                     100,908                -                 -            100,908
     Officer's compensation                                      73,424                -                 -             73,424
     Other expenditures                                          15,189           49,748                 -             64,937
     Employee benefits                                           26,262           31,907                 -             58,169
     Auto expenses                                               40,819                -                 -             40,819
     Rent                                                        17,948           12,586                 -             30,534
     Directors' fees                                             30,000                -                 -             30,000
     Office expenses                                             23,310                -                 -             23,310
     Telephone                                                   16,067                -                 -             16,067
     Entertainment                                                6,996                -                 -              6,996
     Other taxes                                                  4,691                -                 -              4,691
     Insurance                                                    3,416                -                 -              3,416
     Management services                                              -          100,000          (100,000)                 -
                                                        ---------------  ---------------   ---------------   ----------------
         Total operating expense                              1,018,272          684,124          (100,000)         1,602,396
                                                        ---------------  ---------------   ---------------   ----------------
(Loss) from operations                                         (812,826)        (475,461)          100,000         (1,188,287)
                                                        ---------------  ---------------   ---------------   ----------------
Other income (expense)
     Interest expense net of other income                       (95,747)         (67,591)                -           (163,338)
     Management fee income                                      100,000                -           100,000                  -
                                                        ---------------  ---------------   ---------------   ----------------
Total other income (expense)                                      4,253          (67,591)          100,000           (163,338)
                                                        ---------------  ---------------   ---------------   ----------------
Income (loss) before provision for income taxes                (808,573)        (543,052)                -         (1,351,625)
Provision for income taxes                                            -            9,013                 -              9,013
                                                        ---------------  ---------------   ---------------   ----------------
Net income (loss)                                              (808,573)        (552,065)                -         (1,360,638)
Retained earnings (deficit), beginning of year               (2,367,905)        (389,615)           46,167         (2,711,353)
                                                        ---------------  ---------------   ---------------   ----------------
Retained earnings (deficit), end of year               $     (3,176,478)$       (941,680) $         46,167  $      (4,071,991)
                                                        ===============  ===============   ===============   ================

                     Ceva International, Inc. and Subsidiary
                Consolidating Statement of Operations and Deficit
                          Year Ended December 31, 1998
                                   (Restated)




                                                             Ceva             Ceva             DR (CR)         Consolidated
                                                         International       Hungary         Elimination          Totals
                                                        ---------------  ---------------   ---------------   ----------------
Revenue                                                $        140,433 $      1,809,823  $              -  $       1,950,256
Direct Costs                                                          -        1,644,187                 -          1,644,187
                                                        ---------------  ---------------   ---------------   ----------------
Gross Profit                                                    140,433          165,636                 -            306,069
                                                        ---------------  ---------------   ---------------   ----------------
Operating Expense
     Professional services                                       30,300                -                 -             30,300
     Wages                                                       95,192          296,153                 -            391,345
     Travel                                                     179,372                -                 -            179,372
     Depreciation and amortization                               69,004           11,003                 -             80,007
     International expenses                                      37,399                -                 -             37,399
     Officer's compensation                                      11,900                -                 -             11,900
     Other expenditures                                           4,944           27,885                 -             32,829
     Bad debts                                                  151,401                -                 -            151,401
     Employee benefits                                           24,267                -                 -             24,267
     Auto expenses                                               37,824                -                 -             37,824
     Rent                                                             -            7,580                 -              7,580
     Office expenses                                             16,530                -                 -             16,530
     Telephone                                                   39,926                -                 -             39,926
     Entertainment                                                7,537                -                 -              7,537
     Other taxes                                                  7,282                -                 -              7,282
     Insurance                                                    4,009                -                 -              4,009
     Advertising                                                    395                -                 -                395
     Miscellaneous                                                    -           18,839                 -             18,839
     Management services                                              -          100,000          (100,000)                 -
                                                        ---------------  ---------------   ---------------   ----------------
         Total operating expense                                717,282          461,460          (100,000)         1,078,742
                                                        ---------------  ---------------   ---------------   ----------------
(Loss) from operations                                         (576,849)        (295,824)         (100,000)          (772,673)
                                                        ---------------  ---------------   ---------------   ----------------
Other income (expense)
      Interest expense                                         (116,261)         (63,727)                -           (179,988)
      Management fee income                                     100,000                -           100,000                  -
      Interest and other income                                  13,292            5,239                 -             18,531
     Minority interest in loss of
         consolidated subsidiary                                      -                -            29,277             29,277
                                                        ---------------  ---------------   ---------------   ----------------
Total other income (expense)                                     (2,969)         (58,488)          129,277           (132,180)
                                                        ---------------  ---------------   ---------------   ----------------
Income (loss) before provision for income taxes                (579,818)        (354,312)           29,277           (904,853)
Provision for income taxes                                            -           10,669                 -             10,669
                                                        ---------------  ---------------   ---------------   ----------------
Income (loss) before extraordinary item                        (579,818)        (364,981)           29,277           (915,522)
Extraordinary item, cancellation of
     indebtedness, net of income tax effect of $0               250,000                -                 -            250,000
                                                        ---------------  ---------------   ---------------   ----------------
         Net income (loss)                                     (329,818)        (364,981)           29,277           (665,522)
Retained earnings (deficit), beginning of year               (2,038,087)         (24,634)           16,890         (2,045,831)
                                                        ---------------  ---------------   ---------------   ----------------
Retained earnings (deficit), end of year               $     (2,367,905)$       (389,615) $         46,167  $      (2,711,353)
                                                        ===============  ===============   ===============   ================

                     Ceva International, Inc. and Subsidiary

                        Consolidated Financial Statements

                      December 31, 1998 (Restated) and 1997

                     Ceva International, Inc. and Subsidiary
                 Index to the Consolidated Financial Statements
                      December 31, 1998 (Restated) and 1997


                                                                       Page

Independent Auditors' Report..........................................    1

Consolidated Financial Statements

     Consolidated Balance Sheets......................................    2

     Consolidated Statements of Operations and Deficit................    3

     Consolidated Statements of Comprehensive Loss....................    4

     Consolidated Statements of Cash Flows............................    5

     Notes to the Consolidated Financial Statements...................  6-11

Independent Auditors' Report on Additional Information................   12

     Consolidating Balance Sheet - December 31, 1998 .................   13

     Consolidating Statement of Operations and Deficit - Year Ended
     December 31, 1998................................................   14

     Consolidating Balance Sheet - December 31, 1997..................   15

     Consolidating Statement of Operations and Deficit - Year Ended
     December 31, 1997................................................   16

                                  Independent Auditors' Report

To the Board of Directors and Stockholders of Ceva International, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Ceva International, Inc. as of December 31, 1998 and 1997 and the related consolidated statements of operations and deficit, comprehensive loss and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ceva International, Inc. and Subsidiary as of December 31, 1998 and 1997 and the results of their operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the Notes to the Consolidated Financial Statements, the Company has incurred operating losses for a number of years and has a stockholders' impairment. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in the Notes to the Consolidated Financial Statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/Rosenberg Rich Baker Berman & Company
Bridgewater, New Jersey
July 28, 1999, except for "SUBSEQUENT EVENTS" and "RESTATEMENT" notes to the consolidated financial statements which are dated May 19, 2000

                     Ceva International, Inc. and Subsidiary
                           Consolidated Balance Sheets


                                                                                                      December 31,
                                                                                            ---------------------------------
           Assets                                                                                 1998              1997
                                                                                            ---------------   ---------------
                                                                                           (Restated)


Current Assets
     Cash                                                                                  $         72,621  $         27,442
     Accounts receivable (net of allowance for doubtful accounts of $0 and
       $109,061, respectively)                                                                      963,345           298,967
     Escrow funds receivable                                                                              -           198,000
      Inventory                                                                                      79,407                 -
     Prepaid expenses                                                                                 9,046             1,498
      Prepaid acquisition costs                                                                     190,654                 -
                                                                                            ---------------   ---------------
           Total Current Assets                                                                   1,315,073           525,907

Due from related party                                                                                5,499           101,818
Property and equipment (net of accumulated depreciation)                                          3,421,864           209,359
Intangible assets (net of accumulated amortization)                                                   2,894             5,195
Deferred charges (net of accumulated amortization)                                                  237,500                 -
Deferred income taxes                                                                                 5,000             5,000
                                                                                            ---------------   ---------------
           Total Assets                                                                           4,987,830           847,279
                                                                                            ===============   ===============

           Liabilities and Stockholders' Impairment
Current Liabilities
     Accounts payable and accrued expenses                                                        1,442,137           427,990
     Current maturities of long-term debt                                                           200,000            11,733
     Current maturities of capital leases                                                           693,239                 -
      Deferred credit                                                                                84,100                 -
                                                                                            ---------------   ---------------
           Total Current Liabilities                                                              2,419,476           439,723

Long-term debt, net of current maturities                                                                 -           238,267
Capital leases, net of current maturities                                                         2,630,625                 -
Loans payable to stockholder                                                                      1,094,588           685,843
                                                                                            ---------------   ---------------
           Total Liabilities                                                                      6,144,689         1,363,833
                                                                                            ---------------   ---------------

Minority interest in subsidiary                                                                           -            29,277
                                                                                            ---------------   ---------------

Stockholders' Equity
     Preferred stock, non-voting, $.001 par value; 25,000,000 shares authorized;
       Series A - redeemable, non-dividend, $50,000 stated value per share, 100 shares authorized, no shares issued and outstanding (Redeemable
       preference in either cash or convertible into common shares)                                       -                 -
Common stock, $.01 par value; 20,000,000 common shares authorized;
2,000,000 common shares issued and outstanding                                                       20,000            20,000
Additional paid-in capital                                                                        1,480,000         1,480,000
(Deficit)                                                                                        (2,711,353)       (2,045,831)
Accumulated other comprehensive income-foreign currency translation
 adjustment                                                                                          54,494                 -
                                                                                                  ----------       -----------

     Total Stockholders' Equity (Impairment)                                                     (1,156,859)         (545,831)
     Total Liabilities and Stockholders' Equity                                               $   4,987,830       $   847,279
                                                                                              ==============       ============


See notes to the consolidated financial statements.

                     Ceva International, Inc. and Subsidiary
                Consolidated Statements of Operations and Deficit


                                                                                                Year Ended December 31,
                                                                                          -----------------------------------
                                                                                               1998                1997
                                                                                          ---------------     ---------------
                                                                                            (Restated)

Revenue                                                                                  $      1,950,256    $      1,003,388
Direct Costs                                                                                    1,644,187             495,915
                                                                                          ---------------     ---------------
Gross Profit                                                                                      306,069             507,473
                                                                                          ---------------     ---------------

Operating Expenses
    Wages                                                                                         391,345              12,095
    Travel                                                                                        179,372              65,577
    Bad debts                                                                                     151,401             185,906
    Depreciation and amortization                                                                  80,007              11,167
    Auto expenses                                                                                  37,824              35,760
    Telephone                                                                                      39,926              30,332
    International expenses                                                                         37,399             114,044
    Other expenditures                                                                             32,829               7,395
    Professional services                                                                          30,300             143,757
    Miscellaneous                                                                                  18,839             110,095
    Employee benefits                                                                              24,267              12,072
    Office expenses                                                                                16,530               9,118
    Officer's compensation                                                                         11,900              11,900
    Rent                                                                                            7,580               6,241
    Entertainment                                                                                   7,537               8,676
    Other taxes                                                                                     7,282               7,315
    Insurance                                                                                       4,009               3,593
    Advertising                                                                                       395               1,422
                                                                                          ---------------     ---------------
         Total operating expenses                                                               1,078,742             776,465
                                                                                          ---------------     ---------------
(Loss) from operations                                                                           (772,673)           (268,992)
                                                                                          ---------------     ---------------
Other income (expense)
      Interest expense                                                                           (179,988)            (39,515)
      Interest and other income                                                                    18,531                   -
    Minority interest in loss of consolidated subsidiary                                           29,277              16,890
                                                                                          ---------------     ---------------
Total other income (expense)                                                                     (132,180)            (22,625)
(Loss) before provision for income taxes                                                         (904,853)           (291,617)
Provision for income taxes                                                                         10,669                 200
                                                                                         ----------------    ----------------
(Loss) before extraordinary item                                                                 (915,522)           (291,817)

Extraordinary item, cancellation of indebtedness, net of income tax
    effect of $0                                                                                  250,000                   -
                                                                                          ---------------     ---------------
Net (loss)                                                                                       (665,522)           (291,817)
(Deficit), beginning of year                                                                   (2,045,831)         (1,754,014)
                                                                                          ---------------     ---------------
(Deficit), end of year                                                                   $     (2,711,353)   $     (2,045,831)
                                                                                          ===============     ===============

(Loss) per common share before extraordinary item                                        $         (0.13)    $         (0.04)
                                                                                          ===============     ===============
(Loss) per common share                                                                  $         (0.09)    $         (0.04)
                                                                                          ===============     ===============
Weighted average of common shares outstanding (restated for 1997)                               7,308,198           7,308,198
                                                                                          ===============     ===============



See notes to the consolidated financial statements.

                     Ceva International, Inc. and Subsidiary
                  Consolidated Statements of Comprehensive Loss



                                                                                                  Year Ended December 31,
                                                                                          ---------------------------------------
                                                                                                1998                   1997
                                                                                          ----------------       ----------------
                                                                                             (Restated)

Net (loss)                                                                          $             (665,522) $            (291,817)
                                                                                          ----------------       ----------------
Other comprehensive income
      Foreign currency translation adjustment (net of $0 tax effect)                                54,494                      -
                                                                                          ----------------       ----------------
Other comprehensive income                                                                          54,494                      -
                                                                                          ----------------       ----------------
Comprehensive loss                                                                  $             (611,028)              (291,817)
                                                                                          ================       ================



See notes to the consolidated financial statements.

                     Ceva International, Inc. and Subsidiary
                      Consolidated Statements of Cash Flows


                                                                                                       Year Ended December 31
                                                                                            ---------------------------------
                                                                                                 1998              1997
                                                                                            ---------------   ---------------
                                                                                              (Restated)
Cash Flows From Operating Activities
    Net (loss)                                                                             $       (665,522) $       (291,817)
    Adjustments to reconcile net (loss) to net cash provided (used) by operating activities
      Depreciation and amortization                                                                 285,993            11,167
      Minority interest in loss of consolidated subsidiaries                                        (29,277)          (16,890)
    Decreases (increases) in assets
      Accounts receivable                                                                          (664,378)          179,211
      Escrow funds receivable                                                                       198,000          (198,000)
         Inventory                                                                                  (79,407)                -
      Prepaid expenses                                                                               (7,548)            7,817
      Due from related party                                                                         96,319             9,420
    Increases (decreases) in liabilities
      Accounts payable and accrued expenses                                                       1,014,147          (203,758)
      Deferred credit                                                                                84,100                 -
                                                                                            ---------------   ---------------
         Net cash provided (used) by operating activities                                           232,427          (502,850)
                                                                                            ---------------   ---------------
Cash flows from investing activities
     Cash paid for machinery and equipment                                                         (100,000)         (209,580)
     Purchase of intangible assets                                                                        -            (5,195)
                                                                                            ---------------   ---------------
         Net cash (used) by investing activities                                                   (100,000)         (209,580)
                                                                                            ---------------   ---------------
Cash flows from financing activities
     Proceeds from stockholders' investment                                                               -           546,170
     Repayment of stockholders' loans                                                                     -           (81,941)
     Proceeds from borrowings                                                                       408,745           250,000
      Repayment of capital lease obligations                                                       (411,653)                -
      Cash payments for acquisition costs                                                          (190,654)                -
                                                                                            ---------------   ---------------
         Net cash provided (used) by financing activities                                          (193,562)          714,229
                                                                                            ---------------   ---------------
Effect of exchange rate changes on cash                                                             106,314                 -
                                                                                            ---------------   ---------------
Net increase (decrease) in cash                                                                      45,179           (23,918)
Cash at January 1                                                                                    27,442            51,360
                                                                                            ---------------   ---------------
Cash at December 31                                                                        $         72,621  $         27,442
                                                                                            ===============   ===============

      Depreciation and amortization                                                                 285,993            11,167
                                                                                            ===============   ===============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes                                                                 $            200  $            200
Cash paid for interest                                                                     $        164,388  $         41,013
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND
     FINANCING ACTIVITIES
In 1997, the Company's bank credit line of $265,400 was exchanged for a  stockholder's  personal  bank loan which is included in loans payable to stockholders.

Capitalized lease obligations incurred for purchase of equipment in 1998:
      Equipment under capital lease                                                        $      3,044,561
      Deferred charge incurred                                                                      250,000
                                                                                            ---------------
                                                                                                  3,294,561
      Obligations under capital lease incurred                                                    3,294,561
                                                                                            ---------------
                                                                                           $              -
                                                                                            ===============


See notes to the consolidated financial statements.

                     Ceva International, Inc. and Subsidiary
                 Notes to the Consolidated Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

Nature of Organization
     Ceva International, Inc., a New Jersey corporation, was organized in 1991 to develop an Eastern European market presence in the waste technology management business. In that connection, the Company organized Ceva Hungary, a Hungarian corporation, which is 50% owned by Ceva International, Inc. with the remaining 50% thereof owned by Hungarian stockholders active in its business development. The Company's intentions are to create alternative fuel sources from industrial waste for use in the cement and other industries.

     The Company's financial statements have been prepared in conformity with principles of accounting applicable to a going concern.

     The Company has incurred large operating losses which have resulted in a stockholders impairment. Additional funds are needed to finance the equipment required for signed and proposed contracts to increase the level of business to cover the Company's operating expenses and create profits. Management has retained an investment banking firm which has assisted in merging the Company with a public "shell" Company and has raised $750,000 in private placements for working capital operating purposes. Additional capital raising efforts are also currently being held (see "SUBSEQUENT EVENTS"). In addition, the stockholder's loan has been recapitalized to stockholders' equity. Moreover, the Company has instituted controls to avoid future large bad debt losses.

Principles of Consolidation
     The accompanying consolidated financial statements include the accounts of the company and its 50% owned subsidiary. Intercompany transactions and balances have been eliminated in consolidation.

Inventory
     Inventories are valued at the lower of cost (determined on a first-in first-out basis) or market.

Depreciation and Amortization
     The cost of property and equipment is depreciated for financial reporting purposes on a straight-line basis over the useful lives of the assets which is 3 to 7 years. Repairs and maintenance which do not extend the useful lives of the related assets are expensed as incurred. Deferred charges in connection with LTTD contracts are being amortized over 10 years.

Income Taxes
     The Company is taxed as a "C" Corporation for federal and state purposes and deferred taxes are recognized for operating losses that are anticipated to offset future federal and state income taxes.

     The basic corporation income tax rate applicable to Ceva Hungary is 18% (1998:18%). In addition, a supplementary tax of up to 35% (1997:35%) is payable on dividends from post-1994 profits. The actual rate of supplementary tax depends on the residence of the recipient shareholder and the terms of the applicable tax treaty between Hungary and the relevant foreign country. A rate of up to 35% (1997:27%) applies to Hungarian shareholders.

Revenue Recognition
     Revenue is recognized in accordance with contracts as services are rendered.

Foreign Currency Translation

 For Ceva Hungary whose functional currency is the Hungarian Florint, balance sheet accounts are translated into U.S. dollars at exchange rates in effect at the end of the year and income statement accounts are translated at average exchange rates for the year. Translation gains and losses are included as a separate component of stockholder's equity (impairment).

Securities Issued for Services
     The Company accounts for common stock and common stock purchase warrants issued for services by reference to the fair market value of the Company's stock on the date of stock issuance or warrant grant in accordance with Financial Accounting Standards Board Statement No. 123 "Accounting for Stock- Based Compensation. (FASB 123)" Compensation/consultant expense is recorded for the fair market value of the stock and warrants issued.
                                       82

                            Ceva International, Inc.
                 Notes to the Consolidated Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued
Use of Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassification
     Certain amounts in 1997 have been reclassified to conform to the current year (1998) presentation.

CONCENTRATION OF BUSINESS AND CREDIT RISK
     At times throughout the year the Company may maintain certain bank accounts in excess of the FDIC and Hungarian limits.

     The Company conducts its business primarily in the Eastern European nations.

     The Company has contracts with a small number of customers; the loss of one of the major ones would have a near-term severe impact on the Company. One customer, a municipality in Hungary, has not recognized billings by the Company. The matter is being litigated and management believes that recovery will be made in full.

 EQUIPMENT
     Equipment at cost, less accumulated depreciation consists of the following:

                                                                                                   December 31,
                                                                                      --------------------------------------
                                                                                            1998                  1997
                                                                                      -----------------     ----------------
       Equipment under capital lease                                                 $        3,044,561   $          187,285
       Field and office equipment                                                               676,756               54,888
                                                                                      -----------------     ----------------
         Subtotal                                                                             3,721,317              242,173
       Less accumulated depreciation                                                            299,453               32,814
                                                                                      -----------------     ----------------
         Total                                                                       $        3,421,864   $          209,359
                                                                                      =================     ================

DUE FROM RELATED PARTY
     Due from related party represents advances to a corporation controlled by the same interests as the Company which are without a fixed maturity date and bear no interest.

DEFERRED CREDIT
     Ceva Hungary sold equipment which was then leased back to them in a sale-leaseback transaction. Total profits from the sale amounted to $84,100 and $0 at December 31, 1998 and 1997, respectively, and will be recognized over the term of the lease.

LOAN PAYABLE-STOCKHOLDER
     A stockholder has advanced working capital to the Company. The advances of $1,094,588 and $967,549 at December 31, 1998 and 1997, respectively, are unsecured, with interest at 9.5% per annum effective January 1, 1998, and with no definitive repayment terms. The loan was reclassified into stockholders' equity pursuant to the subsequent merger of the Company into the public "shell" Company. (see "SUBSEQUENT EVENTS")

                            Ceva International, Inc.
                 Notes to the Consolidated Financial Statements

LONG-TERM DEBT
     Long-term debt is comprised of the following:

                                                                                                     December 31,
                                                                                            ---------------------------------
     Notes Payable                                                                               1998              1997
     -------------
                                                                                           ---------------   ---------------
     Note payable to individual with interest at 12%, payable monthly at $5,741 per month beginning June 1, 1998.  This note is personally guaranteed by a stockholder.  This note was reclassified into a capital lease agreement in
       1998.                                                                               $              -  $        250,000
     Unsecured
     Note payable interest only at 12% per annum due in full on December 31,
       1999.  Interest rate shall increase to 24% per annum should balance not be settled by December 31, 1999.  The note is guaranteed by the principal
       stockholder.                                                                                 200,000                 -
         Less current maturities                                                                    200,000            11,733
                                                                                            ---------------   ---------------
     Long-term debt, net of current maturities                                             $              -  $        238,267
                                                                                            ===============   ===============
CAPITAL LEASES
     The Company  leases  certain  equipment  under capital  leases  expiring in various years through 2003. The assets and liabilities under capital leases are  recorded  at the  lower  of the  present  value of the  minimum  lease payments or the fair value of the asset at the inception of the lease.  The assets are  amortized  over the lower of their related lease terms or their estimated productive lives.  Amortization of assets under capital leases is included in depreciation expense in 1998 and 1997.

     Properties under capital leases are as follows:
                                                                                                    December 31,
                                                                                          ----------------------------------
                                                                                               1998               1997
                                                                                         ---------------    ---------------
       Equipment under capital lease                                                     $      3,044,561   $              -
       Less accumulated amortization                                                              216,989                  -
                                                                                          ---------------    ---------------
         Total                                                                           $      2,827,572   $              -
                                                                                          ===============    ===============

     The following is a schedule of minimum lease payments due under capital leases as of December 31, 1998.


    Year Ending December 31,
         1999                                                                            $      1,158,661
         2000                                                                                   1,110,652
         2001                                                                                   1,062,643
         2002                                                                                     612,180
         2003                                                                                     464,608
                                                                                         ---------------
         Total net minimum capital lease payments                                               4,408,744
         Less amounts representing interest                                                     1,084,880
                                                                                          ---------------
         Present value of net minimum capital lease payments                                    3,323,864
         Less current maturities of capital lease obligations                                     693,239
                                                                                          ---------------
         Obligations under capital leases, excluding current maturities                  $      2,630,625
                                                                                          ===============

     Interest rates on capitalized leases are 10% and are imputed based on the lower of the Company's incremental borrowing rate at the inception of each lease or the lessor's implicit rate of return.

                            Ceva International, Inc.
                 Notes to the Consolidated Financial Statements

INCOME TAXES
     Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and state income tax purposes. The differences relate primarily to federal and state net operating losses. A valuation allowance was included because the state net operating loss carry forwards may expire unused. The valuation allowance on the tax benefit of net operating loss carry forwards increased $71,270 and $23,903 in the years ended December 31, 1998 and December 31, 1997.

     The major components of the Company's current and long-term deferred tax assets are as follows:


                                                                                            December 31,
                                                                               ---------------------------------------
                                                                                     1998                  1997
                                                                               -----------------     -----------------
       Tax benefit of net operating loss carry forwards                       $          250,000    $          178,730
       Less:  valuation allowance                                                        245,000               173,730
                                                                               -----------------     -----------------
       Net tax benefit of net operating loss carry forwards                                5,000                 5,000
       Current portion                                                                         -                     -
                                                                               -----------------     -----------------
         Long-term deferred tax asset                                         $            5,000    $            5,000
                                                                               =================     =================


Income tax expense is comprised of the following:

                                                                                                     December 31,
                                                                                          -----------------------------------

                                                                                          ---------------
                                                                                               1998                1997
                                                                                          ---------------     ---------------
       Current Provision                                                                 $         10,669    $            200
       Deferred Benefit                                                                                 -                   -
                                                                                          ---------------     ---------------
         Total                                                                           $         10,669    $            200
                                                                                          ===============     ===============


       At December 31, 1998, the Company had $326,049 of federal net operating loss carryforwards available for income tax purposes which expire on December 31, 2018.

       At December 31, 1998, the Company had State net operating losses carry forwards available for income tax purposes as follows:


       Expiration December 31,
                      1999                                 $        453,821
                      2000                                          402,733
                      2001                                          269,597
                      2002                                          221,646
                      2003                                          282,349
                      2004                                          274,727
                      2005                                          326,049
                                                            ---------------
                           Total                           $      2,230,922
                                                            ===============
CONTINGENCIES
    A suit was instituted against the Company by a vendor which the Company is vigorously defending. The amount of the suit was accrued in a prior year and
    is  recorded  as  an  accounts  payable  in  these  consolidated   financial
    statements.

                            Ceva International, Inc.
                 Notes to the Consolidated Financial Statements


PROFIT SHARING ARRANGEMENT/DEFERRED CHARGE

    The Company has entered into an agreement to share profits with a vendor on its Low Temperature Thermal Desorption (LTTD) contracts. The vendor also has the exclusive right to provide equipment and services that might be required under any LTTD contracts. This contract, implemented in 1997, has a term of ten years or may be terminated by mutual consent of the parties. In 1998, the vendor provided for only $250,000 of an agreed upon $500,000 advance in which the entire $500,000 was included as part of the lease obligation to be repaid (see "CAPITAL LEASES"). The remaining $250,000 was recorded as a deferred charge as an accommodation to the vendor's profit sharing arrangement and exclusive right to provide equipment and services and will amortize over the repayment terms of the 5 year lease. Amortization expense totaled $12,500 and $0 and during the years ended December 31, 1998 and 1997, respectively.

EARNINGS PER SHARE

    In accordance with Financial Accounting Standards Board No. 128 "Earnings Per Share". Basic earnings per share amounts are computed based on the weighted average number of shares actually outstanding, after restating the number of shares outstanding in 1997 to be equal to 1998 outstanding shares. The number of shares used in the computations were 2,000,000 in 1998 and 1997.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    Estimated fair values of the Company's financial instruments (all of which are held for nontrading purposes) are as follows:



                                                                                       December 31,
                                                             ----------------------------------------------------------------
                                                                           1998                             1997
                                                             --------------------------------   -----------------------------
                                                                Carrying                          Carrying
                                                                 Amount          Fair Value        Amount        Fair Value
                                                             ---------------   --------------   -------------   -------------
         Cash and short-term investments                    $         72,621 $         72,621  $       27,442 $        27,442
         Accounts receivable                                       1,171,345        1,171,345         298,967         298,967
         Accounts payable and accrued expenses                     1,442,137        1,442,137         427,990         472,990
         Long-term debt                                            2,630,625        2,630,625         238,267         238,627
         Loan payable to stockholder                               1,094,588        1,094,588         685,843         685,843


     The carrying amount approximates fair value for cash and short-term instruments. For accounts receivable fair values are estimates based on relevant market conditions. The fair value of accounts payable and accrued expenses, long-term debt and loan payable to stockholder is based on current rates at which the Company could borrow funds with similar remaining maturities.

EXTRAORDINARY ITEM

     The Company was relieved from an obligation of $250,000 in 1998 due to the insolvency of the supplier of the related equipment. A discharge was granted to the Company which resulted in the recognition as an extraordinary item (net of $0 income tax effect).

                            Ceva International, Inc.
                 Notes to the Consolidated Financial Statements

MAJOR CUSTOMERS

     For the years ended December 31, 1998 and 1997, the Company has three and two major customers, respectively, sales to which represented approximately 75% ($1,470,510) and 90% ($898,502), respectively, of the Company's revenues. The loss of these customers would have a materially adverse effect on the Company.

     The following indicates the revenues from each of the major customers:


                                              Year Ended December 31,
                                        ------------------------------------
                                              1998                1997
                                        ----------------    ----------------
Major Customer #1                     $          428,843   $         616,420
Major Customer #2                              1,041,667                   -
Major Customer #3                                      -             173,021
Major Customer #4                                      -             109,061
                                        ----------------    ----------------
     Total                            $        1,470,510   $         898,502
                                        ================    ================

SUBSEQUENT EVENTS

     On May 10, 1999, Ceva International, Inc. (the "Company" or "Ceva") merged with a Nevada corporation whereby each issued and outstanding share of the Company's common and preferred stock was exchanged for one similar share of the Nevada corporation. Stock splits for both companies took place prior to the exchange. The surviving Nevada corporation changed its name upon completion of the merger to Ceva International, Inc. The shareholders of Ceva retained an approximate 79% controlling interest in the new Company. The transaction is considered a recapitalization of Ceva for accounting purposes and all financial information regarding operations will be that of Ceva. In anticipation of the merger, the Nevada corporation engaged in a private placement in early 1999, pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act") provided by Rule 504 of Regulation D promulgated under the 1933 Act, raising gross proceeds of $550,000. Fees incurred in 1998 and associated with the merger regarding legal, underwriting, promotion, accounting and auditing as well as other various expenses have been capitalized as prepaid acquisition costs on the balance sheet. These costs will be offset in 1999 against Additional Paid-in Capital.

     In April 2000, the Company acquired an additional 5% ownership interest from a minority shareholder in Ceva Hungary bringing the ownership interest of the Company in its Ceva Hungary Subsidiary up to 55%.

     Two non-interest bearing notes totaling $25,000 and due April 30, 2000 were issued in November 1999 and are payable either in cash or convertible into common shares of the Company at .50(cent) per share. A non-detachable warrant has been issued to each note holder entitling the holder to purchase 15,000 common shares of the Company at $1 per share expiring November 2, 2002. The notes were converted to common shares.

RESTATEMENT
     The 1998 consolidated statement of operations and deficit has been restated due to the reversal of a previously booked receivable determined to be uncollectible ($208,000). In addition, the minority interest in loss of consolidated subsidiary ($49,213) has been reduced so that the adjustment to the minority interest in subsidiary on the balance sheet becomes $0. This is a change from the previously reported negative balance of $49,213.

             Independent Auditors' Report on Additional Information


To the Board of Directors and Stockholders of Ceva International, Inc. and Subsidiary


Our  report  on  our  audits  of  the   consolidated   balance  sheets  of  Ceva
International, Inc. and Subsidiary as of December 31, 1998 and 1997 and consolidated statements of operations and deficit, comprehensive loss and cash flows for the years then ended, appears on page 1. Our audits were made for the purpose of forming an opinion on the above referenced consolidated financial statements taken as a whole. The additional information on the following pages is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the above referenced consolidated financial statements and, in our opinion, is fairly stated in all material respects.



/s/Rosenberg Rich Baker Berman & Company
Bridgewater, New Jersey
July 28, 1999, except for "SUBSEQUENT EVENTS" and "RESTATEMENT" notes to the consolidated financial statements which are dated May 19, 2000

                     Ceva International, Inc. and Subsidiary
                           Consolidating Balance Sheet
                                   (Restated)

                                                                                                         December 31, 1998
                                                                                              -------------------------------------
                                                                                                   Ceva
                                                                                               International       Ceva Hungary
                                                                                              ---------------     ---------------
     Assets
Current Assets
     Cash                                                                                    $         11,379    $         61,242
     Accounts receivable (net of allowance for doubtful accounts of $0)                               207,923             755,422
     Inventory                                                                                              -              79,407
     Due from Ceva International Inc.                                                                       -             166,839
     Prepaid expenses                                                                                       -               9,046
     Prepaid acquisition costs                                                                        190,654                   -
                                                                                              ---------------     ---------------
         Total Current Assets                                                                         409,956           1,071,956

Due from related party                                                                                  5,499                   -
Property and equipment (net of accumulated depreciation)                                              298,850           3,123,014
Investment in Ceva Hungary                                                                             53,833                   -
Deferred charges (net of accumulated amortization)                                                    237,500                   -
Intangible assets (net of accumulated amortization)                                                         -               2,894
Deferred income taxes                                                                                   5,000                   -
                                                                                              ---------------     ---------------
         Total Assets                                                                               1,010,638           4,197,864
                                                                                              ===============     ===============

     Liabilities and Stockholders' Equity
Current Liabilities
     Due to Ceva Hungary                                                                              166,839                   -
     Accounts payable and accrued expenses                                                            417,115           1,025,022
     Current maturities of long-term debt                                                             200,000                   -
     Current maturities of capital leases                                                                   -             693,239
     Deferred credit                                                                                        -              84,100
                                                                                              ---------------     ---------------
         Total Current Liabilities                                                                    783,954           1,802,361

Capital leases, net of current maturities                                                                   -           2,630,625
Loans payable to stockholder                                                                        1,094,588                   -
                                                                                              ---------------     ---------------
         Total Liabilities                                                                          1,878,542           4,432,986
                                                                                              ---------------     ---------------
Minority interest in subsidiary                                                                             -                   -
                                                                                              ---------------     ---------------
Stockholder's Equity
     Common stock, $.01 par value; 20,000,000 common shares                                            20,000             100,000
         authorized; 2,000,000 common shares issued and outstanding
     Additional paid-in capital                                                                     1,480,000                   -
     (Deficit)                                                                                     (2,367,904)           (389,616)
Accumulated other comprehensive income - Foreign currency translation adjustment                            -              54,494
                                                                                              ---------------     ---------------
         Total Stockholders' Equity (Impairment)                                                     (867,904)           (235,122)
                                                                                              ---------------     ---------------
         Total Liabilities and Stockholders' Equity                                         $      1,010,638    $      4,197,864
                                                                                              ===============     ===============


                                      89A

                                                                                                     December 31, 1998
                                                                                            -------------------------------------
                                                                                                 DR (CR)           Consolidated
                                                                                               Elimination            Totals
                                                                                             ---------------     ----------------
     Assets
Current Assets
     Cash                                                                                   $              -    $          72,621
     Accounts receivable (net of allowance for doubtful accounts of $0)                                    -              963,345
     Inventory                                                                                             -               79,407
     Due from Ceva International Inc.                                                               (166,839)                   -
     Prepaid expenses                                                                                      -                9,046
     Prepaid acquisition costs                                                                             -              190,654
                                                                                             ---------------     ----------------
         Total Current Assets                                                                       (166,839)           1,315,073

Due from related party                                                                                     -                5,499
Property and equipment (net of accumulated depreciation)                                                   -            3,421,864
Investment in Ceva Hungary                                                                           (53,833)                   -
Deferred charges (net of accumulated amortization)                                                         -              237,500
Intangible assets (net of accumulated amortization)                                                        -                2,894
Deferred income taxes                                                                                      -                5,000
                                                                                             ---------------     ----------------
         Total Assets                                                                               (220,672)           4,987,830
                                                                                             ===============     ================

     Liabilities and Stockholders' Equity
Current Liabilities
     Due to Ceva Hungary                                                                             166,839                    -
     Accounts payable and accrued expenses                                                                 -            1,442,137
     Current maturities of long-term debt                                                                  -              200,000
     Current maturities of capital leases                                                                  -              693,239
     Deferred credit                                                                                       -               84,100
                                                                                             ---------------     ----------------
         Total Current Liabilities                                                                   166,839            2,419,476

Capital leases, net of current maturities                                                                  -            2,630,625
Loans payable to stockholder                                                                               -            1,094,588
                                                                                             ---------------     ----------------
         Total Liabilities                                                                           166,839            6,144,689
                                                                                             ---------------     ----------------
Minority interest in subsidiary                                                                            -                    -
                                                                                             ---------------     ----------------
Stockholder's Equity
     Common stock, $.01 par value; 20,000,000 common shares                                          100,000               20,000
         authorized; 2,000,000 common shares issued and outstanding
     Additional paid-in capital                                                                            -            1,480,000
     (Deficit)                                                                                       (46,167)          (2,711,353)
Accumulated other comprehensive income - Foreign currency translation adjustment                           -               54,494
                                                                                               --------------     ----------------
     Total Stockholders' Equity (Impairment)                                                          53,833           (1,156,859)
                                                                                               --------------     ---------------
     Total Liabilities and Stockholders' Equity                                              $       220,672       $    4,987,830
                                                                                               ===============    ===============


                                       89B

                     Ceva International, Inc. and Subsidiary
                Consolidating Statement of Operations and Deficit
                          Year Ended December 31, 1998
                                   (Restated)



                                                             Ceva             Ceva             DR (CR)         Consolidated
                                                         International       Hungary         Elimination          Totals
                                                        ---------------  ---------------   ---------------   ----------------
Revenue                                                $        140,433 $      1,809,823  $              -  $       1,950,256
Direct Costs                                                          -        1,644,187                 -          1,644,187
                                                        ---------------  ---------------   ---------------   ----------------
Gross Profit                                                    140,433          165,636                 -            306,069
                                                        ---------------  ---------------   ---------------   ----------------
Operating Expense
     Wages                                                       95,192          296,153                 -            391,345
     Travel                                                     179,372                -                 -            179,372
     Bad debts                                                  151,401                -                 -            151,401
     Depreciation and amortization                               69,004           11,003                 -             80,007
     Auto expenses                                               37,824                -                 -             37,824
     Telephone                                                   39,926                -                 -             39,926
     International expenses                                      37,399                -                 -             37,399
     Other expenditures                                           4,944           27,885                 -             32,829
     Professional services                                       30,300                -                 -             30,300
     Miscellaneous                                                    -           18,839                 -             18,839
     Employee benefits                                           24,267                -                 -             24,267
     Office expenses                                             16,530                -                 -             16,530
     Officer's compensation                                      11,900                -                 -             11,900
     Rent                                                             -            7,580                 -              7,580
     Entertainment                                                7,537                -                 -              7,537
     Other taxes                                                  7,282                -                 -              7,282
     Insurance                                                    4,009                -                 -              4,009
     Advertising                                                    395                -                 -                395
     Management services                                              -          100,000          (100,000)                 -
                                                        ---------------  ---------------   ---------------   ----------------
         Total operating expense                                717,282          461,460          (100,000)         1,078,742
                                                        ---------------  ---------------   ---------------   ----------------
(Loss) from operations                                         (576,849)        (295,824)          100,000           (772,673)
                                                        ---------------  ---------------   ---------------   ----------------
Other income (expense)
      Interest expense                                         (116,261)         (63,727)                -           (179,988)
      Management fee income                                     100,000                -           100,000                  -
      Interest and other income                                  13,292            5,239                 -             18,531
     Minority interest in loss of
         consolidated subsidiary                                      -                -            29,277             29,277
                                                        ---------------  ---------------   ---------------   ----------------
Total other income (expense)                                     (2,969)         (58,488)          129,277           (132,180)
                                                        ---------------  ---------------   ---------------   ----------------
Income (loss) before provision for income taxes                (579,818)        (354,312)          229,277           (904,853)
Provision for income taxes                                            -           10,669                 -             10,669
                                                        ---------------  ---------------   ---------------   ----------------
Income (loss) before extraordinary item                        (579,818)        (364,981)          229,277           (915,522)
Extraordinary item, cancellation of
     indebtedness, net of income tax effect of $0               250,000                -                 -            250,000
                                                        ---------------  ---------------   ---------------   ----------------
         Net income (loss)                                     (329,818)        (364,981)          229,277           (665,522)
Retained earnings (deficit), beginning of year               (2,038,087)         (24,634)           16,890         (2,045,831)
                                                        ---------------  ---------------   ---------------   ----------------
Retained earnings (deficit), end of year               $     (2,367,905)$       (389,615) $        246,167  $      (2,711,353)
                                                        ===============  ===============   ===============   ================

                     Ceva International, Inc. and Subsidiary
                           Consolidating Balance Sheet
                                December 31, 1997


                                                                                                   Ceva
                                                                                               International       Ceva Hungary
                                                                                              ---------------     ---------------
     Assets
Current Assets
     Cash                                                                                    $        (10,261)   $         37,703
     Accounts receivable (net of allowance for doubtful accounts of $109,061)                         173,021             125,946
     Escrow funds receivable                                                                          198,000                   -
     Due from Ceva Hungary                                                                             63,705                   -
     Deposit                                                                                           52,000                   -
     Prepaid expenses                                                                                       -               1,498
                                                                                              ---------------     ---------------
         Total Current Assets                                                                         476,465             165,147

Due from related party                                                                                101,818                   -
Property and equipment (net of accumulated depreciation)                                                5,354             204,005
Investment in Ceva Hungary                                                                             53,833                   -
Intangible assets (net of accumulated amortization)                                                         -               5,195
Deferred income taxes                                                                                   5,000                   -
                                                                                              ---------------     ---------------
         Total Assets                                                                                 642,470             374,347
                                                                                              ===============     ===============

     Liabilities and Stockholders' Equity
Current Liabilities
     Due to Ceva International, Inc.                                                                        -              63,705
     Accounts payable and accrued expenses                                                            276,656             151,334
     Current maturities of long-term debt                                                              11,733                   -
                                                                                              ---------------     ---------------

         Total Current Liabilities                                                                    288,389             215,039

Due to Ceva International, Inc.                                                                             -              52,000
Long term debt, net of current maturities                                                             238,267                   -
Loans payable to stockholder                                                                          653,901              31,942
                                                                                              ---------------     ---------------
         Total Liabilities                                                                          1,180,557             298,981
                                                                                              ---------------     ---------------
Minority interest in subsidiary                                                                             -                   -
                                                                                              ---------------     ---------------
Stockholders' Equity
     Common stock, $.01 par value; 20,000,000 common shares
         authorized; 2,000,000 common shares issued and outstanding                                    20,000             100,000
     Additional paid-in capital                                                                     1,480,000                   -
     (Deficit)                                                                                     (2,038,087)            (24,634)
                                                                                              ---------------     ---------------
         Total Stockholders' Equity (Impairment)                                                     (538,087)             75,366
                                                                                              ---------------     ---------------
         Total Liabilities and Stockholders' Equity                                          $        642,470    $        374,347
                                                                                              ===============     ===============



                                     91A


                                                                                                  DR (CR)           Consolidated
                                                                                                Elimination            Totals
                                                                                              ---------------     ----------------
     Assets
Current Assets
     Cash                                                                                    $              -    $          27,442
     Accounts receivable (net of allowance for doubtful accounts of $109,061)                               -              298,967
     Escrow funds receivable                                                                                -              198,000
     Due from Ceva Hungary                                                                            (63,705)                   -
     Deposit                                                                                          (52,000)                   -
     Prepaid expenses                                                                                       -                1,498
                                                                                              ---------------     ----------------
         Total Current Assets                                                                        (115,705)             525,907

Due from related party                                                                                      -              101,818
Property and equipment (net of accumulated depreciation)                                                    -              209,359
Investment in Ceva Hungary                                                                            (53,833)                   -
Intangible assets (net of accumulated amortization)                                                         -                5,195
Deferred income taxes                                                                                       -                5,000
                                                                                              ---------------     ----------------
         Total Assets                                                                                (169,538)             847,279
                                                                                              ===============     ================

     Liabilities and Stockholders' Equity
Current Liabilities
     Due to Ceva International, Inc.                                                                   63,705                    -
     Accounts payable and accrued expenses                                                                  -              427,990
     Current maturities of long-term debt                                                                   -               11,733
                                                                                              ---------------     ----------------

         Total Current Liabilities                                                                     63,705              439,723

Due to Ceva International, Inc.                                                                        52,000                    -
Long term debt, net of current maturities                                                                   -              238,267
Loans payable to stockholder                                                                                -              685,843
                                                                                              ---------------     ----------------
         Total Liabilities                                                                            115,705            1,363,833
                                                                                              ---------------     ----------------
Minority interest in subsidiary                                                                       (29,277)              29,277
                                                                                              ---------------     ----------------
Stockholders' Equity
     Common stock, $.01 par value; 20,000,000 common shares
         authorized; 2,000,000 common shares issued and outstanding                                   100,000               20,000
     Additional paid-in capital                                                                             -            1,480,000
     (Deficit)                                                                                        (16,890)          (2,045,831)
                                                                                              ---------------     ----------------
         Total Stockholders' Equity (Impairment)                                                       83,110             (545,831)
                                                                                              ---------------     ----------------
         Total Liabilities and Stockholders' Equity                                          $        169,538    $         847,279
                                                                                              ===============     ================

                                       91B

                     Ceva International, Inc. and Subsidiary
                Consolidating Statement of Operations and Deficit
                          Year Ended December 31, 1997




                                                             Ceva             Ceva             DR (CR)         Consolidated
                                                         International       Hungary         Elimination          Totals
                                                        ---------------  ---------------   ---------------   ----------------
Revenue                                                $        386,968 $        616,420  $              -  $       1,003,388
Direct Costs                                                     35,000          460,915                 -            495,915
                                                        ---------------  ---------------   ---------------   ----------------
Gross Profit                                                    351,968          155,505                 -            507,473
                                                        ---------------  ---------------   ---------------   ----------------
Operating Expense
     Bad debts                                                  185,906                -                 -            185,906
     International expenses                                     114,044                -                 -            114,044
     Professional services                                       94,174           49,583                 -            143,757
     Travel                                                      65,577                -                 -             65,577
     Auto expenses                                               35,760                -                 -             35,760
     Telephone                                                   30,332                -                 -             30,332
     Employee benefits                                           12,072                -                 -             12,072
     Officer's compensation                                      11,900                -                 -             11,900
     Office expenses                                              9,118                -                 -              9,118
     Entertainment                                                8,676                -                 -              8,676
     Rent                                                         6,241                -                 -              6,241
     Miscellaneous                                                5,378          104,717                 -            110,095
     Insurance                                                    3,593                -                 -              3,593
     Depreciation                                                 2,812            8,355                 -             11,167
     Advertising                                                  1,422                -                 -              1,422
     Wages                                                            -           12,095                 -             12,095
     Other expenditures                                               -            7,395                 -              7,395
     Other taxes                                                      -            7,315                 -              7,315
                                                        ---------------  ---------------   ---------------   ----------------
         Total operating expense                                587,005          189,460                 -            776,465
                                                        ---------------  ---------------   ---------------   ----------------
(Loss) from operations                                         (235,037)         (33,955)                -           (268,992)
                                                        ---------------  ---------------   ---------------   ----------------
Other income (expense)
     Interest expense net of other income                       (39,690)             175                 -            (39,515)
     Minority interest in loss of
         consolidated subsidiary                                      -                -            16,890             16,890
                                                        ---------------  ---------------   ---------------   ----------------
Total other income (expense)                                    (39,690)             175            16,890            (22,625)
                                                        ---------------  ---------------   ---------------   ----------------
Income (loss) before provision for income taxes                (274,727)         (33,780)           16,890           (291,617)
Provision for income taxes                                         (200)               -                 -               (200)
                                                        ---------------  ---------------   ---------------   ----------------
Net income (loss)                                              (274,927)         (33,780)           16,890           (291,817)
Retained earnings (deficit), beginning of year               (1,763,160)           9,146                 -         (1,754,014)
                                                        ---------------  ---------------   ---------------   ----------------
Retained earnings (deficit), end of year               $     (2,038,087)$        (24,634) $         16,890  $      (2,045,831)
                                                        ===============  ===============   ===============   ================

                                                                 Exhibit 10.8



                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 1st day of September, 2000 by and between CEVA INTERNATIONAL, INC., a Nevada corporation (the Company), having its principal offices located at 75-77 North Bridge Street, Somerville, New Jersey 08876 and STEPHEN SOLEY, an individual, having an address at P.O. Box 62, 1511 Budapest, Hungary ("Executive").

                                   BACKGROUND:

         WHEREAS, subject to the terms and conditions set forth herein, the Company desires to employ the Executive as Managing Director of its affiliate CEVA Hungary Kft. and the Executive desires to accept such appointment and to make his services available to the Company.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:


         1. EMPLOYMENT. Effective as of the date hereof, the Company hereby employs Executive as the Managing Director of its affiliate CEVA Hungary Kft., and Executive hereby accepts such employment, upon the terms and conditions hereinafter set forth. Executive shall, as Managing Director of CEVA Hungary Kft., be a member of the Company Executive Committee.

         2. TERM. The term ("Term") of Executive's employment hereunder shall commence on the date hereof and shall end at the close of business one (1) year thereafter ("Expiration Date"), unless sooner terminated in accordance with this Agreement.

         3. DUTIES AND SERVICES. For the duration of the Term, Executive agreesto serve the Company as Managing Director of CEVA Hungary, Kft., faithfully and diligently under the direction of the Chief Executive Officer of the Company, and to perform from time to time such additional executive duties as the Chief Executive Officer shall reasonably request, provided that such duties shall be consistent with those normally required of an officer with Executive's position. Executive shall be based in Budapest, Hungary. The Executive's duties shall include, but not be limited to, the following duties and authorities, in a manner consisten with the policies adopted by the Shareholders and the Board of Directors of the Company:

(a)      Manage the day-to-day operations of CEVA Hungary, Kft.;
(b)      Manage CEVA Hungary, Kft.'s offices and facilities;
(c)      Make    payment    to    suppliers,     contractors,
         subcontractors and others who have supplied products or services to CEVA Hungary, Kft.;
(d) Manage the financial affairs of CEVA Hungary, Kft. pursuant to instructions of the Company acting as the sole shareholder of CEVA Hungary, Kft., and maintain its books and records and bank accounts;

(e)      Employ and discharge employees and workers of CEVA Hungary, Kft.;
(f)      Approve the terms of offers made to customers;
(g) Make operating decisions concerning use of resources, funds, equipment, personnel or production capacity;
(g) Prepare the annual development plans (including but not limited to marketing, technology development, maintenance, and Company;
(h) Prepare investment recommendations for the Company which shall be based on detailed feasibility studies;
(i) Implement procedures for risk management, health, safety and environmental compliance; and
(j) Develop the Company's market and public image, and strengthen its communication with authorities, customers, suppliers, and the public.

  The Company agrees that the Executive shall not be required or asked to engage in any activity that would or may constitute a violation of the laws of any of the jurisdictions in which he is performing his duties, and that the Company shall provide Executive with reasonable access to qualified legal counsel to advise Executive about the applicable laws of such jurisdictions.

     4.       COMPENSATION.

           (a) Salary. As partial compensation for the services to be rendered hereunder by Executive, the Company agrees to pay Executive, and Executive agrees to accept a gross salary comprising the following amounts:

                   (1)      USD 1,500 per month payable by the Company
                   (2) HUF 750,000 per month payable by CEVA Hungary Kft. This amount shall be reviewed every three months to take into accountfluctuations in the HUF-USD exchange rate

           (b)     Education expenses. The Company shall cover  the cost of
                   schooling  of the   children  of  the  Executive  up to a
                   maximum of USD 19,500 per year in total. This may be invoiced by the school directly to the Company.

           (c) Company Shares. As partial compensation for the services to be rendered hereof by the Executive, the Company agrees to issue to the Executive 150,000 shares of the Company's Common Stock (the "Compensation Shares"). The Compensation Shares shall be deemed earned by and deliverable to, the Executive as follows: 50,000 Compensation Shares shall be deemed earned and payable to the Executive on each of the first business days of the first, second, and third year of the Term of this Agreement, provided, however, that this Agreement is then in full force and effect. The Executive expressly acknowledges that he understands that the Compensation Shares to be received under this Agreement are deemed "restricted securities" as such term is defined in Rule 144 of the Securities Act of 1933, as amended (the "1933 Act") and may not be sold or otherwise transferred except pursuant to an exemption from the registration requirements of the 1933 Act and that a legend designating such securities as restricted securities shall be placed on the certificate or certificates representing all of the Compensation Shares earned pursuant to the terms of this Agreement.

     5.       OTHER COMPENSATION AND BENEFITS.

          (a)   Medical Insurance Coverage. Throughout the Term of   this
          Agreement, the   Company   shall provide and pay for medical  health
          insurance for the Executive as follows: the Company shall have the option to pay the premiums for Executive's existing medical insurance or, provide and pay for medical insurance coverage that provides Executive with the level of benefits materially equal to those benefits currently provided to the Executive.

          (b) Stock and Other Benefit Plans.Executive shall be eligible to participate, on the same basis and subject to the same qualifications as the other executives of the Company, in any employee benefit plan, stock option plan and the like generally made available to executives of the Company, as, when and if adopted by the Company.

          (c) Vacation. The Executive shall be entitled to three (3) weeks paid vacation for each twelve-month period during the Term of this Agreement.

          (d) Transportation/Expenses. The Executive shall be entitled to an automobile, laptop computer, cellular phone for his business
              use,  and  reasonable   travel  and  entertainment expenses.

     6.       TERMINATION OF EXECUTIVE'S EMPLOYMENT BY COMPANY

          (a) The Company shall have the right to terminate the employment of Executive under this Agreement prior to the expiration of the Term only in the manner set forth in this Section 6 and only if Executive shall have committed any of the following acts (any such act being hereinafter referred to as Cause):substantial and continuing neglect or inattention of the duties of his employment, other than as a result of death or disability, which remains unremedied after receiving at least thirty (30) days prior written notice of such conduct; or

                   willful misconduct or gross negligence in connection with the performance of such duties; or

                   the conviction of a felony, either in connection with the performance of his obligations to the Company or which shall adversely affect the Company or the Executive's ability to perform his obligations; or

                   the commission of an act of embezzlement, fraud, dishonesty, breach of fiduciary duty, unfair competition or deliberate disregard of the written rules and policies of the Company which results in material loss, damage or injury to the Company.

          (b) The Company shall have the right to terminate Executive's employment and this Agreement in the event that the Executive is disabled and unable to perform his duties hereunder for a period of ninety (90) consecutive days; the determination of disability shall be made in accordance with the standards and procedures utilized by the medical profession in the United States.

          (c) Any termination by the Company of Executive's employment, other than by mutual written agreement with the Executive or in accordance with Sections 6(a), shall be deemed a termination without Cause.

        7.       TERMINATION OF EXECUTIVE'S EMPLOYMENT BY EXECUTIVE.

                  Executive may terminate his employment hereunder prior to the expiration of the Term upon written notice to the Company: in the event the Company shall have failed to cure a breach of any of its material obligations under this Agreement within thirty (30) days of written notice thereof by Executive.

         8. DEDUCTIONS AND WITHHOLDING. Executive agrees that the Company shall have the right to withhold from any and all payments required to be made to Executive pursuant to this Agreement all Federal, state, local and/or other taxes which are required to be withheld in accordance with applicable law.

         9.       CONFIDENTIAL INFORMATION AND NONCOMPETITION COVENANT.

                  (a) Executive hereby acknowledges that in connection with the performance of his duties hereunder, he has and will be making use of, acquiring and adding to confidential information and technology of a special and unique nature and value affecting and relating to the Company and its financial operations, including, but not limited to, their customers, operations and techniques (all of the foregoing being hereinafter referred to collectively as Confidential Information). Accordingly, Executive hereby covenants and agrees that he will not at any time, directly or indirectly, either during his employment or thereafter, divulge, reveal or communicate any Confidential Information or use any Confidential Information for his benefit or for the benefit of others.

                  (b) In view of the Confidential Information retained by or disclosed to Executive as hereinabove set forth, and as a material part of the consideration upon which the Company is relying upon in order to induce it to enter into this Agreement, Executive hereby covenants and agrees that, during the term of Executive's employment with the Company and for a period of twelve
(12) months after the termination of his employment hereunder, unless the Company shall otherwise agree in writing, Executive shall not, directly or indirectly, operate, organize, maintain, establish, manage, own or participate in, or in any manner whatsoever, through any company, firm or organization of which he shall be affiliated in any manner whatsoever, have any interest in, whether as owner, operator, partner, stockholder (excluding ownership of five percent (5%) or less of the stock of a publicly traded company), director, trustee, officer, lender, employee, principal, agent, consultant or otherwise, any other business or venture which is engaged in the services and technologies now or at any time during the Term of this Agreement that may be provided by the Company in Central and Eastern Europe.

                  (c) In view of the irreparable harm and damage which would occur to the Company as a result of a breach or a threatened breach by Executive under Sections 9(a) or 9(b) hereof, and in view of the lack of an adequate remedy at law to protect the Company, the Company shall have the right to receive, and Executive hereby consents to the issuance of, a permanent injunction enjoining Executive from any violation of Sections 9(a) or 9(b) hereof. Executive acknowledges that a permanent injunction is an appropriate remedy for such a breach or threatened breach. The foregoing remedy shall be in addition to, and not in limitation of, any other rights or remedies to which the Company is or may be entitled at law or in equity under this Agreement.


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


                  (d) The provisions of this Section 9 shall survive the termination of this Agreement and the Term.

         10. ASSIGNABILITY AND BINDING EFFECT. The rights and obligations arising under this Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, successors, and legal representatives of Executive, and shall inure to the benefit of and be binding upon the Company and its respective successors and assignees. The Company shall not assign its rights or delegate its duties hereunder without the prior written consent of Executive, and Executive shall not assign his rights or delegate his duties hereunder without the prior written consent of the Company.

         11. Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:


                  To Company:                        CEVA INTERNATIONAL, INC.
                                                     c/o Herbert G. Case
                                                     75-77 N. Bridge Street
                                                     Somerville, NJ 08876

                  To Executive:                      STEPHEN SOLEY
                                                     P.O. Box 62
                                                     1511 Budapest, Hungary

unless the address or telephone number is changed by the party by like notice given to the other parties. Except as otherwise provided herein, notice shall be in writing and shall be deemed delivered: (a) when mailed certified mail, return receipt requested, postage prepaid, or upon hand delivery to the address indicated or (b) one (1) day after acceptance for delivery by Federal Express or other nationally recognized over night delivery service for delivery at the address indicated or (c) when received by telephonic facsimile transmission at the number indicated. Notice sent by counsel for either of the parties shall be deemed to be notice sent by such party. Facsimile transmission of the signatures of any party or their counsel to this Agreement, any amendment to this Agreement or notice contemplated by this Agreement shall be deemed to be an original signature and binding on such party for purposes of the document for which it relates.

         12. ENTIRE AGREEMENT. Except as otherwise provided herein, this Agreement supersedes and replaces any and all prior agreements and understandings between the parties hereto respecting the employment of Executive by the Company, whether oral or written, and constitutes the complete understanding between the parties with respect to the employment of Executive hereunder, and no statement, representation, warranty or covenant has been made by any party with respect thereto except as expressly set forth herein.

         13. AMENDMENT. The parties hereby irrevocably agree that no attempted amendment, modification, termination, discharge or change (collectively, Amendment) of this Agreement shall be valid and effective, unless the Company and Executive shall unanimously agree in writing to such Amendment.

         14. NO WAIVER. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

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


         15. HEADINGS. The headings set forth in this Agreement are for convenience only and shall not be considered as part of this Agreement in any respect nor shall they in any way affect the substance of any provisions contained in this Agreement.

         16. FURTHER ASSURANCES. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

         17. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey, and any proceeding arising between the parties in any manner pertaining or related to this Agreement shall, to the extent permitted by law, be held in Somerset County, State of New Jersey.

         18. SEVERABILITY. If any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.




                                            COMPANY:
                                            CEVA INTERNATIONAL, INC.,
                                            a Nevada Corporation

Attest:_____________________                By: s/s Herbert G. Case, Jr
                                                -------------------------
                                                   Herbert G. Case, Jr.
                                                   President


                                             EXECUTIVE:

Attest:_____________________                 By: s/s Stephen Soley
                                                 ------------------------
                                                  Stephen Soley



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